Filed pursuant to Rule 424(b)(5)

Registration No. 333-254366

PROSPECTUS SUPPLEMENT	DATED MARCH 22, 2024
(To Prospectus dated March 26, 2021)

GD CULTURE GROUP LIMITED

810,277 Shares of Common Stock

This prospectus supplement and the accompanying base prospectus relates to an offering of an aggregate of 810,277 shares of common stock (the “Common Shares”), par value $0.0001 per share of GD Culture Group Limited (the “Company”, “we”, “us” or “our”). The purchase price of each Common Share is $1.144.

We will pay all of the expenses incident to the registration, offering and sale of the shares of common stock under this prospectus supplement and the accompanying base prospectus.

The sales of our Common Shares are made in accordance with certain Securities Purchase Agreement, dated as of March 22, 2024 by and among us and the investors named therein (the “Securities Purchase Agreement”).

We have retained Univest Securities, LLC (the “Placement Agent” or “Univest”) as our placement agent to use its “reasonable best efforts” to solicit offers to purchase our shares of common stock in this offering. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We entered into a placement agency agreement (the “Placement Agency Agreement”) with the Placement Agent, pursuant to which the Company issues warrants to the Placement Agent to purchase up to 40,514 shares of Common Stock (equal to 5.0% of the aggregate number of Common Shares sold in this offering) at an exercise price of $1.373 per share, which equals to one hundred twenty percent (120%) of the offering price (the “Placement Agent Warrants”). The Placement Agent Warrants and the common stock underlying the Placement Agent Warrants were not registered under the Securities Act, pursuant to the registration statement of which this Supplement and the Prospectus form a part and were not offered pursuant to this Supplement and the Prospectus. The Placement Agent Warrants were issued pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. We have also agreed to pay the Placement Agent a cash fee equal to 4.0% of the aggregate gross proceeds raised in this offering.

Our common stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “GDC.” On March 21, 2024, the last reported sales price of our common stock on Nasdaq was $1.41.

We are a holding company incorporated in Nevada. As a holding company with limited operations of our own, we conduct a substantial majority of our operations through our operating subsidiaries. Our shares of common stock in this offering are shares of our holding company instead of shares of our subsidiaries.

We are subject to certain legal and operational risks associated with being based in China. The PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and as a result these risks may result in material changes in the operations of the PRC subsidiaries, significant depreciation of the value of our common stock, or a complete hindrance of our ability to offer or continue to offer our securities to investors. Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. As of the date of this prospectus supplement, our PRC subsidiaries have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor have any of them received any inquiry, notice or sanction. As of the date of this prospectus supplement, there are currently no relevant laws or regulations in the PRC that prohibit companies whose entity interests are within the PRC from listing on overseas stock exchanges. However, since these statements and regulatory actions are newly published, official guidance and related implementation rules have not been issued. It is highly certain what the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and our ability to continue our listing on an U.S. exchange.

On February 17, 2023, the CSRC released the Trial Administrative Measures for Administration of Overseas Securities Offerings and Listings by Domestic Companies (the “Trial Measures”) and five supporting guidelines, which came into effect on March 31, 2023. Pursuant to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedures and report relevant information to the CSRC. If a domestic company fails to complete the filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties by the CSRC, such as order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. As a listed company, we believe that we, all of our PRC subsidiaries are not required to fulfill filing procedures with the CSRC to continue to offer our securities, or continue listing on the Nasdaq, or operate business as of the date of this prospectus. However, there are substantial uncertainties regarding the interpretation and application of the Regulation on Mergers and Acquisitions of Domestic Companies by Foreign Investors (“M&A Rules”), other PRC Laws and future PRC laws and regulations, and there can be no assurance that any governmental agency will not take a view that is contrary to or otherwise different from our belief stated herein. See “Risk Factors - Risk Factors Relating to Doing Business in China - The CSRC has released the Trial Measures for Administration of Overseas Securities Offerings and Listings by Domestic Companies (the “Trial Measures”). With such rules, the Chinese government may exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers, which could significantly limit or completely hinder our ability to continue to offer our securities to investors and could cause the value of our securities to significantly decline or become worthless.”

We believe that we are currently not required to obtain any permission or approval from the CSRC and the CAC in the PRC to issue securities to foreign investors.  However, there is no guarantee that this will continue to be the case in the future in relation to any future offerings of our company or the continued listing of our Company’s securities on the Nasdaq, or even in the event such permission or approval is required and obtained, it will not be subsequently revoked or rescinded. If we do not receive or maintain the approvals, or we inadvertently conclude that such approvals are not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future, we may be subject to an investigation by competent regulators, fines or penalties, or an order prohibiting us from conducting an offering, and these risks could result in a material adverse change in our operations and the value of our securities, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

	Per Common Share	Total
Public offering price	$1.144	$926,957.00
Placement Agent Fees(1)	$0.046	$37,078.28
Proceeds to us, before expenses	$1.098	$889,878.72

(1)	We have agreed to pay Univest, a cash fee equal to 4.0% of the aggregate gross proceeds raised in this offering. See “Plan of Distribution” on page S-47 of this prospectus supplement for more information regarding the compensation.

We expect to deliver the shares of common stock being offered pursuant to this prospectus supplement on or about March 26, 2024.

You should carefully read this prospectus supplement and the accompanying prospectus (including all of the information incorporated by reference therein) before you invest. Investing in our securities involves a high degree of risk, including that the trading price of shares has been subject to volatility and investors in this offering may not be able to sell their shares above the actual offering price or at all. See “Risk Factors” beginning on page S-10 of this prospectus supplement and on page S-ii of the accompanying prospectus for a discussion of certain factors you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus if truthful or complete. Any representation to the contrary is a criminal offense.

Univest Securities, LLC

The date of this prospectus supplement is March 22, 2024

TABLE OF CONTENTS

Prospectus Supplement

TABLE OF CONTENTS

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts, this prospectus supplement and the accompanying base prospectus, both of which are part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process.

Other than shares of common stock being sold pursuant to this offering, we have not sold any securities under that shelf registration statement. This document comprises two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the accompanying prospectus, you should rely on the information in this supplement.

This prospectus supplement and the accompanying prospectus relate to the offering of our common stock. Before buying any of the shares offered hereby, we urge you to read carefully this prospectus supplement and the accompanying prospectus, together with the information incorporated herein by reference as described below under the heading “Information Incorporated by Reference.” This prospectus supplement contains information about the shares offered hereby and may add to, update or change information in the accompanying prospectus.

In this prospectus supplement, as permitted by law, we “incorporate by reference” information from other documents that we file with the SEC. This means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus, and should be read with the same care. When we make future filings with the SEC to update the information contained in documents that have been incorporated by reference, the information included or incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in this prospectus supplement or the accompanying prospectus is inconsistent with a statement in another document having a later date (including a document incorporated by reference in the accompanying prospectus), the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying base prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. Neither we nor the placement agent has authorized anyone to provide you with different information. We are not making an offer of these securities in any state or jurisdiction where the offer is not permitted.

S-ii

Neither we nor the placement agent have authorized anyone to provide you with information different from that contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus we have authorized for use in connection with this offering. We and the placement agent take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus, and any free writing prospectus we have authorized for use in connection with this offering is accurate only as of the date of each such document. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of the accompanying prospectus entitled “Where You Can Find Additional Information” and “Information Incorporated by Reference.” These documents contain important information that you should consider when making your investment decision.

We are not making offers to sell or solicitations to buy our shares in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of the respective document and that any information that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or the time of any sale of a security.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus supplement or the accompanying base prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying base prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement or the accompanying base prospectus applicable to that jurisdiction.

Throughout this prospectus, unless otherwise designated, the terms “we”, “us”, “our”, “GDC”, “the Company” and “our Company” refer to GD Culture Group Limited and its subsidiaries.

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated herein by reference as exhibits to the registration statement, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find Additional Information.”

Certain figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

S-iii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement includes and incorporates forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included or incorporated by reference in this prospectus supplement and the accompanying prospectus regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management, including, without limitation, the discussion of whether and when potential acquisition transactions will close, expectations concerning our ability to increase our revenue, expectations with respect to operational efficiency, expectations regarding financing, and expectations concerning our business strategy, under “Prospectus Supplement Summary - Recent Developments,” are forward-looking statements. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. There are a number of important factors that could cause our actual results to differ materially from those indicated by these forward-looking statements. These important factors include the factors that we identify in the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus, as well as other information we include or incorporate by reference in this prospectus supplement and the accompanying prospectus. See “Risk Factors.” You should read these factors and other cautionary statements made in this prospectus supplement and the accompanying prospectus, and in the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in this prospectus supplement and the accompanying prospectus, and in the documents incorporated by reference herein and therein. We do not assume any obligation to update any forward-looking statements made by us except to the extent required by law.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and information contained in greater detail elsewhere in this prospectus supplement, the accompanying prospectus, and in the documents incorporated by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. You should carefully read and consider this entire prospectus supplement, the accompanying prospectus and the documents, including financial statements and related notes, and information incorporated by reference into this prospectus supplement, including the financial statements and “Risk Factors” starting on pages S-10 of this prospectus supplement, before making an investment decision. If you invest in our securities, you are assuming a high degree of risk.

Overview

GD Culture Group Limited (“we,” “the Company,” and “GDC”) (formally known as Code Chain New Continent Limited and TMSR Holding Company Limited) and its subsidiaries, AI Catalysis Corp. and Shanghai Xianzhui Technology Co, Ltd., focus their business on three segments : 1) AI-driven digital human creation and customization; 2) Live streaming and ecommerce and 3) Live Streaming Interactive Game. The company has relentlessly been focusing on serving its customers and creating value for them through the continual innovation and optimization of its products and services.

For AI-Driven Digital Human sector, the Company uses AI algorithms and software to generate realistic 3D or 2D digital human models. AI algorithms and machine learning models are used to simulate human characteristics, such as facial expressions, body movements, and even speech patterns. These models can be customized to create and personalize lifelike digital representations of humans. Customization may involve adjusting facial features, body proportions, skin textures, hair styles, clothing, and more. Once created and customized, digital humans find applications in a wide range of industries, including gaming, entertainment, advertising, education, and more. Depending on the specific industry and use case, the Company helps the customers to define the objectives to achieve with digital humans, choose the technology for character customization, then create unique aviators and deploy in the chosen platform.

For e-Commerce and Live Streaming sector, the Company applies Digital Human technology in live streaming e-commerce businesses. Livestream usage is taking off globally. The integration of cutting-edge AI digital human technologies and live streaming platforms will transform the way businesses, sellers and consumers engage in online commerce. Digital anchors can offer long-duration intelligent live broadcasting. It also supports customized avatars that perfectly adapt to different live streaming scenarios. The company has introduced online e-commerce businesses on TikTok.

For Live Streaming Interactive Game sector, the Company has launched a live-streamed game called "Trible Light." This game is owned by the company, and we independently operate it. Currently, the game is being livestreamed on TikTok (TikTok account: almplify001). In addition to "Trible Light," we have also introduced other licensed games on the same TikTok account, providing a diverse gaming experience for our players.

We generate our revenue primarily from: 1) Service revenue and advertising revenue from Digital Human Creation and Customization; 2) Products’ Sales revenue from social live streaming ecommerce business; and 3) Virtual paid gifts revenue from live streaming interactive gaming.

Our principal executive office is located at 810 Seventh Avenue, 22nd Floor, New York, NY 10019, and our telephone number is: +1-347-2590292.

Corporate History and Structure

The following diagram illustrates the corporate structure of the Company and its subsidiaries as of the date of this prospectus:

GDC, formerly known as Code Chain New Continent Limited, TMSR Holding Company Limited and JM Global Holding Company, was a blank check company incorporated in Delaware on April 10, 2015. The Company was formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction or other similar business transaction, one or more operating businesses or assets. On June 20, 2018, the Company consummated the reincorporation. As a result, the Company changed its state of incorporation from Delaware to Nevada and implemented a 2-for-1 forward stock split of the Company’s common stock. The Company is currently a holding company with no material operations of its own.

Citi Profit is a company formed under the laws of the British Virgin Islands in August 2019 and is wholly owned by GDC. It is a holding company with no material operations of its own.

Highlight HK is a company formed under the laws of Hong Kong SAR in November 2022 and is a wholly owned by Citi Profit. It is a holding company with no material operations of its own.

Highlight WFOE or Shanghai Highlight is a company formed under the laws of the PRC in January 2023 and is a wholly owned by Highlight HK. It is a holding company with no material operations of its own.

Shanghai Xianzhui is a company formed under the laws of the PRC in August 2023 for social media marketing purposes. It is a joint venture, of which Shanghai Highlight Entertainment Co. Ltd. owns 73.3333% of the total equity interest.

AI Catalysis is a company formed under the laws of Neveda in May 2023, and is a wholly-owned subsidiary of GDC. It is an operating company focus on AI-driven digital human creation and customization, live streaming and ecommerce, and live streaming interactive game.

As previously disclosed in the current reports on Form 8-K of the Company filed on September 19, 2022 and February 28, 2023, on September 16, 2022, Makesi IoT Technology (Shanghai) Co., Ltd., a then indirect subsidiary of the Company (“Makesi WFOE”), Shanghai Highlight Media Co., Ltd., a PRC company (“Highlight Media”), and the shareholders of Shanghai Highlight (the “Highlight Media Shareholders”) entered into certain Technical Consultation and Services Agreement., Equity Pledge Agreement, Equity Option Agreement, Voting Rights Proxy and Financial Support Agreement, which was assigned by Makesi WFOE to Shanghai Highlight Entertainment Co., Ltd., an indirect subsidiary of the Company (“Highlight WFOE”) on February 27, 2023 (such agreements, as assigned, the “VIE Agreements”). The VIE Agreements established a “Variable Interest Entity” (VIE) structure, pursuant to which the Company treated Highlight Media as a consolidated affiliated entity and consolidated the financial results and balance sheet of Highlight Media in the Company’s consolidated financial statements under U.S. GAAP.

On September 26, 2023, Highlight WFOE entered into a termination agreement (the “Termination Agreement”) with Highlight Media, the Highlight Media Shareholders and a third party to terminate the VIE Agreements and for the third party to pay the Company $100,000 as consideration to the termination of the VIE Agreements. As a result of such termination, the Company will no longer treat Highlight Media as a consolidated affiliated entity or consolidate the financial results and balance sheet of Highlight Media in the Company’s consolidated financial statements under U.S. GAAP.

Reverse Stock Split

On November 4, 2022, the Company filed a Certificate of Amendment to the Articles of Incorporation (the “Certificate of Amendment”) with the Nevada Secretary of State to effect a reverse stock split of the outstanding shares of common stock, par value $0.0001 per shares, of the Company at a ratio of one-for-thirty (30), which became effective at 12:01 a.m. on November 9, 2022. Upon effectiveness of the reverse stock split, every thirty (30) outstanding shares of common stock were combined into and automatically become one share of common stock. The Company’s warrants (OTC Pink: CCNCW) was adjusted so that each warrant is to purchase one-half of one shares of Common Stock at a price of $86.40 per half share ($172.50 per whole share). The warrants expired on February 5, 2023.

Unless otherwise indicated, all references to common stock, warrants to purchase common stock, share data, per share data, and related information have been retroactively adjusted, where applicable, in this annual report to reflect the reverse stock split of our common stock as if they had occurred at the beginning of the earlier period presented.

Name Change

Effective as of January 10, 2023, the Company changed its corporate name from “Code Chain New Continent Limited” to “GD Culture Group Limited” pursuant to the Certificate of Amendment to the Company’s Articles of Incorporation. In connection with the name change, effective as of the opening of trading on January 10, 2023, the Company’s common stock is trading on the Nasdaq under the ticker symbol “GDC”.

Recent Development

On August 10, 2023, Shanghai Highlight, an indirect subsidiary of the Company, Beijing Hehe Property Management Co., Ltd. (“Beijing Hehe”), and a third party, established Shanghai Xianzhui Technology Co., Ltd. (the “Joint Venture”) under the laws of the People’s Republic of China for social media marketing. Shanghai Highlight owns 60% of the equity interest of the Joint Venture, Beijing Hehe owns 20% of the equity interest of the Joint Venture and the third party owns the remaining 20% of the equity interest of the Joint Venture.

On October 27, 2023, the Company entered into an equity purchase agreement (the “Agreement”) with Shanghai Highlight and Beijing Hehe, pursuant to which the Shanghai Highlight agreed to purchase the 20% equity interest in the Joint Venture from Beijing Hehe and the Company agreed to issue 600,000 shares of common stock of the Company, valued at $2.7820 per share, the average closing bid price of the common stock of GDC as of the five trading days immediately preceding the date of the Agreement, to Beijing Hehe or its assigns. The closing of the transaction shall take place within thirty (30) days from the execution of the Agreement. The Agreement is effective for thirty (30) days from the date of the Agreement, which can be extended for additional thirty (30) days upon all parties’ written agreement. The Company or Shanghai Highlight may terminate the Agreement at any time with a three (3) day advance written notice to Beijing Hehe.

On November 10, 2023, the Company entered into an amended and restated equity purchase agreement with Shanghai Highlight and Beijing Hehe, under which Shanghai Highlight agreed to purchase the 13.3333% equity interest in the Joint Venture from Beijing Hehe and the Company agreed to issue 400,000 shares of common stock of the Company, valued at $2.7820 per share, to Beijing Hehe or its assigns. As a result, Shanghai Highlight now owns 73.3333% of the total equity interest of the Joint Venture.

On November 1, 2023, the Company entered into a placement agency agreement (the “Placement Agency Agreement”), with Univest Securities, LLC (the “Placement Agent” or “Univest”). Pursuant to the Placement Agency Agreement, the Placement Agent agrees to use its reasonable best efforts to sell the Company’s common stock (the “Common Stock”) in a registered direct offering (the “November 2023 Offering”). The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. In the November 2023 Offering, (i) an aggregate of 1,436,253 shares of common stock (the “Common Shares”) of the Company, par value $0.0001 per share, (ii) pre-funded warrants to purchase up to an aggregate of 1,876,103 shares of common stock (the “Pre-Funded Warrants”, and the common stock underlying such warrants, the “Pre-Funded Warrant Shares”), and (iii) registered warrants to purchase up to an aggregate of 3,312,356 shares of common stock (the “Registered Warrants”, and the common stock underlying such warrants, the “Registered Warrant Shares”) are sold to certain purchasers (the “Purchasers”), pursuant to a securities purchase agreement, dated October 31, 2023 (the “Securities Purchase Agreement”). The purchase price of each Common Share is $3.019. The purchase price of each Pre-funded Warrant is $3.018, which equals the price per Common Share being sold in this November 2023 Offering, minus $0.001. The Pre-funded Warrants will be exercisable immediately after issuance and will expire five (5) years from the date of issuance. The Registered Warrants will be exercisable immediately and will expire five (5) years from the date of issuance.

Impact of the COVID-19 Pandemic

The COVID-19 pandemic did not have a material impact on our business or results of operation during the fiscal years ended December 31, 2022 and 2021. However, the extent to which the COVID-19 pandemic may negatively impact the general economy and our business is highly uncertain and cannot be accurately predicted. These uncertainties may impede our ability to conduct our operations and could materially and adversely affect our business, financial condition and results of operations, and as a result could adversely affect our stock price and create more volatility.

Recent Regulatory Developments

On January 4, 2022, the CAC, issued the revised Measures on Cyberspace Security Review (the “Revised Measures”), which came into effect on February 15, 2022. Under the Revised Measures, any “network platform operator” controlling personal information of no less than one million users which seeks to list in a foreign stock exchange should also be subject to cyber security review.

We believe Shanghai Xianzhui is not a “network platform operator” who control over one million personal information as mentioned above, given that: (i) Shanghai Xianzhui does not possess a large amount of personal information in our business operations and (ii) data processed in Shanghai Xianzhui’s business does not have a bearing on national security and thus may not be classified as core or important data by the authorities. As such, we believe Shanghai Xianzhui is not currently subject to the cyber security review by the CAC. However, the definition of “network platform operator” is unclear and it is also unclear on how it will be interpreted and implemented by the relevant PRC governmental authorities. See “Risk factors — Risk Factors Related to Doing Business in China — Shanghai Xianzhui may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. Shanghai Xianzhui may be required to suspend its business, be liable for improper use or appropriation of personal information provided by our customers or face other penalties.”

On July 6, 2021, the relevant PRC governmental authorities made public the Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. As these opinions are recently issued, official guidance and related implementation rules have not been issued yet and the interpretation of these opinions remains unclear at this stage. As of the date of this prospectus, we have not received any inquiry, notice, warning, or sanctions regarding listing abroad or offshore offering from the CSRC or any other PRC governmental authorities.  See “Risk Factors — Risk Factors Related to Doing Business in China — The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to list on U.S exchanges, however, if Shanghai Xianzhui or GDC were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange and the value of our common stock may significantly decline or become worthless, which would materially affect the interest of the investors.”

On December 24, 2021, CSRC issued Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (the “Administration Provisions”), and the Administrative Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (the “Measures”), which are open for public comments by January 23, 2022. The Administration Provisions and Measures for overseas listings lay out specific requirements for filing documents and include unified regulation management, strengthening regulatory coordination, and cross-border regulatory cooperation. Domestic companies seeking to list abroad must carry out relevant security screening procedures if their businesses involve supervisions such as foreign investment security and cyber security reviews. Companies endangering national security are among those off-limits for overseas listings. According to Relevant Officials of the CSRC Answered Reporter Questions (“CSRC Answers”), after the Administration Provisions and Measures are implemented upon completion of public consultation and due legislative procedures, the CSRC will formulate and issue guidance for filing procedures to further specify the details of filing administration and ensure that market entities could refer to clear guidelines for filing, which means it will still take time to put the Administration Provisions and Measures into effect. As the Administration Provisions and Measures have not yet come into effect, we are currently unaffected by them. However, according to CSRC Answers, only new initial public offerings and refinancing by existing overseas listed Chinese companies will be required to go through the filing process; other existing overseas listed companies will be allowed a sufficient transition period to complete their filing procedure. However, it is uncertain when the Administration Provision and the Measures will take effect or if they will take effect as currently drafted.

On February 17, 2023, the CSRC released the Trial Measures and five supporting guidelines, which came into effect on March 31, 2023. Pursuant to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedures and report relevant information to the CSRC. If a domestic company fails to complete the filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties by the CSRC, such as order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. As a listed company, we believe that we, all of our PRC subsidiaries are not required to fulfill filing procedures with the CSRC to continue to offer our securities, or continue listing on the Nasdaq, or operate business of the operating subsidiaries as of the date of this prospectus. However, there are substantial uncertainties regarding the interpretation and application of the Regulation on Mergers and Acquisitions of Domestic Companies by Foreign Investors (“M&A Rules”), other PRC Laws and future PRC laws and regulations, and there can be no assurance that any governmental agency will not take a view that is contrary to or otherwise different from our belief stated herein. See “Risk Factors - Risk Factors Relating to Doing Business in China - The CSRC has released the Trial Measures for Administration of Overseas Securities Offerings and Listings by Domestic Companies (the “Trial Measures”). With such rules, the Chinese government may exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers, which could significantly limit or completely hinder our ability to continue to offer our securities to investors and could cause the value of our securities to significantly decline or become worthless.”

We believe that we are currently not required to obtain any permission or approval from the CSRC and the CAC in the PRC to issue securities to foreign investors. However, there is no guarantee that this will continue to be the case in the future in relation to any future offerings of our company or the continued listing of our company’s securities on the Nasdaq, or even in the event such permission or approval is required and obtained, it will not be subsequently revoked or rescinded. If we do not receive or maintain the approvals, or we inadvertently conclude that such approvals are not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future, we may be subject to an investigation by competent regulators, fines or penalties, or an order prohibiting us from conducting an offering, and these risks could result in a material adverse change in our operations and the value of our securities, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

Risk Factor Summary

Investing in our common stock involves a high degree of risk. Below is a summary of material factors that make an investment in our common stock speculative or risky. Importantly, this summary does not address all of the risks that we face. Please refer to the information contained in and incorporated by reference under the heading “Risk Factors” beginning on page S-10 of this prospectus supplement and on page S-ii of the accompanying prospectus. These risks include, but are not limited to, the following:

●	We are a holding company, and will rely on dividends paid by our subsidiaries for our cash needs. Any limitation on the ability of our subsidiaries to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our common stock;

●	PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from using proceeds from future financing activities to make loans or additional capital contributions to our PRC operating subsidiaries;

●	Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and results of operations;

●	Uncertainties in the interpretation and enforcement of the PRC laws and regulations and changes in policies, rules, and regulations in China, which may be quick with little advance notice, could limit the legal protection available to you and us;

●	Our business may be materially and adversely affected if our operating subsidiary declares bankruptcy or become subject to a dissolution or liquidation proceeding;

●	Given the Chinese government’s significant oversight and discretion over the conduct of the business of Shanghai Xianzhui, the Chinese government may intervene or influence its operations at any time, which could result in a material change in the operations of Shanghai Xianzhui and/or the value of our common stock;

●	The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to list on U.S exchanges, however, if Shanghai Xianzhui or the holding company were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange and the value of our common stock may significantly decline or become worthless, which would materially affect the interest of the investors;

●	Shanghai Xianzhui may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. Shanghai Xianzhui may be required to suspend its business, be liable for improper use or appropriation of personal information provided by our customers and face other penalties;

●	The CSRC has released the Trial Measures for Administration of Overseas Securities Offerings and Listings by Domestic Companies (the “Trial Measures”). With such rules, the Chinese government may exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers, which could significantly limit or completely hinder our ability to continue to offer our securities to investors and could cause the value of our securities to significantly decline or become worthless;

●	If we are unable to continuously entice TikTok users to participate in our live streaming channels and increase their spending on our platforms, including e-commerce and gaming, it could have significant consequences on our business and operational results.

●	The success of our business relies on our brand recognition. Failing to maintain and improve this recognition could have consequences for our business prospects.

●	If we are unable to effectively implement our growth strategies, it could have a negative impact on our profitability and significantly harm our business and operational results.

●	Competition in our business segments poses a significant threat, and if we are unable to compete effectively, we risk losing our market share or failing to gain additional market share, which could adversely affect our profitability.

●	We have engaged in collaborations with business partners, and we may pursue further collaborations and strategic partnerships in the future. However, there is no guarantee that we will realize the benefits of these collaborations or that they will be successful.

●	Our reputation and operations may be adversely impacted by employee misconduct.

●	We may be unable to gain any significant market acceptance for our products and services or be unable to establish a significant market presence.

●	The e-commerce market witnessed substantial growth over the past two years due to the COVID-19 pandemic. However, with the pandemic’s eventual resolution and the return to normalcy, the rate of market expansion is expected to decelerate. It could have a negative impact on our profitability and significantly harm our business and operational results.

●	There is risk of E-Commerce Fraud, and if that occurs, it could have a negative impact on our profitability and significantly harm our business and operational results.

●	Given our significant reliance on the TikTok platform for various business functions, including inventory management, client services, and live streaming channels for both of our e-commerce and livestreaming games, any downtime experienced by TikTok could significantly impact our operations.

●	AI technologies are constantly evolving. Any flaws or inappropriate usage of AI Technologies could have negative impact on our business and reputation.

●	Our financial and operating performance may be adversely affected by general economic conditions, natural catastrophic events, epidemics, and public health crises that impact the metaverse industry.

●	The price of our common stock could be subject to rapid and substantial volatility. Such volatility, including any stock run-ups, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our common stock. Volatility in our common stock price may subject us to securities litigation;

●	Raising additional capital by issuing shares may cause dilution to existing shareholders;

●	Future sales of our common stock could reduce the market price of the common stock;

●	We do not know whether a market for the common stock will be sustained or what the trading price of the common stock will be and as a result it may be difficult for you to sell your share;

●	We have no plans to pay dividends on our shares, and you may not receive funds without selling the shares;

●	We will have broad discretion in the use of the net proceeds of this offering and may not use them effectively;

●	If you purchase securities in this offering, you may incur immediate and substantial dilution in the book value of your shares of common stock;

●	Common stock representing a substantial percentage of our outstanding shares may be sold in this offering, which could cause the price of our common stock to decline;

●	Volatility in our common stock price may subject us to securities litigation;

●	A market for the Company’s securities may not continue, which would adversely affect the liquidity and price of our common stock;

Implications of Being a Smaller Reporting Company

We qualify as an “smaller reporting company” as defined in Rule 405 of the Securities Act and Item 10 of Regulation S-K. A smaller reporting company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

●	the ability to include only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations disclosure;

●	the reduced disclosure obligation regarding executive compensation under Item 402 of Regulation S-K; and

●	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002.

We may take advantage of these provisions for so long as we remain a smaller reporting company. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million.

THE OFFERING

Number of Shares of Common Stock Offered:	810,277 shares of common stock of the Company, par value $0.0001 per share to certain investors.

Offering Price of the Common shares:	The purchase price of each Common Share is $1.144.

Shares of Common Stock Outstanding Immediately Before the Offering:	6,367,257 shares.

Shares to be outstanding immediately after this offering:	7,177,534 shares of common stock.

Use of proceeds:	We estimate the net proceeds from this offering will be approximately $829,878.57, after deducting placement agent discounts and commissions and estimated offering expenses payable by us. We currently intend to use the net proceeds from this offering for working capital and general corporate purposes. See “Use of Proceeds” on page S-44 of this prospectus supplement.
Placement Agent:	Univest Securities, LLC

Risk factors:	Investing in our shares involves a high degree of risk. See “Risk Factors” beginning on page S-10 of this prospectus supplement, on page s-ii of the accompanying prospectus and in our Annual Report on Form 10-K filed with the SEC, on March 31, 2023, for a discussion of certain factors you should consider before investing in our shares.

Market for our Common Stock:	The shares are traded on Nasdaq under the symbol “GDC.”

RISK FACTORS

You should carefully consider the following material risk factors described below, together with other information in this prospectus supplement, the accompanying base prospectus and our Annual Reports on Form 10-K under Part II, Item 1A, “Risk Factors” for the year ended December 31, 2022, which is incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, before you make a decision to invest in our shares of common stock. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth could be seriously impacted. As a result, the trading price, if any, of our common stock could decline and you could lose part or all of your investment.

Risks Related to Our Business and Industry

If we are unable to continuously entice TikTok users to participate in our live streaming channels and increase their spending on our platforms, including e-commerce and gaming, it could have significant consequences on our business and operational results.

The viability of our business largely depends on TikTok users engaging with our live streaming channels, which includes our live streaming e-commerce and gaming platforms. Our revenue is generated through product purchases, e-gift or token transactions with our live hosts, and purchase of the in-game items. To increase user spending, we must diversify our e-commerce product catalog, expand the range of live streaming games, increase the frequency of live streaming sessions, and collaborate with key opinion leaders (KOLs) to increase product sales. If we fail to attract new TikTok users or increase their average spending, it could have a significant negative impact on our business, financial stability, and operational performance.

The success of our business relies on our brand recognition. Failing to maintain and improve this recognition could have consequences for our business prospects.

Our success heavily relies on the market recognition of our brands and reputation. Our AI driven business is a recent establishment in 2023 and it lacks significant market familiarity. Therefore, our ability to enhance and maintain brand recognition depends on various factors, some of which are beyond our control. Allocating excessive resources to marketing and promotional efforts could have a significant and negative impact on our business and operational results. Additionally, any negative publicity about our company, products, services, or content offerings could decrease customer and user interest, which could adversely affect our business and operational performance.

If we are unable to effectively implement our growth strategies, it could have a negative impact on our profitability and significantly harm our business and operational results.

Our current strategy for business growth involves expanding our product and game offerings, as well as increasing the number of live streamers and their unique styles. This will allow us to increase the frequency of live broadcasts, making it easier for TikTok users to discover our live streams at any time, whether during peak or off-peak hours, and encourage them to make purchases or play games within our live streams.

However, adding new games and recruiting new live streamers requires careful due diligence and numerous steps. This can be challenging, whether recruiting locally in the United States or internationally, as we must ensure they meet our high live streaming standards and can work with our schedules. Similarly, introducing new products on the e-commerce side requires research, quality control, international logistics, listing, video creation, and promotional efforts, all of which take time. Both aspects of our business are subject to external factors that can extend our timelines. Prolonged timelines can impede our business growth and potentially reduce our sales.

Competition in our business segments poses a significant threat, and if we are unable to compete effectively, we risk losing our market share or failing to gain additional market share, which could adversely affect our profitability.

Currently, the competition among users engaged in live-streaming e-commerce and live-streaming games on TikTok is not particularly intense. This is because the TikTok e-commerce and live-streaming gaming sectors have been operational for less than a year, making them relatively new markets. In comparison to many Asian countries, competition on TikTok is not as fierce at this stage.

However, it is undeniable that more users and capital will increasingly enter these two sectors in the future. We are not only contending with competition from similar ventures on the TikTok platform but also facing competition from e-commerce and gaming platforms outside of TikTok, striving to capture market share.

Furthermore, many TikTok users have not yet developed the habit of online shopping or mobile gaming on the TikTok platform. This factor adds complexity to our initial efforts in establishing brand recognition.

We have engaged in collaborations with business partners, and we may pursue further collaborations and strategic partnerships in the future. However, there is no guarantee that we will realize the benefits of these collaborations or that they will be successful.

We have established and are actively pursuing strategic partnerships and collaborations with business entities that we believe will improve our competitiveness and promote business growth. However, the expected revenue and cost synergies from both current and future collaborations and partnerships may not materialize as anticipated. Additionally, our involvement in the emerging industry sector, characterized by developing technologies and nascent collaborative networks, introduces greater uncertainties. If our business collaborations prove unsuccessful, it could have a negative impact on our business prospects and operational results.

We may encounter infringement claims by third parties for information on or linked to our platforms, which could disrupt our normal business operations, manage our reputation and cause us to incur substantial legal costs.

When engaging in brand and product promotion on TikTok, we often collaborate with other Key Opinion Leaders (KOLs) on the platform who feature our products or brand in their videos. However, during this process, we cannot guarantee that they will not inadvertently misrepresent our products. Furthermore, if these KOLs engage in any form of misconduct or infringement, it may indirectly impact our brand reputation, and the extent of this damage is difficult to quantify. Any significant loss has the potential to harm our reputation, result in financial losses, or ultimately affect our operations.

Our reputation and operations may be adversely impacted by employee misconduct.

There is a risk of employee misconduct, which includes failure to comply with government regulations, engaging in unauthorized activities, misrepresenting our products in marketing activities, and improper use of product/game information. Employee misconduct could damage our reputation, which could significantly impact our business. We may not be able to prevent employee misconduct, and the measures we take to prevent and deter it may not be effective.

We have limited insurance coverage.

We offer limited insurance coverage, which includes accident injury insurance and supplementary commercial medical insurance, for all our full-time employees. Currently, most of our employees are working remotely, and in the near future, many will return to the office.

We’ve evaluated the risks associated with potential business disruptions, liabilities, loss or damage to our fixed assets (such as equipment and office furniture), the associated insurance costs, and the challenges of obtaining such coverage on commercially reasonable terms. Based on this assessment, it is not commercially practical for us to secure comprehensive insurance coverage for these risks. Consequently, while the company has procured basic insurance coverage for our full-time employees to address their medical and personal care expenses, any incidents not covered by this insurance, such as personal injury, asset loss or damage, legal actions, or business interruptions, may lead to significant expenses and resource allocation. These circumstances could adversely impact our financial results.

We may be unable to gain any significant market acceptance for our products and services or be unable to establish a significant market presence.

Our growth strategy for is substantially dependent upon our ability to market our intended products and services successfully to prospective clients. Our intended products and services may not achieve significant market acceptance. If acceptance is achieved, it may not be sustained for any significant period of time. Failure of our intended products and services to achieve or sustain market acceptance could have a material adverse effect on our business, financial conditions and the results of our operations.

The e-commerce market witnessed substantial growth over the past two years due to the COVID-19 pandemic. However, with the pandemic’s eventual resolution and the return to normalcy, the rate of market expansion is expected to decelerate. It could have a negative impact on our profitability and significantly harm our business and operational results.

The e-commerce market has experienced remarkable growth and transformation over the last two years, driven primarily by the unprecedented impact of the COVID-19 pandemic. The pandemic reshaped consumer behavior, accelerating the adoption of online shopping, digital payments, and contactless transactions. This surge in e-commerce activity was nothing short of remarkable, with businesses and consumers alike rapidly adapting to this new digital landscape.

During the height of the pandemic, e-commerce became an essential lifeline for many, offering convenience and safety when traditional brick-and-mortar retail faced restrictions and concerns. This growth wasn't limited to any particular sector; it spanned across industries, from retail giants to small businesses, and it showcased the resilience and adaptability of the e-commerce ecosystem. However, as the world gradually progresses toward a post-pandemic era, the e-commerce landscape is poised for a shift. The exponential growth rates witnessed during the height of the pandemic are likely to decelerate. It could then have a negative impact on our profitability and significantly harm our business and operational results.

There is risk of E-Commerce Fraud, and if that occurs, it could have a negative impact on our profitability and significantly harm our business and operational results.

Online retailers are expected to incur significant losses of up to $48 billion due to e-commerce fraud in 2023. To mitigate this ongoing threat, prioritizing fraud prevention measures is crucial. These measures may include routine security audits, the implementation of an Address Verification Service (AVS), and the use of Hypertext Transfer Protocol Secure (HTTPS). E-commerce fraud is evolving, with fraudsters employing more sophisticated methods. The e-commerce fraud detection and prevention market is projected to grow from $28 billion to over $69 billion by 2025, reflecting the increasing urgency in addressing this risk. The e-commerce fraud is a multifaceted risk that demands constant attention. We may need to prevent and to mitigate this persistent threat, protecting our financial interests and the trust of their customers, and if the fraud occurs, it could have a negative impact on our profitability and significantly harm our business and operational results.

Given our significant reliance on the TikTok platform for various business functions, including inventory management, client services, and live streaming channels for both of our e-commerce and livestreaming games, any downtime experienced by TikTok could significantly impact our operations.

In the ever-evolving digital landscape, where businesses heavily depend on various online platforms, the risk of platform downtime looms as a substantial concern. Even the most reputable platforms, including industry stalwarts like Shopify, BigCommerce, and QuickBooks Online, occasionally necessitate scheduled downtime for server updates and maintenance.

Our company have cultivated a significant reliance on the TikTok platform, which serves as the backbone for a multitude of our critical business functions. These functions encompass inventory management, client services, and the live streaming channels that underpin both our e-commerce activities and live streaming games. Consequently, any downtime experienced by TikTok, whether due to planned maintenance or unforeseen technical issues, can significantly impact our operations.

AI technologies are constantly evolving. Any flaws or inappropriate usage of AI Technologies could have negative impact on our business and reputation.

AI technologies are constantly evolving. Any flaws or inappropriate usage of AI technologies, whether actual or perceived, whether intended or inadvertent, whether committed by us or by other third parties, could have negative impact on our business, reputation and the general acceptance of AI solutions by society.

The industries in which we operate are characterized by constant changes, including rapid technological evolution, frequent introductions of new solutions, continual shifts in users demands and constant emergence of new industry standards and practices. Thus, our success will depend, in part, on our ability to respond to these changes in a cost-effective and timely manner. We need to constantly anticipate the emergence of new technologies and assess their market acceptance.

Our financial and operating performance may be adversely affected by general economic conditions, natural catastrophic events, epidemics, and public health crises that impact the metaverse industry.

Our operating results will be subject to fluctuations based on general economic conditions, in particular those conditions that impact the metaverse industry. Deterioration in economic conditions could cause decreases in both volume and reduce and/or negatively impact our short-term ability to grow our revenues. Further, any decreased collectability of accounts receivable or early termination of agreements due to deterioration in economic conditions could negatively impact our results of operations.

Our business is subject to the impact of natural catastrophic events such as earthquakes, floods or power outages, political crises such as terrorism or war, and public health crises, such as disease outbreaks, epidemics, or pandemics in the U.S. and global economies, our markets and business locations.

Similarly, natural disasters, wars (including the potential of war), terrorist activity (including threats of terrorist activity), social unrest and heightened travel security measures instituted in response, and travel-related accidents, as well as geopolitical uncertainty and international conflict, will affect travel volume and may in turn have a material adverse effect on our business and results of operations. In addition, we may not be adequately prepared in contingency planning or recovery capability in relation to a major incident or crisis, and as a result, our operational continuity may be adversely and materially affected, which in turn may harm our reputation.

As a “smaller reporting company” under applicable law, we will be subject to lessened disclosure requirements. Such reduced disclosure may make our common stock less attractive to investors.

For as long as we remain an “smaller reporting company” as defined in Rule 405 of the Securities Act and Item 10 of the Regulation S-K, we will elect to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “smaller reporting companies”, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and the ability to include only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations disclosure. Because of these lessened regulatory requirements, our stockholders would be left without information or rights available to stockholders of more mature companies. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Risks Related to Our Corporate Structure

We are a holding company, and will rely on dividends paid by our subsidiaries for our cash needs. Any limitation on the ability of our subsidiaries to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our common stock.

We are a holding company with no material operation of our own. We may rely on dividends to be paid by our subsidiaries to fund our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders, to service any debt we may incur and to pay our operating expenses. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Under PRC laws and regulations, our PRC subsidiary may pay dividends only out of its accumulated profits as determined in accordance with PRC accounting standards and regulations. In addition, a wholly foreign-owned enterprise is required to set aside at least 10% of its accumulated after-tax profits each year, if any, to fund a certain statutory reserve fund, until the aggregate amount of such fund reaches 50% of its registered capital.

Our PRC subsidiary generates primarily all of its revenue in Renminbi, which is not freely convertible into other currencies. As a result, any restriction on currency exchange may limit the ability of our PRC subsidiary to use its Renminbi revenues to pay dividends to us. The PRC government may continue to strengthen its capital controls, and more restrictions and substantial vetting process may be put forward by State Administration of Foreign Exchange (the “SAFE”) for cross-border transactions falling under both the current account and the capital account. Any limitation on the ability of our PRC subsidiary to pay dividends or make other kinds of payments to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

In addition, the Enterprise Income Tax Law and its implementation rules provide that a withholding tax rate of up to 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC resident enterprises are incorporated. Any limitation on the ability of our PRC subsidiary to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

Risks Related to Doing Business in China

PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from using proceeds from future financing activities to make loans or additional capital contributions to our PRC operating subsidiaries.

In July 2014, SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, which replaces the previous SAFE Circular 75. SAFE Circular 37 requires PRC residents, including PRC individuals and PRC corporate entities, to register with SAFE or its local branches in connection with their direct or indirect offshore investment activities. SAFE Circular 37 is applicable to our shareholders who are PRC residents and may be applicable to any offshore acquisitions that we may make in the future.

Under SAFE Circular 37, PRC residents who make, or have prior to the implementation of SAFE Circular 37 made, direct or indirect investments in offshore special purpose vehicles, or SPVs, are required to register such investments with SAFE or its local branches. In addition, any PRC resident who is a direct or indirect shareholder of an SPV, is required to update its registration with the local branch of SAFE with respect to that SPV, to reflect any material change. Moreover, any subsidiary of such SPV in China is required to urge the PRC resident shareholders to update their registration with the local branch of SAFE to reflect any material change. If any PRC resident shareholder of such SPV fails to make the required registration or to update the registration, the subsidiary of such SPV in China may be prohibited from distributing its profits or the proceeds from any capital reduction, share transfer or liquidation to the SPV, and the SPV may also be prohibited from making additional capital contributions into its subsidiaries in China. In February, 2015, SAFE promulgated a Notice on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment, or SAFE Notice 13. Under SAFE Notice 13, applications for foreign exchange registration of inbound foreign direct investments and outbound direct investments, including those required under SAFE Circular 37, must be filed with qualified banks instead of SAFE. Qualified banks should examine the applications and accept registrations under the supervision of SAFE. We have used our best efforts to notify PRC residents or entities who directly or indirectly hold shares in our holding company and who are known to us as being PRC residents to complete the foreign exchange registrations. However, we may not be informed of the identities of all the PRC residents or entities holding direct or indirect interest in our company, nor can we compel our beneficial owners to comply with SAFE registration requirements. We cannot assure you that all other shareholders or beneficial owners of ours who are PRC residents or entities have complied with, and will in the future make, obtain or update any applicable registrations or approvals required by, SAFE regulations. Failure by such shareholders or beneficial owners to comply with SAFE regulations, or failure by us to amend the foreign exchange registrations of our PRC subsidiaries, could subject us to fines or legal sanctions, restrict our overseas or cross-border investment activities, and limit our PRC subsidiaries’ ability to make distributions or pay dividends to us or affect our ownership structure, which could adversely affect our business and prospects.

Furthermore, as these foreign exchange and outbound investment related regulations are relatively new and their interpretation and implementation has been constantly evolving, it is unclear how these regulations, and any future regulation concerning offshore or cross-border investments and transactions, will be interpreted, amended and implemented by the relevant government authorities. For example, we may be subject to a more stringent review and approval process with respect to our foreign exchange activities, such as remittance of dividends and foreign-currency-denominated borrowings, which may adversely affect our financial condition and results of operations. We cannot assure you that we have complied or will be able to comply with all applicable foreign exchange and outbound investment related regulations. In addition, if we decide to acquire a PRC domestic company, we cannot assure you that we or the owners of such company, as the case may be, will be able to obtain the necessary approvals or complete the necessary filings and registrations required by the foreign exchange regulations. This may restrict our ability to implement our acquisition strategy and could adversely affect our business and prospects.

As an offshore holding company with PRC subsidiaries, we may finance our subsidiaries by means of loans or capital contributions and finance Shanghai Xianzhui by means of loans. Any capital contributions or loans that we, as an offshore entity, make to our Company’s PRC subsidiary and Shanghai Xianzhui are subject to the above PRC regulations. We may not be able to obtain necessary government registrations or approvals on a timely basis, if at all. If we fail to obtain such approvals or make such registration, our ability to make equity contributions or provide loans to our Company’s PRC subsidiary and Shanghai Xianzhui or to fund their operations may be negatively affected, which may adversely affect their liquidity and ability to fund their working capital and expansion projects and meet their obligations and commitments. As a result, our liquidity and our ability to fund and expand our business may be negatively affected.

Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and results of operations.

All of Shanghai Xianzhui’s operations and assets are located in China. Accordingly, Shanghai Xianzhui’s business, prospects, financial condition and results of operations may be influenced to a significant degree by political, economic and social conditions in China generally and by continued economic growth in China as a whole.

The Chinese economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant control over China’s economic growth through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, and providing preferential treatment to particular industries or companies.

While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. In addition, in the past the Chinese government has implemented certain measures, including interest rate increases, to control the pace of economic growth. These measures may cause decreased economic activity in China, and since 2012, China’s economic growth has slowed down. Any prolonged slowdown in the Chinese economy may reduce the demand for our products and services and materially and adversely affect our business and results of operations.

Under the Enterprise Income Tax Law, we may be classified as a “Resident Enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC stockholders.

China passed the Enterprise Income Tax Law, or the EIT Law, and its implementing rules, both of which became effective on January 1, 2008. Under the EIT Law, an enterprise established outside of China with “de facto management bodies” within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. The implementing rules of the EIT Law define de facto management as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise.

On April 22, 2009, the State Administration of Taxation of China issued the Notice Concerning Relevant Issues Regarding Cognizance of Chinese Investment Controlled Enterprises Incorporated Offshore as Resident Enterprises pursuant to Criteria of de facto Management Bodies, or the Notice, further interpreting the application of the EIT Law and its implementation to offshore entities controlled by a Chinese enterprise or group. Pursuant to the Notice, an enterprise incorporated in an offshore jurisdiction and controlled by a Chinese enterprise or group will be classified as a “non-domestically incorporated resident enterprise” if (i) its senior management in charge of daily operations reside or perform their duties mainly in China; (ii) its financial or personnel decisions are made or approved by bodies or persons in China; (iii) its substantial assets and properties, accounting books, corporate stamps, board and stockholder minutes are kept in China; and (iv) all of its directors with voting rights or senior management reside in China. A resident enterprise would be subject to an enterprise income tax rate of 25% on its worldwide income and must pay a withholding tax at a rate of 10% when paying dividends to its non-PRC stockholders. Because substantially all of our operations and senior management are located within the PRC and are expected to remain so for the foreseeable future, we may be considered a PRC resident enterprise for enterprise income tax purposes and therefore subject to the PRC enterprise income tax at the rate of 25% on its worldwide income. However, it remains unclear as to whether the Notice is applicable to an offshore enterprise controlled by a Chinese natural person. Therefore, it is unclear how tax authorities will determine tax residency based on the facts of each case.

If the PRC tax authorities determine that we are a “resident enterprise” for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income as well as PRC enterprise income tax reporting obligations. In our case, this would mean that income such as non-China source income would be subject to PRC enterprise income tax at a rate of 25%. Currently, we do not have any non-China source income, as we conduct our sales in China. However, under the EIT Law and its implementing rules, dividends paid to us from our PRC subsidiaries would be deemed as “qualified investment income between resident enterprises” and therefore qualify as “tax-exempt income” pursuant to clause 26 of the EIT Law. Second, it is possible that future guidance issued with respect to the new “resident enterprise” classification could result in a situation in which the dividends we pay with respect to our common stock, or the gain our non-PRC shareholders may realize from the transfer of our common stock, may be treated as PRC-sourced income and may therefore be subject to a 10% PRC withholding tax. The EIT Law and its implementing regulations are, however, relatively new and ambiguities exist with respect to the interpretation and identification of PRC-sourced income, and the application and assessment of withholding taxes. If we are required under the EIT Law and its implementing regulations to withhold PRC income tax on dividends payable to our non-PRC shareholders, or if non-PRC stockholders are required to pay PRC income tax on gains on the transfer of their common stock, our business could be negatively impacted and the value of your investment may be materially reduced. Further, if we were treated as a “resident enterprise” by PRC tax authorities, we would be subject to taxation in both China and such countries in which we have taxable income, and our PRC tax may not be creditable against such other taxes.

We must comply with the Foreign Corrupt Practices Act and Chinese anti-corruption laws.

We are required to comply with the United States Foreign Corrupt Practices Act, or FCPA, which prohibits US companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign companies, including some of our competitors, are not subject to these prohibitions. The PRC also strictly prohibits bribery of government officials. Certain of our suppliers are owned by the PRC government and our dealings with them are likely to be considered to be with government officials for these purposes. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in China. It is our policy to prohibit our employees, and to discourage our agents, representatives and consultants, from engaging in such practices. If our competitors engage in these practices, they may receive preferential treatment from personnel of some companies, giving our competitors an advantage in securing business or from government officials who might give them priority in obtaining new licenses, which would put us at a disadvantage. Our employees, agents, representatives and consultants may not always be subject to our control. If any of them violates FCPA or other anti-corruption law, we might be held responsible. We could suffer severe penalties in that event. In addition, the US government may seek to hold us liable for successor liability FCPA violations committed by companies in which we invest or which we acquire.

Uncertainties in the interpretation and enforcement of PRC laws and regulations and changes in policies, rules, and regulations in China, which may be quick with little advance notice, could limit the legal protection available to you and us.

The PRC legal system is based on written statutes. Unlike common law systems, it is a system in which legal cases have limited value as precedents. In the late 1970s, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The legislation over the past three decades has significantly increased the protection afforded to various forms of foreign or private-sector investment in China. Shanghai Xianzhui is subject to various PRC laws and regulations generally applicable to companies in China. Since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, however, the interpretations of many laws, regulations, and rules are not always uniform and enforcement of these laws, regulations, and rules involve uncertainties.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, however, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy in the PRC legal system than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies, internal rules, and regulations that may have retroactive effect and may change quickly with little advance notice. As a result, Shanghai Xianzhui may not be aware of its violation of these policies and rules until sometime after the violation. Such uncertainties, including uncertainties over the scope and effect of the contractual, property (including intellectual property), and procedural rights, and any failure to respond to changes in the regulatory environment in China could materially and adversely affect Shanghai Xianzhui’s business and impede Shanghai Xianzhui’s ability to continue its operations.

Our business may be materially and adversely affected if our PRC subsidiary declares bankruptcy or become subject to a dissolution or liquidation proceeding.

The Enterprise Bankruptcy Law of the PRC, or the Bankruptcy Law, came into effect on June 1, 2007. The Bankruptcy Law provides that an enterprise will be liquidated if the enterprise fails to settle its debts as and when they fall due and if the enterprise’s assets are, or are demonstrably, insufficient to clear such debts.

Shanghai Xianzhui holds certain assets that are important to our business operations. If Shanghai Xianzhui undergoes a voluntary or involuntary liquidation proceeding, unrelated third-party creditors may claim rights to some or all of these assets, thereby hindering our ability to operate our business, which could materially and adversely affect Shanghai Xianzhui’s business, financial condition and results of operations.

According to SAFE’s Notice of the State Administration of Foreign Exchange on Further Improving and Adjusting Foreign Exchange Administration Policies for Direct Investment, effective on 17 December 2012, and the Provisions for Administration of Foreign Exchange Relating to Inbound Direct Investment by Foreign Investors, effective May 13, 2013, if any of our PRC subsidiaries undergoes a voluntary or involuntary liquidation proceeding, prior approval from SAFE for remittance of foreign exchange to our shareholders abroad is no longer required, but we still need to conduct a registration process with the SAFE local branch. It is not clear whether “registration” is a mere formality or involves the kind of substantive review process undertaken by SAFE and its relevant branches in the past.

Given the Chinese government’s significant oversight and discretion over the conduct of the business of Shanghai Xianzhui, the Chinese government may intervene or influence its operations at any time, which could result in a material change in the operations of Shanghai Xianzhui and/or the value of our common stock.

The Chinese government has significant oversight and discretion over the conduct of Shanghai Xianzhui and may intervene or influence their operations at any time as the government deems appropriate to further regulatory, political, and societal goals, which could result in a material change in the operations of Shanghai Xianzhui and/or the value of our common stock.

The Chinese government has recently published new policies that significantly affected certain industries such as the education and Internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding our industry that could adversely affect the business, financial condition, and results of operations of Shanghai Xianzhui. Furthermore, if China adopts more stringent standards with respect to certain areas such as environmental protection or corporate social responsibilities, Shanghai Xianzhui may incur increased compliance costs or become subject to additional restrictions in their operations. Certain areas of the law in China, including intellectual property rights and confidentiality protections, may also not be as effective as in the United States or other countries. In addition, we cannot predict the effects of future developments in the PRC legal system on the business operations of Shanghai Xianzhui, including the promulgation of new laws, or changes to existing laws or the interpretation or enforcement thereof. These uncertainties could limit the legal protections available to us and our investors, including you.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to list on U.S exchanges, however, if Shanghai Xianzhui or the holding company were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange and the value of our common stock may significantly decline or become worthless, which would materially affect the interest of the investors.

The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Under the current government leadership, the government of the PRC has been pursuing reform policies which have adversely affected China-based operating companies whose securities are listed in the United States, with significant policies changes being made from time to time without notice. There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including, but not limited to, the laws and regulations governing our business, or the enforcement and performance of our contractual arrangements with borrowers in the event of the imposition of statutory liens, bankruptcy or criminal proceedings. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

Given recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, any such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless.

Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severely Cracking Down on Illegal Securities Activities According to Law, or the Opinions, which was made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems, will be taken to deal with the risks and incidents of China-concept overseas listed companies. As of the date of this annual report, we have not received any inquiry, notice, warning, or sanctions from PRC government authorities in connection with the Opinions.

On June 10, 2021, the Standing Committee of the National People’s Congress of China, or the SCNPC, promulgated the PRC Data Security Law, which took effect in September 2021. The PRC Data Security Law imposes data security and privacy obligations on entities and individuals carrying out data activities, and introduces a data classification and hierarchical protection system based on the importance of data in economic and social development, and the degree of harm it will cause to national security, public interests, or legitimate rights and interests of individuals or organizations when such data is tampered with, destroyed, leaked, illegally acquired or used. The PRC Data Security Law also provides for a national security review procedure for data activities that may affect national security and imposes export restrictions on certain data an information.

On August 17, 2021, the State Council promulgated the Regulations on the Protection of the Security of Critical Information Infrastructure, or the Regulations, which took effect on September 1, 2021. The Regulations supplement and specify the provisions on the security of critical information infrastructure as stated in the Cybersecurity Review Measures. The Regulations provide, among others, that protection department of certain industry or sector shall notify the operator of the critical information infrastructure in time after the identification of certain critical information infrastructure.

On August 20, 2021, the SCNPC promulgated the Personal Information Protection Law of the PRC, or the Personal Information Protection Law, which took effect on November 1, 2021. As the first systematic and comprehensive law specifically for the protection of personal information in the PRC, the Personal Information Protection Law provides, among others, that (i) an individual’s consent shall be obtained to use sensitive personal information, such as biometric characteristics and individual location tracking, (ii) personal information operators using sensitive personal information shall notify individuals of the necessity of such use and impact on the individual’s rights, and (iii) where personal information operators reject an individual’s request to exercise his or her rights, the individual may file a lawsuit with a People’s Court.

On December 24, 2021, the CSRC, together with other relevant government authorities in China issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), and the Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (“Draft Overseas Listing Regulations”). The Draft Overseas Listing Regulations requires that a PRC domestic enterprise seeking to issue and list its shares overseas (“Overseas Issuance and Listing”) shall complete the filing procedures of and submit the relevant information to CSRC. The Overseas Issuance and Listing includes direct and indirect issuance and listing. Where an enterprise whose principal business activities are conducted in PRC seeks to issue and list its shares in the name of an overseas enterprise (“Overseas Issuer”) on the basis of the equity, assets, income or other similar rights and interests of the relevant PRC domestic enterprise, such activities shall be deemed an indirect overseas issuance and listing (“Indirect Overseas Issuance and Listing”) under the Draft Overseas Listing Regulations. Therefore, the proposed offering would be deemed an Indirect Overseas Issuance and Listing under the Draft Overseas Listing Regulations. As such, the Company would be required to complete the filing procedures of and submit the relevant information to CSRC after the Draft Overseas Listing Regulations become effective.

As such, the Company’s businesses may be subject to various government and regulatory interference in the provinces in which they operate. The Company could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. The Chinese government may intervene or influence our operations at any time with little advance notice, which could result in a material change in our operations and in the value of our common stock. Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless.

Furthermore, it is uncertain when and whether the Company will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. Although the Company is currently not required to obtain permission from any of the PRC federal or local government to obtain such permission and has not received any denial to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry. As a result, our common stock may decline in value dramatically or even become worthless should we become subject to new requirement to obtain permission from the PRC government to list on U.S. exchange in the future

Fluctuations in exchange rates could adversely affect our business and the value of our securities.

Changes in the value of the RMB against the U.S. dollar are affected by, among other things, changes in China’s political and economic conditions. Any significant revaluation of the RMB may have a material adverse effect on our revenues and financial condition, and the value of, and any dividends payable on our shares in U.S. dollar terms. For example, to the extent that we need to convert U.S. dollars we receive from our public offering into RMB for our operations, appreciation of the RMB against the U.S. dollar would have an adverse effect on RMB amount we would receive from the conversion. Conversely, if we decide to convert our RMB into U.S. dollars for the purpose of paying dividends on our common stock or for other business purposes, appreciation of the U.S. dollar against the RMB would have a negative effect on the U.S. dollar amount available to us. In addition, fluctuations of the RMB against other currencies may increase or decrease the cost of imports and exports, and thus affect the price-competitiveness of our products against products of foreign manufacturers or products relying on foreign inputs.

Since July 2005, the RMB is no longer pegged to the U.S. dollar. Although the People’s Bank of China regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, the RMB may appreciate or depreciate significantly in value against the U.S. dollar in the medium to long term. Moreover, it is possible that in the future PRC authorities may lift restrictions on fluctuations in the RMB exchange rate and lessen intervention in the foreign exchange market.

Increases in labor costs in the PRC may adversely affect our business and results of operations.

The currently effective PRC Labor Contract Law, or the Labor Contract Law was first adopted on June 29, 2007 and later amended on December 28, 2012. The PRC Labor Contract Law has reinforced the protection of employees who, under the Labor Contract Law, have the right, among others, to have written employment contracts, to enter into employment contracts with no fixed term under certain circumstances, to receive overtime wages and to terminate or alter terms in labor contracts. Furthermore, the Labor Contract Law sets forth additional restrictions and increases the costs involved with dismissing employees. To the extent that we need to significantly reduce our workforce, the Labor Contract Law could adversely affect our ability to do so in a timely and cost-effective manner, and our results of operations could be adversely affected. In addition, for employees whose employment contracts include noncompetition terms, the Labor Contract Law requires us to pay monthly compensation after such employment is terminated, which will increase our operating expenses.

We expect that our labor costs, including wages and employee benefits, will continue to increase. Unless we are able to pass on these increased labor costs to our vehicle buyers by increasing the prices of our products and services, our financial condition and results of operations would be materially and adversely affected.

PRC regulations relating to offshore investment activities by PRC residents may limit our PRC subsidiary’s ability to increase its registered capital or distribute profits to us or otherwise expose us or our PRC resident beneficial owners to liability and penalties under PRC law.

In July 2014, the State Administration of Foreign Exchange promulgated the Circular on Issues Concerning Foreign Exchange Administration over the Overseas Investment and Financing and Roundtrip Investment by Domestic Residents via Special Purpose Vehicles, or “Circular 37”. According to Circular 37, prior registration with the local SAFE branch is required for Chinese residents to contribute domestic assets or interests to offshore companies, known as Special Purpose Vehicles (“SPVs”). Circular 37 further requires amendment to a PRC resident’s registration in the event of any significant changes with respect to the SPV, such as an increase or decrease in the capital contributed by PRC individuals, share transfer or exchange, merger, division, or other material event. Further, foreign investment enterprises established by way of round-tripping shall complete the relevant foreign exchange registration formalities pursuant to the prevailing foreign exchange control provisions for direct investments by foreign investors, and disclose the relevant information such as actual controlling party of the shareholders truthfully.

We may not be informed of the identities of all the PRC residents or entities holding direct or indirect interest in our company, nor can we compel our beneficial owners to comply with SAFE registration requirements. As a result, we cannot assure you that all of our shareholders or beneficial owners who are PRC residents or entities have complied with, and will in the future make or obtain any applicable registrations or approvals required by, SAFE regulations. Failure by such shareholders or beneficial owners to comply with SAFE regulations, or failure by us to amend the foreign exchange registrations of our PRC subsidiaries, could subject us to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit Highlight WFOE’s ability to make distributions or pay dividends to us or affect our ownership structure, which could adversely affect our business and prospects.

Shanghai Xianzhui may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. Shanghai Xianzhui may be required to suspend its business, be liable for improper use or appropriation of personal information provided by our customers and face other penalties.

Shanghai Xianzhui may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. These laws and regulations are continuously evolving and developing. The scope and interpretation of the laws that are or may be applicable to us are often uncertain and may be conflicting, particularly with respect to foreign laws. In particular, there are numerous laws and regulations regarding privacy and the collection, sharing, use, processing, disclosure, and protection of personal information and other user data. Such laws and regulations often vary in scope, may be subject to differing interpretations, and may be inconsistent among different jurisdictions.

We expect to obtain information about various aspects of our operations as well as regarding our employees and third parties. We also maintain information about various aspects of our operations as well as regarding our employees. The integrity and protection of our customer, employee and company data is critical to our business. Our customers and employees expect that we will adequately protect their personal information. We are required by applicable laws to keep strictly confidential the personal information that we collect, and to take adequate security measures to safeguard such information.

The PRC Criminal Law, as amended by its Amendment 7 (effective on February 28, 2009) and Amendment 9 (effective on November 1, 2015), prohibits institutions, companies and their employees from selling or otherwise illegally disclosing a citizen’s personal information obtained during the course of performing duties or providing services or obtaining such information through theft or other illegal ways. On November 7, 2016, the Standing Committee of the PRC National People’s Congress issued the Cyber Security Law of the PRC, or Cyber Security Law, which became effective on June 1, 2017.

Pursuant to the Cyber Security Law, network operators must not, without users’ consent, collect their personal information, and may only collect users’ personal information necessary to provide their services. Providers are also obliged to provide security maintenance for their products and services and shall comply with provisions regarding the protection of personal information as stipulated under the relevant laws and regulations.

The Civil Code of the PRC (issued by the PRC National People’s Congress on May 28, 2020 and effective from January 1, 2021) provides main legal basis for privacy and personal information infringement claims under the Chinese civil laws. PRC regulators, including the Cyberspace Administration of China, MIIT, and the Ministry of Public Security have been increasingly focused on regulation in the areas of data security and data protection.

The PRC regulatory requirements regarding cybersecurity are constantly evolving. For instance, various regulatory bodies in China, including the Cyberspace Administration of China, the Ministry of Public Security and the SAMR, have enforced data privacy and protection laws and regulations with varying and evolving standards and interpretations. In April 2020, the Chinese government promulgated Cybersecurity Review Measures, which came into effect on June 1, 2020. According to the Cybersecurity Review Measures, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services which do or may affect national security.

In November 2016, the Standing Committee of China’s National People’s Congress passed China’s first Cybersecurity Law (“CSL”), which became effective in June 2017. The CSL is the first PRC law that systematically lays out the regulatory requirements on cybersecurity and data protection, subjecting many previously under-regulated or unregulated activities in cyberspace to government scrutiny. The legal consequences of violation of the CSL include penalties of warning, confiscation of illegal income, suspension of related business, winding up for rectification, shutting down the websites, and revocation of business license or relevant permits. In April 2020, the Cyberspace Administration of China and certain other PRC regulatory authorities promulgated the Cybersecurity Review Measures, which became effective in June 2020. Pursuant to the Cybersecurity Review Measures, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services which do or may affect national security. On July 10, 2021, the Cyberspace Administration of China issued a revised draft of the Measures for Cybersecurity Review for public comments (“Draft Measures”), which required that, in addition to “operator of critical information infrastructure,” any “data processor” carrying out data processing activities that affect or may affect national security should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of  personal information being stolen, leaked, destroyed, and illegally used or exited the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. The Cyberspace Administration of China has said that under the proposed rules companies holding data on more than 1,000,000 users must now apply for cybersecurity approval when seeking listings in other nations because of the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments,” The cybersecurity review will also investigate the potential national security risks from overseas IPOs. We do not know what regulations will be adopted or how such regulations will affect us and our listing on Nasdaq. In the event that the Cyberspace Administration of China determines that we are subject to these regulations, we may be required to delist from Nasdaq and we may be subject to fines and penalties. On June 10, 2021, the Standing Committee of the NPC promulgated the PRC Data Security Law, which took effect on September 1, 2021. The Data Security Law also sets forth the data security protection obligations for entities and individuals handling personal data, including that no entity or individual may acquire such data by stealing or other illegal means, and the collection and use of such data should not exceed the necessary limits The costs of compliance with, and other burdens imposed by, CSL and any other cybersecurity and related laws may limit the use and adoption of our products and services and could have an adverse impact on our business. On January 4, 2022, thirteen PRC regulatory agencies, namely, the CAC, the NDRC, the Ministry of Industry and Information Technology, the Ministry of Public Security, the Ministry of State Security, the Ministry of Finance, MOFCOM, SAMR, CSRC, the People’s Bank of China, the National Radio and Television Administration, National Administration of State Secrets Protection and the National Cryptography Administration, jointly adopted and published the Measures for Cybersecurity Review (2021), which became effective on February 15, 2022. The Measures for Cybersecurity Review (2021) required that, among others, in addition to “operator of critical information infrastructure” any “operator of network platform” holding personal information of more than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review.

On July 10, 2021, the Cyberspace Administration of China issued a revised draft of the Measures for Cybersecurity Review for public comments (the “Review Measures”), and on December 28, 2021, the Cyberspace Administration of China jointly with the relevant authorities published Measures for Cybersecurity Review (2021) which took effect on February 15, 2022 and replace the Review Measures, which required that, operators of critical information infrastructure purchasing network products and services, and data processors (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, any operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

Under the Data Security Law enacted on September 1, 2021 and the Measures for Cybersecurity Review (2021) implemented on February 15, 2022, given that (i) Shanghai Xianzhui is not an Operator, (Ii) Shanghai Xianzhui does not possess more than one million users’ personal information, and (iIi) data processed in Shanghai Xianzhui’s business does not have a bearing on national security and thus may not be classified as core or important data by the authorities. However, if the CSRC, CAC or other regulatory agencies later promulgate new rules or explanations requiring that we obtain their approvals for this offering and any follow-on offering, we may be unable to obtain such approvals and we may face sanctions by the CSRC, CAC or other PRC regulatory agencies for failure to seek their approval which could significantly limit or completely hinder our ability to offer or continue to offer securities to our investors and the securities currently being offered may substantially decline in value and be worthless.

We cannot assure you that PRC regulatory agencies, including the CAC, would take the same view as we do, and there is no assurance that we can fully or timely comply with such laws. In the event that we are subject to any mandatory cybersecurity review and other specific actions required by the CAC, we face uncertainty as to whether any clearance or other required actions can be timely completed, or at all. Given such uncertainty, we may be further required to suspend our relevant business, shut down our website, or face other penalties, which could materially and adversely affect our business, financial condition, and results of operations.

The CSRC has released the Trial Measures for Administration of Overseas Securities Offerings and Listings by Domestic Companies (the “Trial Measures”).With such rules, the Chinese government may exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers, which could significantly limit or completely hinder our ability to continue to offer our securities to investors and could cause the value of our securities to significantly decline or become worthless.

On February 17, 2023, with the approval of the State Council, the CSRC released the Trial Measures and five supporting guidelines, which came into effect on March 31, 2023. According to the Trial Measures, (1) domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedures and report relevant information to the CSRC; if a domestic company fails to complete the filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties by the CSRC, such as order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines; (2) if the issuer meets both of the following conditions, the overseas offerings and listings shall be determined as an indirect overseas offerings and listings by a domestic company: (i) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by domestic enterprises; and; (ii) its major operational activities are carried out in China or its main places of business are located in China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in China; and (3) where a domestic company seeks to indirectly offer and list securities in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and where an issuer makes an application for initial public offerings or listings in an overseas market, the issuer shall submit filings with the CSRC within three business days after such application is submitted; if the issuer submits the application documents for offerings or listings in secret or non-public ways overseas, it may submit an explanation at the time of filing, and the application shall be postponed until the application documents are reported to the CSRC within three business days after the application documents are disclosed overseas.

The Trial Measures may subject us to additional compliance requirements in the future, and we cannot assure you that we will be able to get the clearance of filing procedures under the Trial Measures on a timely basis, or at all. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to continue to offer our securities, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our consolidated financial condition and results of operations and cause our securities to significantly decline in value or become worthless. We believe that we and our PRC subsidiaries are not required to fulfill filing procedures with the CSRC to continue to offer our securities, or continue listing on the Nasdaq Capital Market, or operate the business. In addition, to date, none of us or our PRC subsidiaries have received any filing or compliance requirements from CSRC for the listing of the Company at Nasdaq Capital Market and all of its overseas offerings. However, there are substantial uncertainties regarding the interpretation and application of the M&A Rules, other PRC Laws and future PRC laws and regulations, and there can be no assurance that any PRC governmental agency will not take a view that is contrary to or otherwise different from our belief stated herein.

If we become directly subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, this offering and our reputation and could result in a loss of your investment in our common stock, especially if such matter cannot be addressed and resolved favorably.

Recently, U.S. public companies that have substantially all of their operations in China, have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered around financial and accounting irregularities, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies has sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on our Company, our business and this offering. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend the Company. This situation may be a major distraction to our management. If such allegations are not proven to be groundless, our Company and business operations will be severely hampered and your investment in our common stock could be rendered worthless.

You may face difficulties in protecting your interests and exercising your rights as a stockholder since we conduct substantially all of our operations in China, and almost all of our officers and directors reside outside the U.S.

Although we are incorporated in Nevada, we conduct substantially all of our operations in China. All of our current officers and almost all of our directors reside outside the U.S. and substantially all of the assets of those persons are located outside of the U.S. It may be difficult for you to conduct due diligence on the Company or such directors in your election of the directors and attend shareholders meeting if the meeting is held in China. We plan to have one shareholder meeting each year at a location to be determined, potentially in China. As a result of all of the above, our public shareholders may have more difficulty in protecting their interests through actions against our management, directors or major shareholders than would shareholders of a corporation doing business entirely or predominantly within the U.S.

The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. Although the audit report included in annual report was issued by U.S. auditors who are currently inspected by the PCAOB, if it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, investors would be deprived of the benefits of such inspection and our common stock may be delisted or prohibited from trading.

On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

On May 18, 2020, Nasdaq filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in “Restrictive Market”, (ii) adopt a new requirement relating to the qualification of management or board of director for Restrictive Market companies, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national securities exchange or in the over the counter trading market in the U.S. On December 2, 2020, the U.S. House of Representatives approved the Holding Foreign Companies Accountable Act. On December 18, 2020, the Holding Foreign Companies Accountable Act was signed into law.

On March 24, 2021, the SEC announced that it had adopted interim final amendments to implement congressionally mandated submission and disclosure requirements of the Act. The interim final amendments will apply to registrants that the SEC identifies as having filed an annual report on Forms 10-K, 20-F, 40-F or N-CSR with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB has determined it is unable to inspect or investigate completely because of a position taken by an authority in that jurisdiction. The SEC will implement a process for identifying such a registrant and any such identified registrant will be required to submit documentation to the SEC establishing that it is not owned or controlled by a governmental entity in that foreign jurisdiction, and will also require disclosure in the registrant’s annual report regarding the audit arrangements of, and governmental influence on, such a registrant.

On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the Holding Foreign Companies Accountable Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

On December 16, 2021, PCAOB announced the PCAOB Holding Foreign Companies Accountable Act determinations (the “PCAOB determinations”) relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in mainland China of the PRC or Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in the PRC or Hong Kong.

On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”), governing inspections and investigations of audit firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the U.S. Securities and Exchange Commission (the “SEC”), the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC.

On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination.  Our auditor prior to October 2022, WWC, P.C. had been inspected by the PCAOB on a regular basis in the audit period. Our prior auditor to October 2023, Enrome LLP, had been inspected by the PCAOB on a regular basis in the audit period. Our current auditor HTL International, LLC (“HTL”), has been inspected by the PCAOB on a regular basis as well. If it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, investors may be deprived of the benefits of such inspection. Any audit reports not issued by auditors that are completely inspected by the PCAOB, or a lack of PCAOB inspections of audit work undertaken in China that prevents the PCAOB from regularly evaluating our auditors’ audits and their quality control procedures, could result in a lack of assurance that our financial statements and disclosures are adequate and accurate. Moreover, if trading in our securities is prohibited under the HFCAA in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, an exchange may determine to delist our securities.

However, these recent developments would add uncertainties to our offering, and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. In the event it is later determined that the PCAOB is unable to inspect or investigate completely the Company’s auditor because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause trading in the Company’s securities to be prohibited under the Holding Foreign Companies Accountable Act, and ultimately result in a determination by a securities exchange to delist the Company’s securities.

The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in August 2006 and amended in 2009, and some other regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time consuming and complex, including requirements in some instances that the MOC be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise. For example, the M&A Rules require that MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise, if (i) any important industry is concerned, (ii) such transaction involves factors that impact or may impact national economic security, or (iii) such transaction will lead to a change in control of a domestic enterprise which holds a famous trademark or PRC time-honored brand. Moreover, the Anti-Monopoly Law promulgated by the SCNPC effective in 2008 requires that transactions which are deemed concentrations and involve parties with specified turnover thresholds (i.e., during the previous fiscal year, (i) the total global turnover of all operators participating in the transaction exceeds RMB10 billion and at least two of these operators each had a turnover of more than RMB400 million within China, or (ii) the total turnover within China of all the operators participating in the concentration exceeded RMB 2 billion, and at least two of these operators each had a turnover of more than RMB 400 million within China) must be cleared by MOFCOM before they can be completed.

Moreover, the Anti-Monopoly Law requires that the MOC shall be notified in advance of any concentration of undertaking if certain thresholds are triggered. In addition, the security review rules issued by the MOC that became effective in September 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by the MOC, and the rules prohibit any activities attempting to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement. In the future, we may grow our business by acquiring complementary businesses. Complying with the requirements of the above-mentioned regulations and other relevant rules to complete such transactions could be time consuming, and any required approval processes, including obtaining approval from the MOC or its local counterparts may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

If Shanghai Xianzhui fails to maintain the requisite licenses and approvals required under PRC law, our business, financial condition and results of operations may be materially and adversely affected.

Foreign investment is highly regulated by the PRC government and local authorities. Shanghai Xianzhui is required to obtain and maintain certain licenses or approvals from different regulatory authorities in order to operate their respective current businesses. These licenses and approvals are essential to the operation of their businesses, for example, the value-added telecommunication business carried out by Shanghai Xianzhui. If Shanghai Xianzhui fails to obtain or maintain any of the required licenses or approvals for its business, we may be subject to various penalties, such as fines and the discontinuation or restriction of its operations. Any such disruption in the business operations of Shanghai Xianzhui could materially and adversely affect our business, financial condition and results of operations.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions against us or our management, in China, based upon United States laws, including the U.S. federal securities laws, or other foreign laws.

We are a company incorporated in Nevada. Substantially all of our operations are conducted in China, and substantially all of our assets are located in China. All of our current directors and officers reside in China, and substantially all of the assets of those persons are located outside of the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce judgments against us which are obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States providing for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors or officers if they decide that the judgment violates the basic principles of PRC laws, national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States.

In the event shareholders originate an action against a company without domicile in China for disputes related to contracts or other property interests, the PRC courts may accept a cause of action if (a) the disputed contract is concluded or performed in the PRC or the disputed subject matter is located in the PRC, (b) the company (as defendant) has properties that can be seized within the PRC, (c) the company has a representative organization within the PRC, or (d) the parties chose to submit to the jurisdiction of the PRC courts in the contract on the condition that such submission does not violate the requirements of jurisdiction under the PRC Civil Procedures Law. The action may be initiated by the shareholder by filing a complaint with the PRC courts. The PRC courts would determine whether to accept the complaint in accordance with the PRC Civil Procedures Law. The shareholder may participate in the action by itself or entrust any other person or PRC legal counsel to participate on behalf of such shareholder. Foreign citizens and companies will have the same rights as PRC citizens and companies in such an action unless such foreign country restricts the rights of PRC citizens and companies.

Risks Related to Our Securities and This Offering

We will have broad discretion as to any proceeds that we receive from the cash exercise by any holders of the Warrants, and we may not use the proceeds effectively.

We are offering our securities for an aggregate offering price of up to $500 million and to the extent that we receive such proceeds, we intend to use such proceeds for working capital and general corporate purposes. We have considerable discretion in the application of such proceeds. You will not have the opportunity, as part of your investment decision, to assess whether such proceeds are being used in a manner agreeable to you. You must rely on our judgment regarding the application of such proceeds, which may be used for corporate purposes that do not improve our profitability or increase the price of our shares of common stock. Such proceeds may also be placed in investments that do not produce income or that lose value. The failure to use such funds by us effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

A large number of shares of our common stock may be sold in the market following this offering, which may significantly depress the market price of our common stock.

The shares of our common stock sold in the offering will be freely tradable without restriction or further registration under the Securities Act. As a result, a substantial number of shares of our common stock may be sold in the public market following this offering. If there are significantly more shares of common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase the offered shares of our common stock and sellers remain willing to sell our shares of common stock.

Volatility in our common stock price may subject us to securities litigation.

The market for our common stock may have, when compared to seasoned issuers, significant price volatility and we expect that the price of our shares of common stock may continue to be more volatile than that of a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities to the Company and could divert our management’s attention and resources.

A market for the Company’s securities may not continue, which would adversely affect the liquidity and price of our common stock.

The price of the Company’s securities, including our shares of common stock, may fluctuate significantly due to the market’s reaction and general market and economic conditions. An active trading market for our securities, including our shares of common stock, may never develop or, if developed, it may not be sustained. In addition, the price of the Company’s common stock can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. Additionally, if the Company’s securities, including our shares of common stock, are not listed on, or become delisted from, Nasdaq for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of our common stock may be more limited than if we were quoted or listed on Nasdaq or another national securities exchange. In such event, you may be unable to sell your shares of common stock unless a market can be established or sustained.

Although our common stock trades on the Nasdaq Capital Market, there has traditionally only been a small market for our shares of common stock. For example, in the month of September 2020, our average volume per trading day was under 5,000 shares. While there have been, and there may continue to be days of exceptionally high volume, our shares may always remain “thinly-traded”, meaning that the number of persons interested in purchasing our shares at or near bid prices at any given time may be relatively small or non-existent. This situation may be attributable to a number of factors, including that we are relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and might be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. Broad or active public trading market for our shares may be sustained.

We could issue “blank check” preferred stock without stockholder approval with the effect of diluting then current stockholder interests and impairing their voting rights; and provisions in our charter documents could discourage a takeover that stockholders may consider favorable.

Our articles of incorporation, as amended, authorizes the issuance of up to 20,000,000 shares of “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by our board of directors. As of the date of this prospectus supplement, no shares of preferred stock have been designated. Our board of directors is empowered, without stockholder approval, to issue a series of preferred stock with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of, our common stockholders. The issuance of a series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control. For example, it would be possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our Company.

Additional stock offerings in the future may dilute then-existing shareholders’ percentage ownership of the Company.

Given our plans and expectations that we will need additional capital in the future, we anticipate that we will need to issue additional shares of common stock or securities convertible or exercisable for shares of common stock, including convertible preferred stock, convertible notes, stock options or warrants. The issuance of additional securities in the future will dilute the percentage ownership of then current stockholders and could negatively impact the price of our common stock.

The market price of the Company’s common stock may continue to be volatile.

The trading price of our common stock has been volatile and could continue to be subject to wide fluctuations in response to various factors, some of which are beyond our control. During the 12 months prior to the date of this prospectus, our common stock has traded at a low of $1.35 and a high of $6.88 irrespective of our operating performance and with no discernable announcements or developments by the company or third parties. We may incur rapid and substantial decreases in our stock price in the foreseeable future that are unrelated to our operating performance or prospects. In addition, the recent outbreak of COVID-19 has caused broad stock market and industry fluctuations. The stock market in general and the market for companies such as us in particular have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, investors may experience losses on their investment in our common stock. A decline in the market price of our common stock also could adversely affect our ability to issue additional shares of common stock or other of our securities and our ability to obtain additional financing in the future. Factors affecting the trading price of the Company’s common stock may include:

●	actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

●	changes in the market’s expectations about our operating results;

●	success of competitors;

●	our operating results failing to meet the expectation of securities analysts or investors in a particular period;

●	changes in financial estimates and recommendations by securities analysts concerning the Company or the lending market in general;

●	operating and stock price performance of other companies that investors deem comparable to the Company;

●	our ability to market new and enhanced services on a timely basis;

●	changes in laws and regulations affecting our business;

●	commencement of, or involvement in, litigation involving the Company;

●	the Company’s ability to access the capital markets as needed;

●	changes in the Company’s capital structure, such as future issuances of securities or the incurrence of additional debt;

●	the volume of our common stock available for public sale;

●	any major change in our board or management;

●	sales of substantial amounts of shares of our common stock by our directors, executive officers or significant shareholders or the perception that such sales could occur; and

●	general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

A possible “short squeeze” due to a sudden increase in demand of our common stock that largely exceeds supply may lead to additional price volatility.

Historically there has not been a large short position in our common stock.  However, in the future investors may purchase shares of our common stock to hedge existing exposure or to speculate on the price of our common stock. Speculation on the price of our common stock may involve long and short exposures. To the extent an aggregate short exposure in our common stock becomes significant, investors with short exposure may have to pay a premium to purchase shares for delivery to share lenders at times if and when the price of our common stock increases significantly, particularly over a short period of time. Those purchases may in turn, dramatically increase the price of our common stock. This is often referred to as a “short squeeze.” A short squeeze could lead to volatile price movements in our common stock that are not directly correlated to our business prospects, financial performance or other traditional measures of value for the Company or its common stock.

We will have broad discretion in the use of the net proceeds of this offering and may not use them effectively.

We intend to use the net proceeds from this offering for general corporate purposes and working capital. As a result, our management will retain broad discretion in the allocation and use of the net proceeds of this offering, and investors will be relying on the judgment of our management with regard to the use of these net proceed, and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our common stock to decline and delay the development of our Company.

If you purchase securities in this offering, you may incur immediate and substantial dilution in the book value of your shares of common stock.

After giving effect to the sale of 810,277 Common Shares in this offering, at a public offering price of $1.144 per Common Share, and after deducting the estimated placement agent discounts and commissions and estimated offering expenses payable by us, purchasers of our common stock in this offering will incur immediate dilution of $0.08 per share in the net tangible book value of the common stock they acquire. For a further description of the dilution that investors in this offering may experience, see “Dilution.” In addition, to the extent that outstanding stock options or warrants have been or may be exercised or other shares issued, you may experience further dilution.

Common stock representing a substantial percentage of our outstanding shares may be sold in this offering, which could cause the price of our common stock to decline.

Pursuant to this offering, we may sell up to shares of common stock, representing more than 12.7% of our common stock as of March 22, 2024. This sale and any future sales of a substantial number of shares in the public market, or the perception that such sales may occur, could materially adversely affect the price of our common stock. We cannot predict the effect, if any, that market sales of those shares or the availability of those shares for sale will have on the market price of our common stock.

Volatility in our common stock price may subject us to securities litigation.

The market for our common stock may have, when compared to seasoned issuers, significant price volatility and we expect that the price of our shares of common stock may continue to be more volatile than that of a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities to the Company and could divert our management’s attention and resources.

We will need additional capital in the future. If additional capital is not available, we may not be able to continue to operate our business pursuant to our business plan or we may have to discontinue our operations entirely.

Regardless of the success of this offering, we will require additional capital in the future. We have incurred losses in each year since our inception. If we continue to use cash at our historical rates of use we will need significant additional financing, which we may seek through a combination of private and public equity offerings, debt financings and collaborations and strategic and licensing arrangements. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the ownership interest will be diluted, and the terms of any such offerings may include liquidation or other preferences that may adversely affect the then existing shareholders rights. Debt financing, if available, would result in increased fixed payment obligations and may involve agreements that include covenants limiting or restricting our ability to take specific actions such as incurring debt or making capital expenditures. If we raise additional funds through collaboration, strategic alliance or licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies, future revenue streams or product candidates, or grant licenses on terms that are not favorable to us.

Raising additional capital by issuing shares may cause dilution to existing shareholders

We are currently authorized to issue 200,000,000 shares of common stock. As of March 22, 2024, we had 6,367,257 shares of common stock issued and outstanding.

We may seek additional capital through a combination of private and public equity offerings, debt financings and collaborations and strategic and licensing arrangements. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the ownership interest will be diluted, and the terms of any such offerings may include liquidation or other preferences that may adversely affect the then existing shareholders rights. Debt financing, if available, would result in increased fixed payment obligations and may involve agreements that include covenants limiting or restricting our ability to take specific actions such as incurring debt or making capital expenditures. If we raise additional funds through collaboration, strategic alliance or licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies, future revenue streams or product candidates, or grant licenses on terms that are not favorable to us.

Future sales of our common stock could reduce the market price of the common stock.

Substantial sales of our common stock may cause the market price of our common stock to decline. Sales by us or our security holders of substantial amounts of our common stock, or the perception that these sales may occur in the future, could cause a reduction in the market price of our common stock.

The issuance of any additional shares of our common stock or any securities that are exercisable for or convertible into our common stock, may have an adverse effect on the market price of the common stock and will have a dilutive effect on our existing shareholders and holders of common stock.

We do not know whether a market for the common stock will be sustained or what the trading price of the common stock will be and as a result it may be difficult for you to sell your shares.

Although our common stock trade on Nasdaq, an active trading market for the common stock may not be sustained. It may be difficult for you to sell your shares without depressing the market price for the common stock. As a result of these and other factors, you may not be able to sell your shares. Further, an inactive market may also impair our ability to raise capital by selling common stock, or may impair our ability to enter into strategic partnerships or acquire companies or products by using our shares as consideration.

We have no plans to pay dividends on our shares, and you may not receive funds without selling the shares.

We have not declared or paid any cash dividends on our common stock, nor do we expect to pay any cash dividends on our common stock for the foreseeable future. We currently intend to retain any additional future earnings to finance our operations and growth and, therefore, we have no plans to pay cash dividends on our common stock at this time. Any future determination to pay cash dividends on our common stock will be at the discretion of our board of directors and will be dependent on our earnings, financial condition, operating results, capital requirements, any contractual restrictions, and other factors that our board of directors deems relevant. Accordingly, you may have to sell some or all of the shares in order to generate cash from your investment. You may not receive a gain on your investment when you sell the shares and may lose the entire amount of your investment.

BUSINESS

Overview

GD Culture Group Limited (“we,” “the Company,” and “GDC”) (formally known as Code Chain New Continent Limited and TMSR Holding Company Limited) and its subsidiaries, AI Catalysis Corp. and Shanghai Xianzhui Technology Co, Ltd., focus their business on three segments : 1) AI-driven digital human creation and customization; 2) Live streaming and ecommerce and 3) Live Streaming Interactive Game. The company has relentlessly been focusing on serving its customers and creating value for them through the continual innovation and optimization of its products and services.

For AI-Driven Digital Human sector, the Company uses AI algorithms and software to generate realistic 3D or 2D digital human models. AI algorithms and machine learning models are used to simulate human characteristics, such as facial expressions, body movements, and even speech patterns. These models can be customized to create and personalize lifelike digital representations of humans. Customization may involve adjusting facial features, body proportions, skin textures, hair styles, clothing, and more. Once created and customized, digital humans find applications in a wide range of industries, including gaming, entertainment, advertising, education, and more. Depending on the specific industry and use case, the Company helps the customers to define the objectives to achieve with digital humans, choose the technology for character customization, then create unique aviators and deploy in the chosen platform.

For e-Commerce and Live Streaming sector, the Company applies Digital Human technology in live streaming e-commerce businesses. Livestream usage is taking off globally. The integration of cutting-edge AI digital human technologies and live streaming platforms will transform the way businesses, sellers and consumers engage in online commerce. Digital anchors can offer long-duration intelligent live broadcasting. It also supports customized avatars that perfectly adapt to different live streaming scenarios. The company has introduced online e-commerce businesses on TikTok.

For Live Streaming Interactive Game sector, the Company has launched a live-streamed game called “Trible Light.” This game is owned by the company, and we independently operate it. Currently, the game is being livestreamed on TikTok (TikTok account: almplify001). In addition to “Trible Light,” we have also introduced other licensed games on the same TikTok account, providing a diverse gaming experience for our players.

We generate our revenue primarily from: 1) Service revenue and advertising revenue from Digital Human Creation and Customization; 2) Products’ Sales revenue from social live streaming ecommerce business; and 3) Virtual paid gifts revenue from live streaming interactive gaming.

Our principal executive office is located at 810 Seventh Avenue, 22nd Floor, New York, NY 10019, and our telephone number is: +1-347-2590292.

Corporate Structure and History

The following diagram illustrates the corporate structure of the Company and its subsidiaries as of the date of this prospectus:

GDC, formerly known as Code Chain New Continent Limited, TMSR Holding Company Limited and JM Global Holding Company, was a blank check company incorporated in Delaware on April 10, 2015. The Company was formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction or other similar business transaction, one or more operating businesses or assets. On June 20, 2018, the Company consummated the reincorporation. As a result, the Company changed its state of incorporation from Delaware to Nevada and implemented a 2-for-1 forward stock split of the Company’s common stock. The Company is currently a holding company with no material operations of its own.

Citi Profit is a company formed under the laws of the British Virgin Islands in August 2019 and is wholly owned by GDC. It is a holding company with no material operations of its own.

Highlight HK is a company formed under the laws of Hong Kong SAR in November 2022 and is a wholly owned by Citi Profit. It is a holding company with no material operations of its own.

Highlight WFOE or Shanghai Highlight is a company formed under the laws of the PRC in January 2023 and is a wholly owned by Highlight HK. It is a holding company with no material operations of its own.

Shanghai Xianzhui is a company formed under the laws of the PRC in August 2023 for social media marketing purposes. It is a joint venture, of which Highlight Entertainment Co. Ltd. owns 73.33% of the total equity interest.

AI Catalysis is a company formed under the laws of Neveda in May 2023, and is a wholly-owned subsidiary of GDC. It is an operating company focus on AI-driven digital human creation and customization, live streaming and ecommerce, and live streaming interactive game.

As previously disclosed in the current reports on Form 8-K of the Company filed on September 19, 2022 and February 28, 2023, on September 16, 2022, Makesi IoT Technology (Shanghai) Co., Ltd., a then indirect subsidiary of the Company (“Makesi WFOE”), Shanghai Highlight Media Co., Ltd., a PRC company (“Highlight Media”), and the shareholders of Shanghai Highlight (the “Highlight Media Shareholders”) entered into certain Technical Consultation and Services Agreement., Equity Pledge Agreement, Equity Option Agreement, Voting Rights Proxy and Financial Support Agreement, which was assigned by Makesi WFOE to Shanghai Highlight Entertainment Co., Ltd., an indirect subsidiary of the Company (“Highlight WFOE”) on February 27, 2023 (such agreements, as assigned, the “VIE Agreements”). The VIE Agreements established a “Variable Interest Entity” (VIE) structure, pursuant to which the Company treated Highlight Media as a consolidated affiliated entity and consolidated the financial results and balance sheet of Highlight Media in the Company’s consolidated financial statements under U.S. GAAP.

On September 26, 2023, Highlight WFOE entered into a termination agreement (the “Termination Agreement”) with Highlight Media, the Highlight Media Shareholders and a third party to terminate the VIE Agreements and for the third party to pay the Company $100,000 as consideration to the termination of the VIE Agreements (the “Spin-off”). As a result of such termination, the Company will no longer treat Highlight Media as a consolidated affiliated entity or consolidate the financial results and balance sheet of Highlight Media in the Company’s consolidated financial statements under U.S. GAAP.

Reverse Stock Split

On November 4, 2022, the Company filed a Certificate of Amendment to the Articles of Incorporation (the “Certificate of Amendment”) with the Nevada Secretary of State to effect a reverse stock split of the outstanding shares of common stock, par value $0.0001 per shares, of the Company at a ratio of one-for-thirty (30), which became effective at 12:01 a.m. on November 9, 2022. Upon effectiveness of the reverse stock split, every thirty (30) outstanding shares of common stock were combined into and automatically become one share of common stock. The Company’s warrants (OTC Pink: CCNCW) was adjusted so that each warrant is to purchase one-half of one shares of Common Stock at a price of $86.40 per half share ($172.50 per whole share). The warrants expired on February 5, 2023.

Unless otherwise indicated, all references to common stock, warrants to purchase common stock, share data, per share data, and related information have been retroactively adjusted, where applicable, in this annual report to reflect the reverse stock split of our common stock as if they had occurred at the beginning of the earlier period presented.

Name Change

Effective as of January 10, 2023, the Company changed its corporate name from “Code Chain New Continent Limited” to “GD Culture Group Limited” pursuant to the Certificate of Amendment to the Company’s Articles of Incorporation. In connection with the name change, effective as of the opening of trading on January 10, 2023, the Company’s common stock is trading on the Nasdaq under the ticker symbol “GDC”.

Recent Development

On August 10, 2023, Shanghai Highlight, an indirect subsidiary of the Company, Beijing Hehe Property Management Co., Ltd. (“Beijing Hehe”), and a third party, established Shanghai Xianzhui Technology Co., Ltd. (the “Joint Venture”) under the laws of the People’s Republic of China for social media marketing. Shanghai Highlight owns 60% of the equity interest of the Joint Venture, Beijing Hehe owns 20% of the equity interest of the Joint Venture and the third party owns the remaining 20% of the equity interest of the Joint Venture.

On October 27, 2023, the Company entered into an equity purchase agreement (the “Agreement”) with Shanghai Highlight and Beijing Hehe, pursuant to which the Shanghai Highlight agreed to purchase the 20% equity interest in the Joint Venture from Beijing Hehe and the Company agreed to issue 600,000 shares of common stock of the Company, valued at $2.7820 per share, the average closing bid price of the common stock of GDC as of the five trading days immediately preceding the date of the Agreement, to Beijing Hehe or its assigns. The closing of the transaction shall take place within thirty (30) days from the execution of the Agreement. The Agreement is effective for thirty (30) days from the date of the Agreement, which can be extended for additional thirty (30) days upon all parties’ written agreement. The Company or Shanghai Highlight may terminate the Agreement at any time with a three (3) day advance written notice to Beijing Hehe.

On November 10, 2023, the Company entered into an amended and restated equity purchase agreement with Shanghai Highlight and Beijing Hehe, under which Shanghai Highlight agreed to purchase the 13.3333% equity interest in the Joint Venture from Beijing Hehe and the Company agreed to issue 400,000 shares of common stock of the Company, valued at $2.7820 per share, to Beijing Hehe or its assigns. As a result, Shanghai Highlight now owns 73.3333% of the total equity interest of the Joint Venture.

On November 1, 2023, the Company entered into a placement agency agreement (the “Placement Agency Agreement”), with Univest Securities, LLC (the “Placement Agent” or “Univest”). Pursuant to the Placement Agency Agreement, the Placement Agent agrees to use its reasonable best efforts to sell the Company’s common stock (the “Common Stock”) in a registered direct offering (the “November 2023 Offering”). The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. In the November 2023 Offering, (i) an aggregate of 1,436,253 shares of common stock (the “Common Shares”) of the Company, par value $0.0001 per share, (ii) pre-funded warrants to purchase up to an aggregate of 1,876,103 shares of common stock (the “Pre-Funded Warrants”, and the common stock underlying such warrants, the “Pre-Funded Warrant Shares”), and (iii) registered warrants to purchase up to an aggregate of 3,312,356 shares of common stock (the “Registered Warrants”, and the common stock underlying such warrants, the “Registered Warrant Shares”) are sold to certain purchasers (the “Purchasers”), pursuant to a securities purchase agreement, dated October 31, 2023 (the “Securities Purchase Agreement”). The purchase price of each Common Share is $3.019. The purchase price of each Pre-funded Warrant is $3.018, which equals the price per Common Share being sold in this November 2023 Offering, minus $0.001. The Pre-funded Warrants will be exercisable immediately after issuance and will expire five (5) years from the date of issuance. The Registered Warrants will be exercisable immediately and will expire five (5) years from the date of issuance.

Industry

The information and statistics set out in this section and other sections of this prospectus were extracted from different official government publications, available sources from public market research and other sources form independent suppliers, and from the independent industry report.

1.	Artificial Intelligence Industry overview

-	Rapid development of Artificial Intelligence Industry

The AI industry has experienced rapid growth over the past decade. After years of development and field tests, AI has turned into an increasingly adopted technology empowering a variety of sectors, restructuring certain industry landscapes as a new infrastructure. With the proliferation of generative AI, AI is reaching its tipping point of large-scale adoption.

AI penetration in the overall economy has been growing but still largely underdeveloped. In recent years, however, the market and the society as a whole have been gradually recognizing the transformative effect of AI.

-	Advancement of both computational and algorithmic infrastructure

Surging computing power and reduced time and cost of model training boost the effectiveness and efficiency of AI training and industrial deployment. Most chip firms have their AI chip lineups vastly improved on the computing power compared to prior generations. New algorithms and frameworks have emerged to boost the efficiency of AI training and industrial deployment. For example, with automated machine learning, all developers and business line users are enabled to develop and optimize machine-learning models, reducing heavy reliance on machine-learning experts.

-	Explosive Growth in Generative AI Models

With the advent of generative AI models, the AI community witnessed an explosion in the capability of AI systems to generate human-like text, images, and even code. Generative AI models found applications across a wide range of industries. This widespread adoption led to the development of innovative AI-powered solutions in previously unexplored domains.

Our addressable market opportunity of AI-Driven Digital Human

-	SMB (Small-mid size businesses) in consumer industry:

According to the U.S. Chamber of Commerce, the 33.5 million small businesses in the U.S., defined as those having 500 or less employees, represent 99.9% of all businesses and account for 4 % of employment and 43.5% of GDP. In a survey conducted by market research firm Ascend2, 91% of small businesses who are using AI indicate that it has made their business more successful.74% of small businesses are interested in using AI or automation in their business. SMBs say the easiest places to start leveraging AI technology are social media, content creation, and analytics. Source: https://news.constantcontact.com/small-business-now-ai-2023.

AI Digital Human serves a good fit for SMB to be integrated with their marketing strategy and reduce the marketing operation costs with 7/24 service access. The biggest advantages of AI use reported by small business owners who use it include using technology to save time that can be devoted to other tasks, cutting down on manual mistakes, and growing faster. In the survey small business owners make clear that they value time savings a great deal.Source:https://www.forbes.com/sites/charlesrtaylor/2023/08/09/how-artificial-intelligence-is-helping-todays-small-businesses/?sh=3f61421a1a48.

-	Virtual influencers on Social media

The influencer marketing landscape continues to grow at such an immense pace. A virtual influencer is a digital character that is given a personality and will at all times act on social media platforms as if he/she is the influencer. Virtual influencers can do anything that human influencers can do, but with more control and engagement. Some virtual influencers have millions of followers across their social media accounts.

The global Influencer Marketing Platform market size was valued at USD 13577.06 million in 2022 and is expected to expand at a CAGR of 31.32% during the forecast period, reaching USD 69643.93 million by 2028.

There are an estimated 50 million influencers worldwide, based on Forbes. The combined numbers of Instagram, YouTube, and TikTok influencers are around 3.2 million to 37.8 million. Most influencers post photos, videos, podcasts, blogs, and reviews of products to engage people in the products or topics they advocate. Influencer marketing is now one of the most effective forms of marketing. Top-ranking influencers/celebrities can earn up to $1 million for one Instagram post. A virtual influencer will be a valuable substitute for brand’s influencer marketing.Source:https://www.benzinga.com/pressreleases/23/09/34746096/influencer-marketing-platform-market-size-2023-2030-predicting-sales-value-regional-growth-and-dyna.

2.	Social live streaming eCommerce Industry overview and market opportunities

-	Overall US & Global E-commerce market is still increasing

The U.S. e-commerce market has demonstrated consistent revenue growth, with forecasts indicating a total increase of 53% between 2023 and 2027, reaching an estimated peak of 1.4 trillion U.S. dollars in 2027 (Statista). Moreover, mobile commerce (m-commerce) is expected to play a substantial role, accounting for over ten percent of all retail sales in the United States by 2025, marking a significant increase since 2018 (Statista).

Globally, China leads in e-commerce penetration, with nearly half of its retail sales conducted online in 2022, followed by the UK and South Korea (Statista). In the United States, key players in the e-commerce industry, including Amazon (37.8% market share), Home Depot, and Costco, continue to dominate the market (Influencer Marketing Hub).

-	ECommerce market competition in US is moderately fragmented

The United States e-commerce software market is characterized by moderate fragmentation, with several prominent players vying for market share. The United States e-commerce sector is poised for rapid growth, with retail e-commerce sales anticipated to increase from approximately $470 billion in 2021 to over $560 billion by 2025. Leading the e-commerce landscape in the United States is Amazon, a dominant player with a substantial presence. Amazon is expected to achieve $386 billion in retail e-commerce sales in the country in 2021, underlining its position as the most popular e-commerce site.

In addition to Amazon, other successful online shopping platforms have gained prominence in the United States, contributing to the competitive landscape. These include eBay, recognized as the leading online marketplace by U.S. sellers, Walmart, Target, and Apple.

The e-commerce software market in the United States is marked by robust competition and substantial growth potential, with various players, including established giants and innovative software providers, vying for a share of the expanding market.

-	Competitive Social Media Shopping

Facebook is the most popular social media platform for social commerce transactions with 50.7% consumer share. . About 51% of survey respondents stated that they use Facebook for online purchases so keep this in mind when determining which platforms to use. Following major social media platforms are, Instagram (47.4%), YouTube (33.9%), TikTok (23.9%), SnapChat (18.8%), and Twitter (18.5%) of the market share. (Source: Statista)

TikTok has built-in native social commerce features. The video-sharing platform is predicted to hit 48.8 million US users by 2025, beating Instagram’s 48.2 million, despite the latter’s six-year lead. According to TikTok, 39% of users have discovered a product or brand on TikTok they didn’t know about before. Almost half have purchased something they saw on the app.

Tiktok partnered with Shopify to launch in-app social shopping in 2021. Merchants with a Tiktok for business account can add shopping tabs to their brand’s profile, showcasing a virtual storefront for users to browse and place orders within the app.

-	Big market potential for unique e-commerce on social media channel

In the United States, social shopping has become mainstream, with 96.9 million individuals currently participating, and this figure is expected to increase to 114.3 million, representing an 18% growth (Forbs Advisor). Notably, millennials lead the charge in social media commerce, with 55% of those aged 18 to 24 already adopting social media as a shopping platform, closely followed by the 25 to 34 age group. These statistics underscore the effectiveness of social media commerce, especially among younger demographics, prompting businesses to consider their target audience when integrating social media into their e-commerce strategies (Forbs Advisor).

TikTok's foray into e-commerce is distinctive, seamlessly merging online social entertainment, live personal interaction, and shopping. E-commerce, driven by speed and convenience, resonates with today's consumers who prioritize swift transactions (TikTok Business). As a shoppable entertainment platform, TikTok's engaging content sets it apart, being 40% more likely to be considered entertaining than traditional social platforms (TikTok Business). Already, one in three consumers incorporates TikTok into their e-commerce journeys, and users are doubly inclined to create content about their product or brand purchases, nurturing trust and fostering genuine connections (TikTok Business).

According to Tech in Asia, TikTok Shop is projected to capture a 13.2% share of the e-commerce market in Southeast Asia, targeting a US$15 billion gross merchandise value (GMV) in 2023. This growth places TikTok Shop on par with other prominent e-commerce players in the region, such as Tokopedia and Lazada.

By combining entertainment and online shopping, TikTok's live-streaming e-commerce is reshaping the e-commerce landscape worldwide. According to Business of Apps, TikTok generated an estimated $9.4 billion in revenue in 2022, a 100% year-on-year increase, and had 1.4 billion monthly active users in 2022. It is expected to reach 1.8 billion by the end of 2023. TikTok is now available in over 155 markets and 75 languages.

3.	live streaming game Industry overview

Game live streaming (GLS) has become mainstream entertainment among the current younger generation, with around 728 million GLS viewers worldwide. The popularity of GLS not only helps game operators increase revenue by selling broadcasting rights but also promotes games and increases player retention rates. Games with fantastic scene designs, intensive fights, and attractive game scripts are naturally eye-catching and trigger more discussion. Multiplayer online games characterized as network-based, three-dimensional, interactive, narrative-based, and featuring fierce battle game environments attract live streaming audiences mostly as players. Streamers show their gameplay and share their experiences in real-time, enabling viewers to learn skills and communicate with other audience members in the game live streaming social environment. We maximize the impact of live performance, viewer-streamer relationship, the mass of viewers, and the visibility of gifting

Competitive Advantages

We believe the following advantages contribute to our success and differentiate us from our competitors:

●	Our leading position in AI digital human technology application and customization

●	A deep understanding of social ecommerce live-streaming business

●	Wide connections with live-streaming solution and operation partners domestically and internationally

1.	Our leading position in AI digital human technology application and customization

Our Company's competitive strength is derived from our leading position in AI digital human technology application and customization. In a rapidly evolving technological landscape, where artificial intelligence and digital innovation are driving the next wave of transformative solutions, our expertise in harnessing these cutting-edge technologies sets us apart in the market. Our leadership in AI digital human technology application is a testament to our commitment to innovation and pushing the boundaries of what’s possible. By integrating AI into digital human technology, we have unlocked a world of opportunities that cater to the unique needs of our clients. Customization is another cornerstone of our competitive strength. Our ability to tailor and customize these technologies to meet the specific requirements of our clients gives us a distinctive edge. This flexibility allows us to address a diverse array of industry needs, ensuring that our solutions seamlessly align with our clients’ objectives.

2.	A deep understanding of social ecommerce live-streaming business

Our mastery of the social e-commerce live-streaming business is a result of years of experience and a continuous commitment to staying on the cutting edge of industry trends. We have harnessed the power of live-streaming to create a dynamic, interactive, and engaging platform that seamlessly integrates social connections with shopping experiences. This innovative approach allows us to bridge the gap between consumers and products in a way that traditional retail simply cannot match. Our deep understanding of this business goes beyond the surface-level mechanics of live-streaming. It extends to a comprehensive grasp of consumer behavior, market dynamics, and emerging technologies that shape this rapidly evolving industry. This holistic understanding enables us to anticipate market shifts, develop relevant strategies, and offer our clients the most effective solutions.

3.	Wide connections with live-streaming solution and operation partners domestically and internationally

Our Company’s competitive strength is deeply rooted in our extensive network of connections with live-streaming solution and operation partners, both domestically and internationally. In an interconnected world, where collaboration and synergy are vital for success, our extensive and strategic partnerships give us a distinctive edge in the competitive landscape. Our broad network of live-streaming solution and operation partners is a testament to our commitment to delivering comprehensive and best-in-class services to our clients. These partnerships provide us with access to a rich ecosystem of cutting-edge technologies, platforms, and resources that are pivotal in creating dynamic and engaging live-streaming experiences. It allows us to remain at the forefront of innovation and offer our clients the most advanced solutions.

Our Growth Strategy

We plan to implement the following growth strategies to further expand our business operations:

●	Further strengthen our technology innovation capabilities

●	Enhance our commercialization capabilities.

●	To Grow our Social eCommerce business scale

●	Continue to create value for our customers and business partners

●	Smooth the end-to-end operation capabilities and build cost-effective operation model

1.	Further strengthen our technology innovation capabilities

Our success is driven by our capabilities to continuously innovate our offering and improve our underlying core technologies.

Key features of the company’s AI-driven Digital Human Technology include:

-	Personal Traits:

Leveraging state-of-the-art algorithms and machine learning models, the company can create digital personas that possess distinct personal traits. Whether it's a charismatic influencer, a knowledgeable e-commerce live streamer, a financial news reporter, or a dynamic gaming character, our technology tailors the personality of the digital human to match the context and goals of the use scenarios.

-	Accurate Facial Animation:

Using generative AI image creation platform, Midjourney, it can create a huge range of facial features and skin complexions, plus many different choices for hair, eyes, clothes, and more, which enable the creation of a truly varied array of characters. To achieve the desired animation effects or behaviors, the technology can customize the facial animation model to match the facial expression with audio content down to the smallest detail.

-	Lip synchronization:

The AI-based technology catches the nuances of how lips are moved to spell words and produce lip-synced content that is incredibly realistic. Machine learning is applied for lip movements with a variety of speakers as automated lip-syncing of unconstrained video-audio content. The models are trained on thousands of speaker identities. Wav2Lip is the first speaker-independent approach which frequently matches the accuracy of real synced videos. The discriminator in the model architecture has a high accuracy at detecting off-sync video-audio content.

-	Emotional Expression:

These virtual beings can convey a wide range of emotions through facial expressions, body language, and voice tone.

-	Speech Synthesis: Text-to-speech (TTS)

This technology is used to generate lifelike and natural-sounding voices for virtual digital humans. Personalized and highly customizable synthesized voices enhance the authenticity of interactions, making them more lifelike and engaging.

2.	Enhance our Commercialization Capacities

We’re still in the early stages of our monetization efforts. We plan to continually create values for our users or clients. We will formulate a go-to-market approach for new and existing clients collaborating with our business partners.

-	Build a Portfolio: Create a portfolio showcasing and highlight our capabilities in digital human creation and customization. Include examples of customized avatars, realistic character designs, animations, and any relevant projects.

-	Industry penetration: Work with industry experts to develop use cases for SMB clients in vertical industries and build solid value propositions for the business clients.

-	Social Media expansion: create a digital human IP Matix across social media platforms. The first batch of digital anchors will be created and deployed on Tiktok social platform. The company aims to build and maintain a strong online presence of Digital Human and accelerate its commercialization.

-	Content creation: create unique appearance, personas and voice for digital human IPs and provide value to their viewer and followers by informative, entertaining, or inspiring content. The current enriched content covers a variety of categories, for example child literacy, financial and tech information, travel tips and brand discovery. Step by step, the content will be extended to border subjects and business areas to attract attention from brands.

3.	To Grow our Social eCommerce business scale

We believe new and improved live streaming experiences for brands and consumers will drive future user and revenue growth for GDC. We are focused on offering shoppers a more convenient and interactive shopping experience on social media platforms. We will steadily increase the user scale and traffic to our online social media accounts or shops by user growth strategy and content supply, attracting more attention from viewers and followers through appealing short video content.

-	Grow our coverage of social media platforms

With our understanding of the traffic distribution mechanism and supportive policies of social media platforms, we will extend our current platform coverage from one platform to multiple platforms.

-	Grow Our Base of Merchants and Offerings

We are dedicated to offering an authentic user experience through a massive and diverse library of short video and live streaming content. Live streaming platform by gross billings from virtual gifting and average live streaming MPUs.

-	Grow Our Partnership with Brands

We plan to increase the content creators who curate products from multiple brands by strengthening our cooperation with top talent agencies and streamers to improve the quality of live streaming content.

-	Grow Our Partnership with Key Opinion Leaders (KOLs)

4.	Continue to create value for our customers and business partners

We are dedicated to continuously enhancing our offerings to meet the diverse needs of our customers while strengthening our relationships with valued business partners. This commitment involves expanding our product selection to offer a broader range of choices to our customers, ensuring comprehensive solutions that resonate with their evolving preferences.

Additionally, we will increase the frequency of our live streaming sessions, accommodating customers from different time zones and preferences. Extending the duration of our partnerships with business partners is another key focus, allowing us to maximize brand exposure and collaborate effectively.

Moreover, we plan to tailor our digital personas to align more closely with our partners' unique branding, amplifying their market presence. Simultaneously, our digital personas will be refined to better match customer expectations, building stronger customer loyalty through personalized, customer-centric interactions. These strategies not only create additional value but also foster stronger relationships with both our customers and business partners, reflecting our commitment to growth and adaptation in our ever-evolving ecosystem.

5.	Smooth end-to-end operation capabilities and build cost-effective operation model

We have established a robust and efficient supply chain channel that spans from China to the United States, offering both sea and air freight options to align with product shelving schedules. This flexibility ensures that we can adapt our shipping methods according to the timing of product listings. In this process, we maintain stringent quality control measures to ensure the utmost product quality. Within the United States, we rely on a trusted third-party logistics partner, which also collaborates with TikTok, enabling real-time tracking for both our customers and the company. From procurement in China to the final delivery into the hands of our customers, our operations are seamlessly orchestrated, ensuring a smooth and reliable journey for our products.

Our Products and Services

GD Culture Group Limited (“we,” “the Company,” and “GDC”) and its subsidiaries, AI Catalysis Corp. and Shanghai Xianzhui Technology Co, Ltd. operate in the following distinct business sectors: 1) AI-driven digital human creation and customization; 2) Live streaming and ecommerce and 3) Live Streaming Interactive Game. The company has relentlessly been focusing on serving its customers and creating value for them through the continual innovation and optimization of its products and services.

1.	AI-Driven Digital Human

-	Digital Human Creation and Customization

The Company uses AI algorithms and software to generate realistic 3D or 2D digital human models. AI algorithms and machine learning models are used to simulate human characteristics, such as facial expressions, body movements, and even speech patterns. These models can be customized to create and personalize lifelike digital representations of humans. Customization may involve adjusting facial features, body proportions, skin textures, hair styles, clothing, and more.

-	Digital Human Technology Application

Once created and customized, digital humans find applications in a wide range of industries, including gaming, entertainment, advertising, education, and more. Depending on the specific industry and use case, the Company helps the customers to define the objectives to achieve with digital humans, choose the technology for character customization, then create unique aviators and deploy in the chosen platform.

The Company currently plans to generate lifelike digital humans for the following key business areas:

●	Virtual Influencers and Social Media

The Company aims to create digital humans to gain popularity as virtual influencers on social media platforms. These virtual personalities can collaborate with brands and engage with followers, blurring the line between fiction and reality.

A well-thought-out narrative to create digital characters with diversified personal identity, appearance, storytelling, and actions can resonate with its audience and influence them on notable social media platforms. It aims to attract a large following on social media and has the ability to produce responsible content 24/7. The Company also uses AI tools like Stable Diffusion to create unconventional digital characters.

●	Online Marketing and Advertising

Digital humans can be used in marketing campaigns and advertisements to engage with consumers. They can serve as virtual brand ambassadors or spokespersons, providing a more personal and interactive experience. The Company creates customized digital humans to support the clients’ marketing efforts.

2.	e-Commerce and Live Streaming

-	Digital Human in e-Commerce and live streaming

The Company applies Digital Human technology in live streaming e-commerce businesses. Livestream usage is taking off globally. The integration of cutting-edge AI digital human technologies and live streaming platforms will transform the way businesses, sellers and consumers engage in online commerce. Digital anchors can offer long-duration intelligent live broadcasting. It also supports customized avatars that perfectly adapt to different live streaming scenarios.

-	e-Commerce on social media platforms

The company has introduced online e-commerce businesses on TikTok. Our focus is on capturing TikTok's popular trend by offering carefully selected product choices with smooth delivery. We aim to redefine the online shopping experience by providing a diverse range of products with real-time interaction capabilities. Currently, our product offerings include popular Asian snacks, small home appliances, gardening tools, 3C products, and more. We plan to introduce additional product types, such as Asian branded beauty products, personal care, fashion, and more trending popular items in Asia, to TikTok consumers.

-	e-Commerce live streaming businesses

The Company intends to expand its e-Commerce offerings on the social media platform into live-streaming. We plan to diversify our livestream hosts by incorporating different styles and personalities. In addition to the real-time improvisation by hosts during each live streaming session, our community interactions generate another form of content. The variety of real-time interactions between viewers and hosts or among viewers creates viewer-generated content, which becomes part of the overall entertainment and social experience offered on our platform. Such content enhances the sense of involvement and makes it more enjoyable to watch live streaming while customers are shopping online.

3.	Live Streaming Interactive Game

The Company has launched a live-streamed game called "Trible Light." This game is owned by the company, and we independently operate it. Currently, the game is being livestreamed on TikTok (TikTok account: almplify001). In addition to "Trible Light," we have also introduced other licensed games on the same TikTok account, providing a diverse gaming experience for our players.

These interactive live streaming games on the TikTok platform are specifically designed for young game enthusiasts worldwide. They offer real-time and immersive gaming experiences, where viewers can actively participate as players during the livestream. Our livestream hosts enhance the experience by providing commentary, tips, and insights to engage and excite the players. Furthermore, this unique live streaming format allows viewers to gift virtual tokens to their favorite hosts, fostering a sense of community among our gaming audience.

This innovative gaming style is already popular in Asia which offers instant, thrill-packed experiences for TikTok enthusiasts. The game is user-friendly, entertaining, and available whenever players decide to participate. We plan to continuously diversify our game offerings to provide more enjoyable options based on viewers' preferences. AI Catalysis intends to expand anchor personalities. Currently, the company has collaborated with two hosts - one with a great sense of humor and another with keen gaming insights. The game has gained significant momentum and has captured the attention of many TikTok users.

AI Catalysis plans to diversify its game offerings and collaborate with various TikTok personalities. In both e-Commerce and Live Streaming and Live Streaming Interactive Game business sectors, AI Catalysis is committed to serving the TikTok audience 24/7. We also have plans to introduce digital hosts to ensure continuous entertainment.

Revenue Model

We generate our revenue primarily from: 1) Service revenue and advertising revenue from Digital Human Creation and Customization; 2) Products’ Sales revenue from social live streaming ecommerce business; 3) Virtual paid gifts revenue from live streaming interactive gaming.

1.	Revenue from Digital Human Creation and Customization services

The Company will monetize our services through:

-	Services fee for custom avatar creation: to provide customized services to our customers for designing and generating unique digital human avatars. Our target customers are mainly individuals or Small and Medium-sized Businesses (“SMB”) in the consumer industry. For SMB customers, Digital Humans can be used in advertising and marketing campaigns to create engaging content, or engaging with consumers on social media platforms as a Brand ambassador or spokespeople to increase brand visibility and loyalty. We can also provide ongoing maintenance, updates, and support for their digital humans. Based on the scope of work and complexity of the project, the company provides advice, project planning, and strategy development in exchange for consulting fees.

-	Advertising partnership fee: When the Company’s own virtual influencers gain a significant following or visibility on the social media platforms, we consider partnering with brands for sponsored content or advertising opportunities related to the digital human work.

-	Licensing fee: license the right to clients to use, deploy, or integrate digital human avatars or characters created by the company for a fee. Licensing agreements can vary based on usage, duration, and exclusivity.

2.	Social and Live Streaming e-commerce GMV

-	Product Sales: Hosts or influencers showcase products, answer questions from viewers, and encourage viewers to make purchases of the products in real time during live streaming.

-	Virtual Gifts and Tipping: Viewers have the option to send virtual gifts or tips to hosts or influencers during live streams. These virtual gifts are purchased with real money, and the platform and the host/influencers share the revenue generated from virtual gifting.

3.	Live Streaming interactive gaming

-	Virtual paid gifts: Virtual paid gifts from viewers are the main revenue source for the live streaming gaming industry. Virtual gifting is a considerably successful business model that stimulates streamers’ content generation and viewer-streamer interactions. Live streaming platforms earn revenues from sales of paid gifts, and streamers earn a proportion of the received gifts or donations or tips from fans.

The Challenges

For E-Commerce Sector:

1. Competition from U.S. E-commerce Giants: Notably, industry leaders such as Amazon and eBay are poised to expand into the live streaming sector in the foreseeable future. This impending entry into the market by these giants poses a significant challenge. Although platforms like TikTok and other e-commerce behemoths exhibit distinct social attributes, it is plausible that companies like Amazon may also venture into the realm of social media. This potential incursion into our domain intensifies the competitive landscape.

2. Evolving Landscape in U.S. E-commerce: At a macroscopic level, the e-commerce landscape in the United States is currently undergoing a reshuffle. The market shares once dominated by Amazon is being encroached upon by other enterprises. A prime example is SHEIN, which has emerged as the frontrunner in the value apparel market, with its market share surging by 7.8 percentage points between 2019 and 2022, reaching 8.9% (Yahoo Finance, 2023; Link). Another notable competitor is TEMU. Bloomberg reports that in May 2023, TEMU surpassed SHEIN in terms of users in the United States, boasting over 100 million users. Moreover, TEMU has initiated a robust promotional campaign in the UK, Germany, and France, leading to a surge in downloads. In January 2023, TEMU's gross merchandise volume reached $192 million. (BusinessOfApp, 2023; Link). Consequently, both traditional and global e-commerce markets are poised for substantial competitive challenges.

3. Live Shopping Competition: While TikTok's entry into the live shopping sector is promising, it faces challenges. Facebook and Instagram, both social media giants, shut down their live shopping features in January 2022 and March 2023 due to lower-than-expected revenue, highlighting the difficulties in this space. Currently, there is no social media company in the United States that can match the success of platforms like Alibaba in the live shopping arena. TikTok is still exploring this market, and any delay or obstacles it faces can impact our e-commerce platform, which relies on TikTok for its operations.

4. TikTok's Evolving E-commerce Model: TikTok aims to offer consumers a complete end-to-end service by procuring and shipping products from Guangzhou, China, to the United States, and selling them to American consumers. This model simplifies operational aspects for businesses on TikTok, including supply chain management. However, it's crucial to note that TikTok's end-to-end service is still in its early stages, and the entire ecosystem has not yet reached full maturity.

For Live Streaming Game Sector:

1. User Acceptance of Rewarding Streamers: In the current North American market, the habit of rewarding content livestream hosts is not widely accepted by users. While this practice is well-established in Asia, where audiences readily purchase e-gifts to support their favorite livestream hosts, ranging from affordable to expensive, it has not yet gained significant traction in North America. Cultivating and fostering these user habits will require time and gradual acceptance. A significant portion of gamers in North America enter a game streaming room primarily for entertainment, rather than engaging and communicating with livestream hosts and other viewers.

2. Novelty of Live Game Streaming on TikTok: Live game streaming on platforms like TikTok is still relatively new in North America, and as a result, it has not yet attracted a significant number of users to our live streaming rooms. Additionally, due to the limited number of players engaging with this form of gaming, a strong sense of community has not yet formed. Given that TikTok is a social platform, it's challenging to establish a trend within a specific time frame without a substantial following. In this regard, our company can be considered a pioneer in this space.

3. Absence of Local User Data: The absence of user data in the market poses a significant challenge. Developing our first game, which was created in-house, was a time-consuming process. While we have successfully launched the game, the development data relies on the data and market performance primarily from the Asian market. However, the game has not achieved significant popularity in the North American market compared with its performance in Asia. Unfortunately, the North American market lacks sufficient market or user data to guide us in the development of our future games, creating a considerable challenge in terms of decision-making and strategy.

Sales and Marketing

Our Go-to-Market Approach

We plan to further implement our “go-to-market” strategy by:

1.	Strengthening our relationships with our business customers and partners

We work closely with third-party solution partners and leverage their understanding of end users’ demands and develop tailored marketing strategies to acquire more customers. We are able to leverage our experience and success in existing industries and scenarios to expand into new industries with similar scenarios. We demonstrate the value of our solutions through one or a few entry projects. Once our value has been proven, we are then able to expand our services quickly to address other business needs of our users.

2.	Effectively attracting and retaining user base of ecommerce businesses

Growth in revenue from ecommerce is a key driver in our overall revenue growth. Our expanding base of users also helps us to attract other users, which in turn further drives our revenue growth. We will implement targeted promotions to onboard more brands.

3.	Building our livestreaming talent pool

We place a significant emphasis on fostering a healthy and sustainable live streaming operating system. Also, we are dedicated to investing in popular content verticals and nurturing streamers. We empower both talent agencies and streamers to achieve operational growth. We will recruit and manage a talent pool of livestreamers and enhance the professionalism of live streamers by fostering close collaborations with talent agencies.

4.	Collaborating with social media partners to promote our brand

We promote our products by collaborating with social media partners, such as Tiktok, to promote our brand.

Properties

Facilities

Our current executive office is located at 810 Seventh avenue, 22nd Floor, New York, NY 10019. The rent for this space is approximately $31,000 per month. The term of the lease is five years and five months, starting from September 22, 2023. We consider our current office space adequate for our current operations.

Intellectual Properties

We entered into a software purchase agreement with Northeast Management LLC (the “Seller”), a seller unaffiliated with us. Pursuant to the software purchase agreement, we purchased all of Seller’s right, title, and interest in and to the software, Tribal Light. We plan to use the software to develop video games.

We have the right to use the two domains: gdculturegroup.com and aicatalysis.com.

Employees

As of October 31, 2023, our Company has 6 full-time employees in total.

We have not experienced any significant labor disputes and consider our relationship with our employees to be good. Our employees are not covered by any collective bargaining agreement.

As we continue to expand our business, we believe it is critical to hire and retain top talent. We believe we have the ability to attract and retain high quality talents based on our competitive salaries, annual performance-based bonus system, and equity incentive program for senior employees and executives. In addition, we have a training program for entry-level engineers that allows them to work closely with an experienced mentor to gain valuable hands-on experience and provide other professional development opportunities.

Legal Proceedings

From time to time, we may be involved in various claims and legal proceedings arising in the ordinary course of business. However, as of the date of this prospectus, we are not involved in any legal or administrative litigation that  may have a material adverse effect on the company’s business, balance sheet, operating performance and cash flow.

USE OF PROCEEDS

We estimate the net proceeds from this offering will be approximately $829,878.57, after deducting placement agent commissions and discounts, and estimated offering expenses payable by us.

We currently intend to use the net proceeds from this offering for working capital and general corporate purposes. As a result, our management will retain broad discretion in the allocation and use of the net proceeds of this offering, and investors will be relying on the judgment of our management with regard to the use of these net proceeds. Pending application of the net proceeds for the purposes as described above, we expect to invest the net proceeds in short-term, interest-bearing securities, investment grade securities, certificates of deposit or direct or guaranteed obligations of the U.S. government.

CAPITALIZATION

The following table sets forth our actual cash and cash equivalents and our capitalization as of September 30, 2023:

●	on an actual basis;

●	on a pro forma basis to give effect to (i) the issuance and sale of 1,436,253 shares in the November 2023 Offering, (ii) the issuance of 400,000 shares pursuant to an amended and restated equity purchase agreement dated November 10, 2023, and (iii) the issuance of 1,477,441 shares during the period from October 1, 2023 to March 21, 2024 pursuant to exercise of pre-funded warrants issued on November 3, 2023 (in the November 2023 Offering);

●	on a pro forma as adjusted basis to give effect to the issuance and sale of the 810,277 shares of our common stock at a public offering price of $1.144 per share, after deducting estimated offering fees and expenses payable by us.

You should read this table together with our consolidated financial statements and the related notes and the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 31, 2023, and Form 10-Q filed with the SEC on May 15, 2023, August 14, 2023, and November 20, 2023 which are incorporated by reference herein.

	As of September 30, 2023
	Actual September 30 (unaudited)	pro forma (unaudited)	pro forma as adjusted after this offering (unaudited)
	US$		US$
Cash and cash equivalents	1,647,148	10,693,906	11,523,785

Shareholders’ Equity
Preferred stock, $0.0001 par value, 20,000,000 shares authorized, no shares issued and outstanding as of September 30, 2023,	-		-
Common stock, $0.0001 par value, 200,000,000 shares authorized, 3,053,563 and 7,177,534 shares issued and outstanding as of September 30, 2023 – actual and as adjusted	$305	$305	$718
Additional paid-in capital	67,178,059	67,178,059	68,007,525
Retained earnings	(60,446,156)	(60,446,156)	(60,446,156)
Accumulated other comprehensive loss	71,468	71,468	71,468
Total shareholders’ equity	$6,803,676	6,803,676	$7,633,555
Noncontrolling interest	5,383,648	5,383,648	5,383,648
Total capitalization	$12,187,324	12,187,324	$13,017,203

The total number of shares of our common stock reflected in the discussion and tables above is based on 3,053,563 and 7,177,534 shares of common stock issued and outstanding as of September 30, 2023 and after this offering.

DILUTION

If you invest in our common stock, your interest in our common stock will be diluted to the extent of the difference between the offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering. Dilution results from the fact that the per share offering price of the shares offered hereby is substantially in excess of the book value per share of our common stock attributable to the existing shareholders for our presently outstanding shares of common stock. Our net tangible book value attributable to shareholders at September 30, 2023 was $12,187,324, or approximately $1.019 per share. Net tangible book value per share as of September 30, 2023 represents the amount of total assets less intangible assets and total liabilities, divided by the number of shares of our common stock outstanding.

Our pro forma as adjusted net tangible book value of our common stock as of September 30, 2023 gives effect to the sale of the Common Shares at the offering price of $1.144 per share or warrant, prior to deducting the estimated offering expenses. We will have 7,177,534 shares of our common stock outstanding upon completion of this offering. Our post offering pro forma net tangible book value as of September 30, 2023, which gives effect to the receipt of the net proceeds from this offering and the issuance of additional shares of our common stock in the offering, but does not take into consideration any other changes in our net tangible book value after September 30, 2023, will be approximately $7,633,555, or $1.064 per share. This would result in dilution to investors in this offering of approximately $0.080 per share, or approximately 7.03%. Net tangible book value per share would decrease to the benefit of present stockholders by $0.005 per share attributable to the purchase of the shares of our common stock by investors in this offering.

The following table sets forth the estimated net tangible book value per share after this offering and the dilution to persons purchasing share of our common stock in this offering based on the foregoing offering assumptions.

Offering
Public offering price per share ($)	$1.144
Net tangible book value per share before this offering	$1.069
Decrease per share attributable to payments by new investors	$0.005
Pro forma net tangible book value per share after this offering	$1.064
Dilution per share to new investors	$0.080

The following table summarizes as of September 30, 2023, on a pro forma basis, as described above, the number of shares of our common stock, the total consideration and the average price per share (1) paid to us by our existing stockholders and (2) issued to persons in this offering at an offering price of $1.144 per common stock, before deducting estimated offering expenses payable by us:

	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	Per Share
Existing stockholders	6,367,257	88.71%	$94,660,453	99.03%	$14.867
New investors	810,277	11.29%	$926,957	0.97%	$1.144
Total	7,177,534	100.0%	$95,587,410	100.0%	$13.318

To the extent that new options or other securities are issued under our equity incentive plans, or we issue additional shares of common stock or preferred stock in the future, there will be further dilution to the persons being issued shares of our common stock in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of such securities could result in further dilution to our stockholders.

DESCRIPTION OF SECURITIES THAT WE ARE OFFERING

We are offering 810,277 shares of our common stock at a public offering price of $1.144. For more information regarding the shares of our common stock being offered hereby, please see “Description of Capital Stock” in the accompanying base prospectus. You should also refer to our articles of incorporation, and subsequent amendments, which are filed as exhibits to the registration statement of which this prospectus supplement is part and to our Annual Report on Form 10-K filed on March 31, 2023.

Common Stock

The following description of our capital stock (which includes a description of securities we may offer pursuant to the registration statement of which this prospectus supplement and accompanying base prospectus, as the same may be further supplemented, forms a part) does not purport to be complete and is subject to and qualified in its entirety by our articles of incorporation, as amended, our amended and restated bylaws and by the applicable provisions of Nevada law.

Our authorized capital stock consists of 220,000,000 shares, par value $0.0001 per share, consisting of 200,000,000 shares of common stock and 20,000,000 shares of preferred stock. As of March 22, 2024, there were 6,367,257 shares of our common stock issued and outstanding. The outstanding shares of common stock are fully paid and non-assessable. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders.

We have one class of common stock. Holders of our common stock are entitled to one vote per share on all matters to be voted upon by stockholders and do not have cumulative voting rights in the election of directors. Holders of shares of common stock are entitled to receive on a pro rata basis such dividends, if any, as may be declared from time to time by our board of directors in its discretion from funds legally available for that use, subject to any preferential dividend rights of outstanding preferred stock. Such holders are also entitled to share on a pro rata basis in any distribution to our common stockholders upon our liquidation, dissolution or winding up, subject to the prior rights of any outstanding preferred stock. Common stockholders do not have preemptive rights to subscribe to any additional stock issuances by us, and they do not have the right to require the redemption of their shares or the conversion of their shares into any other class of our stock. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of holders of outstanding preferred stock and any series of preferred stock that we may designate and issue in the future.

Exchange Listing

Our common stock is listed on Nasdaq under the symbol “GDC.”

Transfer Agent and Registrar

Our transfer agent is Continental Stock Transfer & Trust Company. The address of our transfer agent is 1 State Street, 30th Floor, New York, NY 10004.

PLAN OF DISTRIBUTION

Univest Securities, LLC, has agreed to act as the exclusive Placement Agent in connection with this offering subject to the terms and conditions of the Placement Agency Agreement, dated March 22, 2024. The Placement Agent is not purchasing or selling any securities offered by this prospectus supplement, nor is the Placement Agent required to arrange the purchase or sale of any specific number or dollar amount of our securities, but has agreed to use its best efforts to arrange for the sale of our securities. We have entered into the Securities Purchase Agreement directly with the investors in this offering pursuant to which we plan to sell to such investors an aggregate of 810,277 Common Shares. We negotiated the price for the Common Shares offered in this offering with the investors. The factors considered in determining the price of the Common Shares included the recent market price of our common stock, the general condition of the securities market at the time of this offering, the history of, and the prospects, for the industry in which we compete, our past and present operations, and our prospects for future revenues.

We agreed to indemnify the investors against certain losses resulting from our breach of any of our representations, warranties, or covenants under agreements with the investors as well as under certain other circumstances described in the Securities Purchase Agreement.

Fees and Expenses

We have agreed to pay the Placement Agent a total cash fee equal to four percent (4.0%) of the aggregate gross proceeds raised in this offering.

The table below reflects the total offering proceeds, before deducting the estimated offering expenses.

	Per Common Share	Total
Public offering price	$1.144	$926,957.00
Placement Agent Fees	$0.046	$37,078.28
Proceeds to us, before expenses	$1.098	$889,878.72

We estimate expenses payable by us in connection with this offering, other than the Placement Agent’s fees referred to above, will be approximately $60,000.

After deducting certain fees and expenses due to the Placement Agent and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $829,878.57.

Placement Agent’s Warrants

In addition, pursuant to the Placement Agency Agreement and in consideration for $100.00, we have agreed to issue the Placement Agent’s Warrants to purchase up to 40,514 shares of common stock (equal to 5.0% of the aggregate number of common shares) at an exercise price of $1.373 per share, which represents 120% of the offering price. The Placement Agent’s Warrants are not covered by this prospectus supplement and the accompanying base prospectus.

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act and any fees or commissions received by it and any profit realized on the resale of securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. Under these rules and regulations, the Placement Agent may not: (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Right of First Refusal

Pursuant to the Placement Agency Agreement, we have also granted to the Placement Agent a right of first refusal for eighteen (18) months from the closing date of this offering to provide investment banking services to us on an exclusive basis, exercisable in the Placement Agent’s discretion. Such right of first refusal grants the Placement Agent the right to serve as lead manager for underwritten public offerings, placement agent for private offerings and financial advisor in connection with the sale, purchase or transfer of a majority or controlling portion of our capital stock or assets.

No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the securities offered by this prospectus supplement and accompanying base prospectus, or the possession, circulation or distribution of this prospectus supplement and accompanying base prospectus or any other material relating to us or the securities offered hereby in any jurisdiction where action for that purpose is required. Accordingly, the securities offered hereby may not be offered or sold, directly or indirectly, and neither this prospectus supplement and accompanying base prospectus nor any other offering material or advertisements in connection with the securities offered hereby may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction. The Placement Agent may arrange to sell the securities offered by this prospectus supplement and accompanying base prospectus in certain jurisdictions outside the United States, either directly or through affiliates, where they are permitted to do so.

Relationships

The Placement Agent and its affiliates may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us in the ordinary course of their business, for which they may receive customary fees and commissions. In addition, from time to time, the Placement Agent and its affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. However, except as disclosed in this prospectus supplement, we have no present arrangements with the Placement Agent for any further services.

Listing

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “GDC.”

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Ortoli Rosenstadt LLP. The current address of Ortoli Rosenstadt LLP is 366 Madison Avenue, 3rd Floor, New York, NY 10017.

EXPERTS

The financial statements as of December 31, 2022 and for the year then ended included in this prospectus have been so included in reliance on the report of Enrome LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements as of December 31, 2021 and for the year then ended included in this prospectus have been so included in reliance on the report of WWC P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

On October 12, 2023, the Audit Committee and the Board of Directors of the “Company approved the appointment of HTL International, LLC (“HTL”) as its new independent registered public accounting firm to audit the Company’s financial statements.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and special reports, along with other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

This prospectus supplement constitutes a part of a registration statement on Form S-3 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus supplement and the accompanying base prospectus, which form a part of the registration statement, does not contain all of the information included in the registration statement, including certain exhibits and schedules. You will find additional information about us in the registration statement and its exhibits. Any statements made in this prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed by us with the SEC for a more complete understanding of the document or matter. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s internet site.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the documents we file with, or furnish to, it, which means that we can disclose important information to you by referring you to these documents. The information that we incorporate by reference into this prospectus forms a part of this prospectus, and information that we file later with the SEC automatically updates and supersedes any information in this prospectus. We incorporate by reference into this prospectus the documents listed below:

(a)	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 31, 2023;

(b)	the Company’s Quarter Report on Form 10-Q, filed with the SEC on May 15, 2023, August 14, 2023, and November 20, 2023;

(c)	the Company’s Current Reports on Form 8-K, filed on April 21, 2023, May 4, 2023, May 17, 2023, June 7, 2023, June 27, 2023, June 28, 2023, August 21, 2023, August 28, 2023, September 5, 2023, September 26, 2023, September 29, 2023, October 13, 2023, October 16, 2023, October 27, 2023, November 3, 2023, November 13, 2023, November 17, 2023, November 22, 2023, December 1, 2023, December 20, 2023, December 29, 2023, January 19, 2024, January 24, 2024, February 27, 2024.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing date of this prospectus, through the date declared effective, until the termination of the offering of securities contemplated by this prospectus shall be deemed to be incorporated by reference into this prospectus. These documents that we file later with the Securities and Exchange Commission and that are incorporated by reference in this prospectus will automatically update information contained in this prospectus or that was previously incorporated by reference into this prospectus. You will be deemed to have notice of all information incorporated by reference in this prospectus as if that information was included in this prospectus.

We will provide to any person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus, at no cost to the requesting party, upon request to us in writing or by telephone using the following information:

GD Culture Group Limited

810 Seventh Avenue, 22nd Floor,

New York, NY 10019

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus we have authorized for use in connection with this offering. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement is accurate only as of the date on the front cover of this prospectus supplement, or such earlier date, that is indicated in this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS

CODE CHAIN NEW CONTINENT LIMITED

$500,000,000

Common Stock

Preferred Stock

Debt Securities

Convertible Debt Securities

Warrants

Rights

Units

We may from time to time, in one or more offerings at prices and on terms that we will determine at the time of each offering, sell common stock, preferred stock, debt securities, convertible debt securities, warrants, rights, or a combination of these securities, or units, for an aggregate offering price of up to $500 million. This prospectus describes the general manner in which our securities may be offered using this prospectus. Each time we offer and sell securities, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Our common stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “CCNC.” On March 15, 2021, the last reported sales price of our common stock on Nasdaq was $4.64. Our stock price is volatile. During the 12 months prior to the date of this prospectus, our common stock has traded at a low of $0.70 and a high of $11.62.  From the beginning of 2021 through March 15, 2021, our common stock has traded at a low of $1.79 and a high of $11.62. There has been no change recently in our financial condition or results of operations that is consistent with the recent change in our stock price.

Investing in any of our common stock involves risk. You should carefully consider the Risk Factors beginning on page 10 of this prospectus in addition to Risk Factors contained in the applicable prospectus supplement, before you make an investment in the securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus if truthful or complete. Any representation to the contrary is a criminal offense.

We may offer the securities on a continuous or delayed basis from time to time directly or through underwriters, dealers or agents, in one or more public or private transactions, or through any other means described in the section of this prospectus titled “Plan of Distribution.” The securities may be offered at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. If any offering involves underwriters, dealers or agents, we will describe our arrangements with them in the prospectus supplement that relates to that offering. Our estimated net proceeds from the sale of securities also will be set forth in the relevant prospectus supplement.

The date of this prospectus is March 26, 2021

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any dealer, salesman or any other person to provide you with additional or different information. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction.  You should not assume that the information in this prospectus or any prospectus supplement or in any document incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of the document containing the information. We will disclose any material changes in our affairs in a post-effective amendment to the registration statement of which this prospectus is a part, a prospectus supplement, or a future filing with the Securities and Exchange Commission incorporated by reference in this prospectus.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one of more offerings up to a total dollar amount of proceeds of $500,000,000. This prospectus describes the general manner in which our securities may be offered by this prospectus. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus or in documents incorporated by reference in this prospectus. The prospectus supplement that contains specific information about the terms of the securities being offered may also include a discussion of certain U.S. Federal income tax consequences and any risk factors or other special considerations applicable to those securities. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus or in documents incorporated by reference in this prospectus, you should rely on the information in the prospectus supplement.

You should carefully read both this prospectus and any prospectus supplement together with the additional information described under “Where You Can Find Additional Information” before buying any securities in this offering.

The terms “we,” “us,” “our,” “CCNC” and the “Company” refer only to Code Chain New Continent Limited and its subsidiaries, unless the context suggests otherwise. Additionally, unless we indicate otherwise, references in this prospectus to:

●	“China” and the “PRC” are to the People’s Republic of China, excluding, for the purposes of this prospectus only, Taiwan and the special administrative regions of Hong Kong and Macau;

●	“RMB” and “Renminbi” are to the legal currency of China; and

●	“$,” “US$” and “U.S. dollars” are to the legal currency of the United States.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement or amendment and the information incorporated by reference in this prospectus contain various forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), which represent our expectations or beliefs concerning future events. Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, and/or which include words such as “believes,” “plans,” “intends,” “anticipates,” “estimates,” “expects,” “may,” “will” or similar expressions. In addition, any statements concerning future financial performance, ongoing strategies or prospects, and possible future actions, which may be provided by our management, are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties, and assumptions about our company, economic and market factors, and the industry in which we do business, among other things. These statements are not guarantees of future performance, and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. Factors that could cause our actual performance, future results and actions to differ materially from any forward-looking statements include, but are not limited to, those discussed under the heading “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. The forward-looking statements in this prospectus, the applicable prospectus supplement or any amendments thereto and the information incorporated by reference in this prospectus represent our views as of the date such statements are made. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date such statements are made.

INDUSTRY AND MARKET DATA

Unless otherwise indicated, information contained in this prospectus concerning our industry and the market in which we operate, including our market position, market opportunity and market size, is based on information from various sources, on assumptions that we have made based on such data and other similar sources and on our knowledge of the markets for our products. These data sources involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates.

We have not independently verified any third-party information. While we believe the market position, market opportunity and market size information included in this prospectus is generally reliable, such information is inherently imprecise. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate is necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors” and elsewhere in this prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

OUR COMPANY

This summary highlights information contained in the documents incorporated herein by reference. Before making an investment decision, you should read the entire prospectus, and our other filings with the SEC, including those filings incorporated herein by reference, carefully, including the sections entitled “Risk Factors” and “Special Note Regarding Forward-Looking Statements.”

Overview

Code Chain New Continent Limited (formerly known as JM Global Holding Company and TMSR Holding Company Limited), focuses its business on two segments: (1) coal wholesales and sales of coke, steels, construction materials, mechanical equipment and steel scrap, through Jiangsu Rong Hai Electric Power Fuel Co., Ltd. (“Jiangsu Ronghai”), an entity contractually controlled by the Company; and (2) mobile game development, Internet of Things (IoT), and electronic tokens, through Sichuan Wuge Network Games Co., Ltd. (“Wuge”), an entity contractually controlled by the Company.

Jiangsu Ronghai was established in 2009. For the last ten years, Jiangsu Ronghai maintained its marketing position by cultivating an experienced management team equipped with industrial know-how and well-rounded coal sales team. As a veteran in the Chinese coal trading industry, Jiangsu Ronghai has a sales team with lengthy experience in coal trading, deep understanding of the market, coal products tailored to its customers’ demand. Currently, Jiangsu Ronghai mainly focuses on the sales, storage, transportation, and processing of steam coal. Because of its proximity to Rugao Port, a port known for its busy coal trade, Jiangsu Ronghai is able to keep its transportation cost low and allocate its capital to develop a strong coal processing capacity with processing equipment and professional personnel. The principal product of Jiangsu Ronghai is steam coal. In the second half of 2019, Jiangsu Ronghai expects to expand its business into iron ore trading and refined processing, as well as refined coal and coking coal business.

Jiangsu Ronghai has a reliable channel of procuring steam coal, large warehouse space for storage, and loyal customers. One of its major customers is Nantong Linan Industrial Trading Co., ltd., a local manufacturing heavyweight. Since its inception, Jiangsu Ronghai has accumulated a growing reputation in the coal industry. In 2016, Jiangsu Ronghai was awarded “Nantong City most reputable company in the coal industry” by Nantong Coal Industry Association.

Wuge was established in 2019 and is still in this early developing stage. Wuge Manor, the game Wuge is developing, is the world’s first game that combines Internet of Things (IoT) and e-commerce that is based on Code Chain platform. It is based on real cities and uses the IoT Grid as the access point to access e-commerce by Code Chain. Through the game, players can have access to hundreds of vendors and business owners in over 100 cities in China, participate in activities those businesses set up and collect points, which can be redeemed as equipment in the game or coupons usable when making purchase at that business. Code Chain access to e-commerce includes Online to Offline (O2O) “scanning QR Code” and social media that seamlessly link offline and online and connect real and virtual directly, so that each IoT Grid becomes an e-commerce access to realize the decentralization of e-commerce access and complete the basic layout for blockchain e-commerce.

In addition, Wuge generates electronic tokens that combine the five-W elements (when, where, who, why, what), geographic location via the Beidou satellite system and identity information using Code Chain technology. The electronic tokens are unique, tradable, and inheritable digital assets and cannot be tampered. The electronic tokens are based on and stored in the Code Chain system and can be used to purchase virtual property based on real estate.

Our principal executive offices are located at No 119 South Zhaojuesi Road, 2nd Floor, Room 1, Chenghua District, Chengdu, Sichuan, China 610047, and our telephone number is: +86 028-84112941. Our website is www.ccnctech.com.

Corporate History and Structure

Overview

Code Chain New Continent Limited, formerly known as TMSR Holding Company Limited and JM Global Holding Company, was a blank check company incorporated in Delaware on April 10, 2015. The Company was formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction or other similar business transaction, one or more operating businesses or assets. On June 20, 2018, the Company consummated the reincorporation. As a result, the Company changed its state of incorporation from Delaware to Nevada and implemented a 2-for-1 forward stock split of the Company’s common stock.

Effective as of May 18, 2020, the Company changed its corporate name from “TMSR Holding Company Limited” to “Code Chain New Continent Limited” pursuant to a Certificate of Amendment to the Company’s Articles of Incorporation. In connection with the name change, effective as of the opening of trading on May 18, 2020, the Company’s common stock is trading on the Nasdaq Capital Market under the ticker symbol “CCNC” and the Company’s warrants to purchase one-half of one shares of Common Stock at a price of $2.88 per half share ($5.75 per whole share) is quoting on the OTC Pink Market under the ticker symbol “CCNCW”.

Business Combination with China Sunlong

On February 6, 2018, China Sunlong Environmental Technology Inc. (“China Sunlong”) consummated the business combination with JM Global. This transaction is accounted for as a “reverse merger” and recapitalization at the date of the consummation of the transaction since the shareholders of China Sunlong owns the majority of the outstanding shares of JM Global immediately following the completion of the transaction and JM Global’s operations was the operations of China Sunlong following the transaction. Accordingly, China Sunlong was deemed to be the accounting acquirer in the transaction and the transaction was treated as a recapitalization of China Sunlong.

After the business combination and prior to May 1, 2018, all of the Company’s business activities were carried out by the wholly owned operating Chinese company, Hubei Shengrong Environmental Protection Energy-Saving Science and Technology Ltd. (“Hubei Shengrong”).

Disposition of TJComex

On April 2, 2018, the Company disposed of its subsidiary, TJComex International Group Corporation (“TJComex BVI”), a British Virgin Islands corporation, in consideration of (i) its minimum contribution to the Company’s results of operation and (ii) the unsatisfactory synergy between the TJComex BVI business and the rest of the Company’s business. The Company’s decision to dispose TJComex BVI is to (i) improve the Company’s overall financial condition and results of operations, (ii) reduce the complexity of the Company’s business, (iii) focus the Company’s resources on the solid waste recycling business as well as developing environmental control business opportunities; and (iv) make it possible for the Company to pursue acquisition opportunities for more compatible business.

Acquisition of Wuhan Host

On May 1, 2018, the Company completed the acquisition of 100% equity interest in Wuhan Host Coating Materials Co., Ltd. (“Wuhan Host”), a PRC corporation engaging in the research and development, production and sale of Zinc-rich coating materials. Wuhan Host was the largest manufacturer of inorganic Zinc-rich resin and one-component epoxy Zinc-rich resin in China with customers including leading enterprises in various industries such as electricity, metallurgy, machinery, chemicals, bridge and shipping.

Acquisition of Jiangsu Ronghai

On November 30, 2018, the Company’s indirectly subsidiary, Shengrong Environmental Protection Technology (Wuhan) Co. Ltd. (“Shengrong WFOE”), a PRC company, entered into VIE agreements with Jiangsu Rong Hai Electric Power Fuel Co., Ltd. (“Jiangsu Ronghai”). The VIE agreements were assigned in whole to the Company’s indirectly subsidiary, Tongrong Technology (Jiangsu) Co., Ltd. (“Tongrong WFOE”), a PRC company, in April 2020, through which Tongrong WFOE has the right to control, manage and operate Jiangsu Ronghai in return for a service fee equal to 100% of Jiangsu Ronghai’s net income. Jiangsu Ronghai is a PRC company incorporated in Jiangsu China, engaging in coal wholesales and sales of coke, steels, construction materials, mechanical equipment and steel scrap.

Disposition of Hubei Shengrong

On December 27, 2018, the Company, disposed one of its operating subsidiaries, Hubei Shengrong, a PRC company, pursuant to that certain Equity Purchase Agreement by and among the Company, the Company’s subsidiary Shengrong WFOE, Hubei Shengrong and Hopeway International Enterprises Limited (the “Hoepway”). Pursuant to the Equity Purchase Agreement, Shengrong WFOE sold 100% equity interests in Hubei Shengrong to Hopeway to irrevocably forfeit and cancel all the shares owned by Hopeway.

Acquisition of Wuge

On January 3, 2020, the Company’s indirectly subsidiary, Tongrong WFOE, entered into VIE agreements with Sichuan Wuge Network Games Co., Ltd. (“Wuge”), a PRC company. The VIE agreements were assigned in whole to the Company’s indirectly subsidiary, Makesi Iot Technology (Shanghai) Co., Ltd. (“Makesi WFOE”), a PRC company, in January 2021, through which Makesi WFOE has the right to control, manage and operate Wuge in return for a service fee equal to 100% of Wuge’s net income.

Disposition of China Sunlong

On June 30, 2020, the Company disposed China Sunlong and its subsidiaries, including Shengrong Environmental Protection Holding Company Limited (“Shengrong BVI”), a British Virgin Islands company, Hong Kong Shengrong Environmental Company Limited (“Sunrong HK”), a Hong Kong company, Shengrong WFOE, and Wuhan Host pursuant to a share purchase agreement with Jiazhen Li, a former Chief Executive Officer of the Company, and Long Liao and Chunyong Zheng, former shareholders of Wuhan Host. Pursuant to the share purchase agreement, the Company sold 100% equity interests in China Sunlong to Jiazhen Li in exchange for forfeition and cancellation of all 1,012,932 shares of common stock of the Company held by Long Liao and Chunyong Zheng. The Company sold its equity interest in China Sunlong due to the economic disruption in China’s Hubei Province as a result of the COVID-19 pandemic, where Shengrong Environmental Protection Technology (Wuhan) Limited and Wuhan Host Coating Materials, Limited, indirect subsidiaries of China Sunlong, are located.

The current corporate structure is as follows:

Recent Developments

Reincorporation

On March 23, 2020, the Board of Directors and majority stockholders (the “Consenting Stockholders”) holding an aggregate of 15,491,952 shares of Common Stock issued and outstanding as of March 22, 2020 took action by written consent to approve the conversion of the Company from a Nevada corporation to a Cayman Islands exempted company (the “Conversion”).

Following the completion of the Conversion, we are expected to qualify as a “foreign private issuer” under the rules and regulations of the SEC and we expect that the reduced reporting obligations associated with being a foreign private issuer will reduce operational, administrative, legal and accounting costs in the long term. We will remain subject to the mandates of the Sarbanes-Oxley Act, and, as long as our ordinary shares are listed on the Nasdaq, the governance and disclosure rules of that stock exchange. However, as a foreign private issuer, we will be exempt from certain rules under the Exchange Act that would otherwise apply if we were a company incorporated in the United States or did not meet the other conditions to qualify as a foreign private issuer. For example:

●	we may include in its SEC filings financial statements prepared in accordance with U.S. GAAP or with IFRS as issued by the IASB without reconciliation to U.S. GAAP;

●	we will not be required to provide as many Exchange Act reports, or as frequently or as promptly, as U.S. companies with securities registered under the Exchange Act. For example, we will not be required to file current reports on Form 8-K within four business days from the occurrence of specific material events. Instead, we will need to promptly furnish reports on Form 6-K any information that we (a) make or are required to make public under the laws of the Cayman Islands, (b) files or is required to file under the rules of any stock exchange or (c) otherwise distributes or is required to distribute to its shareholders. Unlike Form 8-K, there is no precise deadline by which Form 6-K must be furnished. In addition, we will not be required to file a annual report on Form 10-K, which may be due as soon as 60 days after its fiscal year end. As a foreign private issuer, we will be required to file an annual report on Form 20-F within four months after its fiscal year end;

●	we will not be required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we will not be required to conduct advisory votes on executive compensation;

●	we will be exempt from filing quarterly reports under the Exchange Act with the SEC;

●	we will not be subject to the requirement to comply with Regulation FD, which imposes certain restrictions on the selected disclosure of material information;

●	we will not be required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we will not be required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

We expect to take advantage of these exemptions if the Conversion is effected. Accordingly, after the completion of the Conversion, if you hold our securities, you may receive less information about the Company and our business than you currently receive with respect to the Company and be afforded less protection under the U.S. federal securities laws than you are entitled to currently. However, consistent with our policy of seeking input from, and engaging in discussions with, our stockholders, on executive compensation matters, we intend to provide disclosure relating to its executive compensation philosophy, policies and practices and conduct an advisory vote on executive compensation once every three years after the Conversion is effected. However, we expect to review this practice after the next such advisory vote and may at that time or in the future determine to conduct such advisory votes more frequently or to not conduct them at all.

Additionally, as a foreign private issuer, we will be permitted to follow corporate governance practices in accordance with Cayman Islands laws in lieu of certain Nasdaq corporate governance standards, such as the following Nasdaq corporate governance standards requiring that:

●	the majority of the board of directors be comprised of independent directors;

●	executive compensation be determined by independent directors or a committee of independent directors;

●	director nominees be selected, or recommended for selection by the board of directors, by independent directors or a committee of independent directors;

●	an audit committee be comprised of at least three members, each of whom is an independent director and one of whom has finance and accounting experience; and

●	all related party transactions be reviewed by the audit committee or another independent body of the board of directors.

Harney Westwood & Riegels, our Cayman Islands counsel, has advised us that there are no comparable Cayman Islands laws related to the above corporate governance standards. Notwithstanding the foregoing, we do not intend to initially rely on any Nasdaq exemptions or accommodations for foreign private issuers following the Conversion.

We believe the Conversion and the related reorganization will enhance stockholder value. However, we cannot predict what impact, if any, the Conversion and reorganization will have in the long term in light of the fact that the achievement of our objectives depends on many things, including, among other things, future laws and regulations, as well as the development of our business.

We have not completed the Conversion as of the date of this prospectus. While we currently expect the Conversion to take place promptly after certain regulatory requirements and approvals are met and obtained, our Board of Directors may defer or abandon the Conversion because of, among other reasons, changes in existing or proposed laws, our determination that the Conversion would involve tax or other risks that outweigh their benefits, our determination that the level of expected benefits associated with the Conversion would otherwise be reduced, a dispute with the taxation authorities over the Conversion (or certain aspects thereof), an unexpected increase in the cost to complete the Conversion or any other determination by our Board of Directors that the Conversion would not be in the best interests of the Company or its stockholders or that the Conversion would have material adverse consequences to the Company or its stockholders.

August 2020 Private Placement

On August 11, 2020, pursuant to certain securities purchase agreements, dated May 1, 2020, the Company issued 1,674,428 shares of its common stock, at a per share purchase price of $1.50, to eleven investors. The gross proceeds to the Company from this private placement were approximately $2.51 million. None of the investors is a “U.S. person” as defined under Regulation S. The shares of common stock issued in the private placement are exempt from the registration requirements of the Securities Act, pursuant to Regulation S promulgated thereunder.

February 2021 Offering

Registered Direct Offering and Private Placement

On February 18, 2021, we entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain purchasers, pursuant to which, on February 22, 2021, we sold (i) 4,166,666 shares of common stock, (ii) registered warrants (the “Registered Warrants”) to purchase an aggregate of up to 1,639,362 shares of common stock and (iii) unregistered warrants (the “Unregistered Warrants”) to purchase up to 2,527,304 shares (the “Warrant Shares”) of common stock in a registered direct offering (the “Registered Direct Offering”) and a concurrent private placement (the “Private Placement,” and together with the Registered Direct Offering, the “Offering”). The terms of the Offering were previously reported in a Form 8-K filed with the SEC on February 18, 2021 and the closing of the Offering was reported in a Form 8-K filed with the Commission on February 22, 2021.

The gross proceeds of the Offering of $24,999,996, before deducting placement agent fees and other expenses, are being used for working capital and general business purposes.

The Registered Warrants have a term of five years and are exercisable immediately at an exercise price of $6.72 per share, subject to adjustments thereunder, including a reduction in the exercise price, in the event of a subsequent offering at a price less than the then current exercise price, to the same price as the price in such offering (a “Price Protection Adjustment”).

The Unregistered Warrants have a term of five and one-half years and are first exercisable on the date that is the earlier of (i) six months after the date of issuance or (ii) the date on which the Company obtains stockholder approval approving the sale of the securities sold under the Securities Purchase Agreement, to purchase an aggregate of up to 2,527,304 shares of common stock. The Unregistered Warrants have an exercise price of $6.72 per share, subject to adjustments thereunder, including (x) a Price Protection Adjustment and (y) in the event the exercise price is more than $6.10, a reduction of the exercise price to $6.10, upon obtaining such stockholder approval.

The Offering was conducted pursuant to a placement agency agreement, dated February 18, 2021 (the “Placement Agency Agreement”), between the Company and Univest Securities, LLC (the “Placement Agent”), on a “reasonable best efforts” basis. The Company paid the Placement Agent a cash fee of $2,310,000, including $2,000,000 in commission which was equal to eight percent (8.0%) of the aggregate gross proceeds raised in this Offering, $250,000 in non-accountable expense which was equal to one percent (1%) of the aggregate gross proceeds raised in the Offering, and $60,000 in accountable expenses. Additionally, the Company issued to the Placement Agent warrants to purchase up to 208,333 shares of common stock, with a term of five years first exercisable six months after the date of issuance and at an exercise price of $6.00 per share.

Stockholder Approval

Pursuant to the Securities Purchase Agreement, we are required to hold a meeting of our stockholders not later than April 29, 2021 to seek such approval as may be required from our stockholders (the “Stockholder Approval”), in accordance with applicable law, the applicable rules and regulations of the Nasdaq Stock Market, our certificate of incorporation and bylaws and the Nevada Revised Statutes with respect to the issuance of the securities in the Offering, including the Warrants sold in the Private Placement, so that the issuance by us of shares of common stock in excess of the 6,954,059 shares (19.99% of the shares of common stock outstanding as of February 17, 2021, the date prior to entering into the Securities Purchase Agreement) in the aggregate (the “Issuable Maximum”), will be in compliance with Nasdaq Listing Rules 5635(a) and 5635(d) as described herein, and investors in the Offering will be able to exercise the Warrants prior to six months after the closing of the Offering.

In the event that despite our reasonable best efforts we are unable to obtain the Stockholder Approval by that date, we are required to hold an additional special meeting of stockholders and obtain Stockholder Approval by July 31, 2021.  In the event that despite our reasonable best efforts we are unable to obtain Stockholder Approval by that date, we are required to hold additional meetings of our stockholders each fiscal quarter until Stockholder Approval has been obtained.  Until we have obtained Stockholder Approval, we may not consummate any subsequent financings at less than an effective price of $6.72 per share of our common stock.

Risk Factor Summary

Investing in our common stock involves a high degree of risk. Below is a summary of material factors that make an investment in our common stock speculative or risky. Importantly, this summary does not address all of the risks that we face. Please refer to the information contained in and incorporated by reference under the heading “Risk Factors” on page 10 of this prospectus and under similar headings in the other documents that are filed with the SEC, and incorporated by reference into this prospectus and any accompanying prospectus supplement for additional discussion of the risks summarized in this risk factor summary as well as other risks that we face. These risks include, but are not limited to, the following:

●	the economic, financial, and other impacts of the COVID-19 pandemic;

●	increased competition in the business and industry that we are involved in;

●	reliance on a limited number of customers;

●	technology and cyber security risk;

●	our ability to successfully expand in our existing market segments and penetrate new market segments;

●	our financial performance, including our revenues, cost of revenues, operating expenses, and our ability to attain and sustain profitability

●	our ability to generate and sustain positive cash flow;

●	our ability to attract and retain qualified employees and key personnel;

●	general business, economic conditions in China where all of our operations are located;

●	the uncertainty of the political and regulatory development in China;

●	the occurrence of natural and unnatural catastrophic events and claims resulting from such events;

●	volatility in our common stock price; and

●	dilution to existing holders of our common stock.

Implications of Being a Smaller Reporting Company

We qualify as an “smaller reporting company” as defined in Rule 405 of the Securities Act and Item 10 of Regulation S-K. A smaller reporting company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

●	the ability to include only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations disclosure;

●	the reduced disclosure obligation regarding executive compensation under Item 402 of Regulation S-K;

●	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002.

We may take advantage of these provisions for so long as we remain a smaller reporting company. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million.

EXECUTIVE COMPENSATION

The following table presents information concerning the total compensation of the (i) each person serving as our principal executive officer (“PEO”), (ii) each person serving as our principal financial officer (“PFO”) and (iii) our two most highly compensated executive officers other than our PEO and PFO whose total compensation exceeded $100,000 (collectively with the PEO and PFO, the “Named Executive Officers”) for services rendered to the Company in all capacities for the years ended December 31, 2020 and 2019:

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Other Compensation ($)	Total ($)

Yimin Jin (1)	2020	100,000	-	-	-	-	100,000
(Co-CEO)	2019	100,000	-	-	-	-	100,000

Wei Xu (2)	2020	10,000	-	-	-	-	10,000
(President)	2019	10,000	-	-	-	-	10,000

Yuguo Zhang (3)	2020	83,333	-	-	-	-	83,333
(Former President)	2019	66,667	-	-	-	-	66,667

Yi Li (4)	2020	30,000	-	-	-	-	30,000
(CFO)	2019	30,000	-	-	-	-	30,000

(1)	Ms. Yimin Jin was appointed as the Co-CEO of the Company on April 15, 2019. Mr. Jin is also a director of the Company. The amounts reflect the compensation Mr. Jin received for his services as the Co-CEO and a director of the Company.

(2)	Mr. Wei Xu was appointed as the President of the Company on October 29, 2020. Mr. Xu is also a director of the Company. The amounts reflect the compensation Mr. Xu received for his services as the President and a director of the Company.

(3)	Mr. Yuguo Zhang was appointed as the President and a director of the Company on April 25, 2019. Mr. Zhang resigned as a director on February 25, 2020 and resigned as the President on October 29, 2020. The amounts reflect the compensation Mr. Zhang received for his services as the President and a director of the Company.

(4)	Ms. Yi Li was appointed as the CFO of the Company on April 25, 2019. The amounts reflect the compensation Ms. Li received for her services as the CFO of the Company.

Grants of Plan Based Awards in the Fiscal Year Ended December 31, 2020

During the fiscal year ended December 31, 2020, no shares of common stock were granted to our officers and directors under the plan.

Outstanding Equity Awards at Fiscal Year-End

None.

Employment Contracts, Termination of Employment, Change-in-Control Arrangements

We have entered into employment agreements with each of Yimin Jin and Yi Li. Under these agreements, the respective executive officer is employed for a specified time period. We may terminate employment for cause, at any time, without advance notice or remuneration, for certain acts of the executive officer, such as conviction or plea of guilty to a crime, or misconduct or a failure to perform agreed duties. The executive officer may resign at any time with a three-month advance written notice.

The officers also agreed to enter into additional confidential information and invention assignment agreements and are subject to certain non-compete and non-solicitation restrictions for a period one year following termination.

Director Compensation

The following table represents compensation earned by our non-executive directors in fiscal year ended December 31, 2020.

Name	Fees earned in cash ($)	Stock awards ($)	Option awards ($)	All other compensation ($)	Total ($)
Yuguo Zhang (1)	$83,333	-	-	-	$83,333
Qihai Wang (2)	$10,000	-	-	-	$10,000
Xueyuan Han (3)	$10,000	-	-	-	10,000
Manli Long (4)	$10,000	-	-	-	$10,000
Mingze Yin (5)	$10,000	-	-	-	$10,000
Min Zhu (6)	$10,000	-	-	-	$10,000
Wei Xu (7)	$10,000	-	-	-	$10,000
Yajing Li (8)	$2,000	-	-	-	$2,000

(1)	Mr. Yuguo Zhang was appointed as a director of the Company on April 25, 2019. Mr. Zhang resigned from his position on February 25, 2020.

(2)	Mr. Qihai Wang was appointed as a director of the Company on April 24, 2019.

(3)	Ms. Xueyuan Han was appointed as a director of the Company on April 08, 2019. Mr. Han resigned from his position on February 25, 2020.

(4)	Ms. Manli Long was appointed as a director of the Company on April 08, 2019. Ms. Long resigned from her position on February 11, 2021

(5)	Mr. Mingze Yin was appointed as a director of the Company on March 22, 2019. Mr. Yin resigned from his position on November 16, 2020.

(6)	Ms. Min Zhu was appointed as a director of the Company on March 22, 2019. Mr. Zhu resigned from her position on February 11, 2021

(7)	Mr. Wei Xu was appointed as a director of the Company on January 3, 2020. Mr. Wei Xu is also the President of the Company. The amounts reflect the compensation Mr. Xu received for his services as the President and a director of the Company.

(8)	Ms. Yajing Li was appointed as a director of the Company on November 16, 2020.

RISK FACTORS

Holding shares of common stock involves a high degree of risk. You should carefully consider and evaluate all of the information contained in this prospectus and in the documents that we incorporate by reference into this prospectus before you decide to accept any Warrant Shares. In particular, you should carefully consider and evaluate the risks and uncertainties described under the heading “Risk Factors” in this prospectus, or in the documents incorporated by reference herein. Any of the risks and uncertainties set forth in this prospectus, as updated by annual, quarterly and other reports and documents that we file with the SEC and incorporate by reference into this prospectus, could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the value of our common stock.

Risks Related to Our Business and Operations

Our business, results of operations and financial condition have been and may be further adversely affected by global public health epidemics, including the strain of coronavirus known as COVID-19.

In December 2019, a novel strain of coronavirus causing respiratory illness (“COVID-19”) surfaced in Wuhan, China, spreading at a fast rate in January and February of 2020, and confirmed cases were also reported in other parts of the world. In reaction to this outbreak, an increasing number of countries imposed travel suspensions to and from China following the World Health Organization’s “public health emergency of international concern” announcement on January 30, 2020. Since this outbreak, business activities in China and many other countries including U.S. have been disrupted by a series of emergency quarantine measures taken by the government.

As a result, our operations in China and U.S. have been materially affected. Our office in Hubei Province, China were closed since the lockdown was enforced on January 23, 2020. The economic disruption caused by COVID-19 were catastrophic for our waste management business in Wuhan, which had no revenue and negative operating income since the fourth quarter of 2019 and no revenue or operating income for the first and second quarter of 2020. We lost employees, suppliers and customers and were not been able to recover. As a result, we sold our businesses located in Wuhan. See “Our Company – Corporate History – Disposition of China Sunlong”. Our offices in Jiangsu Province and Sichuan Province in China were temporarily closed from early February until early March 2020. We have seen a slowdown in revenue growth in first three quarters of 2020.

The extent to which COVID-19 negatively impacts our business is highly uncertain and cannot be accurately predicted. We believe that the coronavirus outbreak and the measures taken to control it may have a significant negative impact on not only our business, but economic activities globally. The magnitude of this negative effect on the continuity of our business operation in China and in the U.S. remains uncertain. These uncertainties impede our ability to conduct our daily operations and could materially and adversely affect our business, financial condition and results of operations, and as a result could adversely affect our stock price and create more volatility.

Our operating companies, Jiangsu Ronghai and Wuge, both contractually controlled by the Company, have limited operating histories, which make it difficult to evaluate their businesses and prospects.

Jiangsu Ronghai began operating in May 2009 and has a limited operating history. Jiangsu Ronghai generated $18.31 million in revenue in 2017, $17.47 million in revenue in 2018, $19.58 million in 2019 and $8.95 million in nine months ended September 30, 2020. But the past revenue might not be indicative of future performance. Similarly, Wuge commenced operation in October 2019 and is in the development stage. Wuge has generated about $723 in revenue in the nine months ended September 30, 2020. We cannot guarantee whether Wuge will continue to generate revenue. You should consider our future prospects in light of the risks and uncertainties experienced by early stage companies in evolving industries, such as the coal products and alternative energy industries and the Internet of Things industry in China. Jiangsu Ronghai’s and Wuge’s limited history may not serve as an adequate basis to judge our future prospects and results of operations. Our operations are subject to all of the risks, challenges, complications and delays frequently encountered in connection with the operation of any new business, as well as those risks that are specific to the coal trading industry. Investors should evaluate us in light of the problems and uncertainties frequently encountered by companies attempting to develop markets for new products and technologies. Despite our best efforts, we may never overcome these obstacles.

Changes to policies and regulations, as well as local environmental requirements on exploiting and using coal or its products, are likely to have an impact on the coal market, which will affect the Company’s earnings.

We will continue to encounter risks and difficulties that companies at a similar stage of development frequently experience, including the potential failure to:

●	obtain sufficient working capital and increase its registered capital to support expansion of our industrial and mining recycling business;

●	comply with any changes in the laws and regulations of the PRC or local province that may affect our operations;

●	expand our customer base;

●	maintain adequate control of default risks and expenses allowing us to realize anticipated revenue growth;

●	implement our growth strategies and plans and adapt and modify them as needed;

●	integrate any future business combinations; and

●	anticipate and adapt to changing conditions in the Chinese industrial and mining recycling industry resulting from changes in government regulations, mergers and Business Combinations involving our competitors, and other significant competitive and market dynamics.

If we are unable to address any or all of the foregoing risks, our business may be materially and adversely affected.

Our revenues are highly dependent on a small number of customers, and we will likely continue to be dependent on a small number of customers.

For the three months ended September 30, 2020, one customer accounted for 99.4% of the Company’s revenues. For the three months ended September 30, 2019, two customers accounted for 31.1% and 24.0% of the Company’s revenues. For the nine months ended September 30, 2020, one customer accounted for 99.4% of the Company’s revenues. For the nine months ended September 30, 2019, four customers accounted for 17.6%, 17.3%, 13.2% and 10.5% of the Company’s revenues. All the customers are customers of Jiangsu Ronghai. We are, and will likely continue to be, dependent on a small number of customers, and the loss of any such customer would materially and adversely affect our business, operating results and financial condition. Furthermore, as a result of our reliance on a limited number of customers, we could face pricing and other competitive pressures which may have a material adverse effect on our business, operating results and financial condition.

A significant part of Jiangsu Ronghai’s revenues is also derived from a small number of customers. Jiangsu Ronghai expects a small number of customers will continue to generate a substantial portion of our revenues for the foreseeable future. As of September 30, 2020, Nantong Linan Industrial Trading Co. Ltd. and Huainan Guoqi Trading Co. Ltd., Jiangsu Ronghai’s two largest customers, collectively accounted for 96.8% of the Company’s total sales. The loss of Nantong Linan and Huainan Guoqi, or the change of the contractual terms of the contract entered between Jiangsu Ronghai and Nantong Linan and Huainan Guoqi or any significant dispute with Nantong Linan and Huainan Guoqi could materially adversely affect the Company’s financial condition and results of operations.

If one or more of Jiangsu Ronghai’s customers does not perform under one or more contracts with it and Jiangsu Ronghai is not able to find a replacement contract, or if a customer exercises certain rights to terminate the contract, Jiangsu Ronghai could suffer a loss of revenues that could materially adversely affect its and the Company’s business, financial condition and results of operations.

The coal wholesale industry and IoT industry are competitive in China and could cause us to lose market share and revenues in the future.

The coal wholesale industry and IoT industry are very competitive in China, and we expect these industries to become more competitive as it begins to consolidate. Some of our competitors will likely have substantially greater financial, marketing and other resources than us. As a result, we could lose market share and our revenues could decline, thereby adversely affecting our earnings and potential for growth. While we believe that we will be able to successfully compete in this area as a result of our proprietary technology, there is no assurance that we will be able to hire and retain the necessary employees and compete successfully.

Wuge may be unable to gain any significant market acceptance for our products and services or be unable to establish a significant market presence.

Wuge’s growth strategy for is substantially dependent upon our ability to market our intended products and services successfully to prospective clients in China. This requires that we heavily rely upon our development and marketing partners. Failure to select the right development and marketing partners will significantly delay or prohibit our ability to develop our intended products and services, market the products and gain market acceptance. Our intended products and services may not achieve significant market acceptance. If acceptance is achieved, it may not be sustained for any significant period of time. Failure of our intended products and services to achieve or sustain market acceptance could have a material adverse effect on our business, financial conditions and the results of our operations.

If potential users within the target markets do not widely adopt Code Chain technology and IoT services or Wuge fails to achieve and sustain sufficient market acceptance, we will not generate sufficient revenue, if at all, and our growth prospects, financial condition and results of operations could be harmed.

Wuge may never gain significant acceptance in the marketplace and, therefore, may never generate substantial revenue or allow us to achieve or maintain profitability. Widespread adoption of Code Chain technology and IoT services in China depends on many factors, including acceptance by users that such systems and methods or other options. Our ability to achieve commercial market acceptance for Wuge or any other future products also depends on the strength of our sales, marketing and distribution organizations.

Cyber security risks could adversely affect Wuge’s busines and disrupt its operations.

The threats to network and data security are increasingly diverse and sophisticated. Despite our efforts and processes to prevent breaches, Wuge’s products devices and those of third parties that we use in our operations are vulnerable to cyber security risks, including cyber attacks such as viruses and worms, phishing attacks, denial-of-service attacks, physical or electronic break-ins, employee theft or misuse, and similar disruptions from unauthorized tampering with our servers and computer systems or those of third parties that we use in our operations, which could lead to interruptions, delays, loss of critical data, and loss of consumer confidence.

In addition, we may be the target of email scams that attempt to acquire sensitive information or company assets. Despite our efforts to create security barriers to such threats, we may not be able to entirely mitigate these risks. Any cyber attack that attempts to obtain our data and assets, disrupt our service, or otherwise access our systems, or those of third parties we use, if successful, could adversely affect our business, operating results, and financial condition, be expensive to remedy, and damage our reputation.

An assertion by a third party that we are infringing its intellectual property could subject us to costly and time-consuming litigation or expensive licenses and our business could be harmed.

The technology industries involving IoT devices, software and services are characterized by the existence of a large number of patents, copyrights, trademarks and trade secrets and by frequent litigation based on allegations of infringement or other violations of intellectual property rights. Much of this litigation involves patent holding companies or other adverse patent owners who have no relevant product revenues of their own, and against whom our own patent portfolio may provide little or no deterrence.

We cannot assure you that we, our subsidiaries or our variable interest entities will prevail in any future intellectual property infringement or other litigation given the complex technical issues and inherent uncertainties in such litigation. Defending such claims, regardless of their merit, could be time-consuming and distracting to management, result in costly litigation or settlement, cause development delays, or require us or our subsidiaries to enter into royalty or licensing agreements. In addition, we, our subsidiaries or our variable interest entities could be obligated to indemnify our customers against third parties’ claims of intellectual property infringement based on our products or solutions. If our products or solutions violate any third-party intellectual property rights, we could be required to withdraw them from the market, re-develop them or seek to obtain licenses from third parties, which might not be available on reasonable terms or at all. Any efforts to re-develop our products or solutions, obtain licenses from third parties on favourable terms or license a substitute technology might not be successful and, in any case, might substantially increase our costs and harm our business, financial condition and operating results. Withdrawal of any of our products or solutions from the market could harm our business, financial condition and operating results.

Failure to manage Jiangsu Ronghai and Wuge effectively since its acquisition could materially impact our business.

The recent acquisition of Jiangsu Ronghai and Wuge have placed, and future growth will place, a significant strain on the Company’s management, administrative, operational and financial infrastructure. The Company’s success will depend in part on its ability to manage Jiangsu Ronghai and Wuge effectively. To manage the recent and expected growth of its operations and personnel, the Company will need to continue to improve its operational, financial and management controls and its reporting systems and procedures. Failure to effectively manage Jiangsu Ronghai and Wuge could result in difficulty or delays in deploying the Company’s services to customers, declines in quality or customer satisfaction, increases in costs, difficulties in introducing new features or other operational difficulties. Any of these difficulties could adversely impact the Company’s business performance and results of operations.

Jiangsu Ronghai’s business and results of operations are dependent on the PRC coal markets, which may be cyclical.

As its revenue is substantially derived from the sale of steam coal, Jiangsu Ronghai’s business and operating results are substantially dependent on the domestic supply of steam coal. The PRC coal market is cyclical and exhibits fluctuation in supply and demand from year to year and is subject to numerous factors beyond our control, including, but not limited to, economic conditions in the PRC, global economic conditions, and fluctuations in industries with high demand for coal, such as the utilities and steel industries. Fluctuations in supply and demand for coal affects coal prices which, in turn, may have an adverse effect on our operating and financial performance. The demand for coal is primarily affected by overall economic development and the demand for coal from the electricity generation, steel and construction industries. The supply of coal, on the other hand, is primarily affected by the geographic location of the coal supplies, the volume of coal produced by domestic and international coal suppliers, and the quality and price of competing sources of coal. Alternative fuels such as natural gas and oil, alternative energy sources such as hydroelectric power and nuclear power, and international shipping costs also impact the market demand for coal. Excess demand for coal may increase coal prices, which would have an adverse effect on the cost of goods sold which would, in turn, cause a short-term decline in our profitability if we are unable to increase the price of our steam coal to our customers. Local government may regulate residential winter heating prices so they are not increased above a certain threshold, thus our residential heating customers may not be able to pay higher steam coal prices. As a result, Jiangsu Ronghai may not be able to increase its steam coal price in response to any increase in coal price or Jiangsu Ronghai may have to decrease its steam coal price when it renews contracts with its customers. As a result, Jiangsu Ronghai may not able to keep its gross margin.

Our results of operations are subject, to a significant extent, to economic, political and legal developments in the PRC.

All of the sales of Jiangsu Ronghai and Wuge were made to customers based in the PRC. We expect that a majority of their sales will continue be made to customers based in the PRC. Accordingly, the economic, political and social conditions, as well as government policies, of the PRC may affect our business. The PRC economy differs from the economies of most developed countries in many respects, including: (i) structure; (ii) level of government involvement; (iii) level of development; (iv) growth rate; (v) control of foreign exchange and (vi) allocation of resources. The PRC economy has been transitioning from a planned economy to a more market-oriented economy. For the past two decades, the PRC government has implemented economic reform measures emphasizing the utilization of market forces in the development of the PRC economy. Changes in the PRC’s political, economic and social conditions, laws, regulations and policies could materially and adversely affect our business and results of operations. In addition, the PRC government indirectly influences coal prices through its regulation of power tariffs and its control over the allocation of the transportation capacity of the national rail system. Any significant downturn in coal prices in the PRC could materially and adversely affect our business and results of operations. Additionally, the PRC government could adopt new policies that could shift demand away from coal to other energy sources. Any significant decline in demand for, or over-supply of, coal could materially and adversely affect our revenues from coal export sales.

Competition could put downward pressure on coal prices and, as a result, materially and adversely affect our revenues and profitability.

Jiangsu Ronghai competes with numerous other domestic and foreign coal producers for domestic sales. Overcapacity and increased production within the domestic coal industry, and decelerating steel demand in Asia have at times, and could in the future, materially reduce coal prices and therefore could materially reduce our revenues and profitability. Potential changes to international trade agreements, trade policies, trade concessions or other political and economic arrangements may benefit coal producers operating in countries other than China. We may not be able to compete on the basis of price or other factors with companies that in the future benefit from favorable foreign trade policies or other arrangements. In addition, our ability to ship our coal to international customers depends on port capacity, which is limited. Increased competition within the coal industry for international sales could result in us not being able to obtain throughput capacity at port facilities, or could result in the rates for such throughput capacity increasing to a point where it is not economically feasible to export our coal.

The domestic coal industry has experienced consolidation in recent years, including consolidation among some of our major competitors. In addition, substantial overcapacity exists in the coal industry and several other large coal companies have also filed, and others may file, bankruptcy proceedings which could enable them to lower their productions costs and thereby reduce the price for their coal, which in turn could adversely affect our revenues if we are not able to similarly reduce our prices. Consolidation in the coal industry or current or future bankruptcy proceedings of our coal competitors could adversely affect our competitive position.

In addition to competing with other coal producers, Jiangsu Ronghai competes generally with producers of other fuels, such as natural gas. Natural gas pricing has declined significantly in recent years. The decline in the price of natural gas has caused demand for coal to decrease and adversely affected the price of our coal. Sustained periods of low natural gas prices have also contributed to utilities phasing out or closing existing coal-fired power plants and continued low prices could reduce or eliminate construction of any new coal-fired power plants. This trend has, and could continue to have, a material adverse effect on demand and prices for our coal. Moreover, the construction of new pipelines and other natural gas distribution channels may increase competition within regional markets and thereby decrease the demand for and price of our coal.

As a “smaller reporting company” under applicable law, we will be subject to lessened disclosure requirements. Such reduced disclosure may make our common stock less attractive to investors.

For as long as we remain an “smaller reporting company” as defined in Rule 405 of the Securities Act and Item 10 of the Regulation S-K, we will elect to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “smaller reporting companies”, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and the ability to include only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations disclosure. Because of these lessened regulatory requirements, our stockholders would be left without information or rights available to stockholders of more mature companies. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Risks Related to Our Corporate Structure

The failure to comply with PRC regulations relating to mergers and acquisition of domestic enterprises by offshore special purpose vehicles may subject the Company to severe fines or penalties and create other regulatory uncertainties regarding the Company’s corporate structure.

On August 8, 2006, the Ministry of Commerce (“MOFCOM”), joined by the China Securities Regulatory Commission (“CSRC”), the State-owned Assets Supervision and Administration Commission of the State Council, the State Administration of Taxation (“SAT”), the State Administration for Industry and Commerce, and the State Administration of Foreign Exchange (“SAFE”), jointly promulgated regulations entitled the Provisions Regarding Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Rules”), which took effect as of September 8, 2006, and which were amended on June 22, 2009. These regulations, among other things, contained certain provisions that require offshore companies formed for the purpose of acquiring PRC domestic companies and controlled directly or indirectly by PRC individuals and companies which are related parties with PRC domestic companies to obtain the approval of MOFCOM prior to engaging in such acquisitions and to obtain the approval of the CSRC prior to publicly listing special purpose vehicle securities on an overseas stock market. On September 21, 2006, the CSRC published on its official website a notice specifying the documents and materials that are required to be submitted for obtaining CSRC approval.

The application of the M&A Rules with respect to the Company’s corporate structure remains unclear, with no current consensus existing among leading PRC law firms regarding the scope and applicability of the M&A Rules. We believe that the MOFCOM and CSRC approvals under the M&A Rules are not required in the context of the contractual arrangements with Jiangsu Ronghai and Wuge, our operating entities in China, because both Tongrong WFOE and Makesi WFOE were incorporated as wholly owned foreign investment enterprise with the approval of local department of commerce. However, we cannot be certain that the relevant PRC government agencies, including the CSRC and MOFCOM, would reach the same conclusion, and we cannot be certain that MOFCOM or the CSRC will not deem that the contractual arrangements circumvent the M&A Rules, and other rules and notices, or that prior MOFCOM or CSRC approval is required for overseas financing.

If the CSRC, MOFCOM, or another PRC regulatory agency subsequently determines that CSRC, MOFCOM or other approval was required for the contractual arrangement with Jiangsu Ronghai and Wuge, our operating entities in China, or if prior CSRC approval for overseas financings is required and not obtained, the Company may face severe regulatory actions or other sanctions from MOFCOM, the CSRC or other PRC regulatory agencies. In such event, these regulatory agencies may impose fines or other penalties on our operations in the PRC, limit our operating privileges in the PRC, delay or restrict the repatriation of the proceeds from overseas financings into the PRC, restrict or prohibit payment or remittance of dividends to us or take other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our shares of common stock. The CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to delay or cancel overseas financings, to restructure the Company’s corporate structure, or to seek regulatory approvals that may be difficult or costly to obtain.

The M&A Rules, along with certain foreign exchange regulations discussed below, will be interpreted or implemented by the relevant government authorities in connection with our future offshore financings or acquisitions, and we cannot predict how they will affect our future acquisition strategy.

PRC regulations relating to investments in offshore companies by PRC residents may subject the Company’s PRC-resident beneficial owners or its PRC subsidiaries to liability or penalties, limit our ability to inject capital into its PRC subsidiaries or limit its PRC subsidiaries’ ability to increase their registered capital or distribute profits.

SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment through Special Purpose Vehicles (“SAFE Circular 37”) on July 4, 2014, which replaced the former circular commonly known as “SAFE Circular 75” promulgated by SAFE on October 21, 2005. SAFE Circular 37 requires PRC residents to register with local branches of SAFE in connection with their direct establishment or indirect control of an offshore entity, for the purpose of overseas investment and financing, with such PRC residents’ legally owned assets or equity interests in domestic enterprises or offshore assets or interests, referred to in SAFE Circular 37 as a “special purpose vehicle.” SAFE Circular 37 further requires amendment to such registration in the event of any significant changes with respect to a special purpose vehicle, such as an increase or decrease of capital contributed by PRC individuals to such entity, a share transfer or exchange, a merger, division or any other material event relating to such entity. In the event that a PRC resident holding interests in a special purpose vehicle fails to fulfill the required SAFE registration, the PRC subsidiaries of that special purpose vehicle may be prohibited from making profit distributions to the offshore parent of such entity and from carrying out subsequent cross-border foreign exchange activities, and such special purpose vehicle may be restricted in its ability to contribute additional capital into its PRC subsidiary. Moreover, failure to comply with the various SAFE registration requirements described above could result in liability under PRC law for evasion of foreign exchange controls.

SAFE promulgated the Notice of SAFE on Further Simplifying and Improving Policies for the Foreign Exchange Administration of Direct Investment (“SAFE Circular 13”) on February 13, 2015, which became effective on June 1, 2015. SAFE Circular 13 cancels two administrative approval items: foreign exchange registration under domestic direct investment and foreign exchange registration under overseas direct investment; instead, banks shall directly examine and handle foreign exchange registration under domestic direct investment and foreign exchange registration under overseas direct investment, and SAFE and its branch shall indirectly regulate the foreign exchange registration of direct investment through banks.

The Company may not be aware of the identities of all of its beneficial owners who are PRC residents. The Company does not have control over its beneficial owners and cannot assure you that all of its PRC-resident beneficial owners will comply with SAFE Circular 37, SAFE Circular 13 and subsequent rules implemented by SAFE. The failure of the Company’s beneficial owners who are PRC residents to register or amend their SAFE registrations in a timely manner pursuant to SAFE Circular 37, SAFE Circular 13 and subsequent implementation rules, or the failure of future beneficial owners of the Company who are PRC residents to comply with the registration procedures set forth in SAFE Circular 37, SAFE Circular 13 and subsequent implementation rules, may subject such beneficial owners or our PRC subsidiaries to fines and legal sanctions. Furthermore, since SAFE Circular 37 and SAFE Circular 13 was recently promulgated and it is unclear how such regulations, and any future regulations concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant PRC government authorities, the Company cannot predict how these regulations will affect its business operations or future strategy. Failure to register or comply with relevant requirements may also limit the Company’s ability to contribute additional capital to its PRC subsidiaries and limit its PRC subsidiaries’ ability to distribute dividends to the Company. These risks may have a material adverse effect on the Company’s business, financial condition and results of operations.

If Jiangsu Ronghai or Wuge fails to maintain the requisite licenses and approvals required under PRC law, our business, financial condition and results of operations may be materially and adversely affected.

Foreign investment is highly regulated by the PRC government and local authorities. Jiangsu Ronghai and Wuge are required to obtain and maintain certain licenses or approvals from different regulatory authorities in order to operate their respective current businesses. These licenses and approvals are essential to the operation of their businesses, for example, the value-added telecommunication business carried out by Wuge. If Jiangsu Ronghai and Wuge fail to obtain or maintain any of the required licenses or approvals for its business, we may be subject to various penalties, such as fines and the discontinuation or restriction of its operations. Any such disruption in the business operations of Jiangsu Ronghai and Wuge could materially and adversely affect our business, financial condition and results of operations.

If the PRC government finds that the agreements that establish the structure for operating our businesses in China do not comply with applicable PRC laws and regulations, or if these laws and regulations or their interpretations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations.

PRC laws and regulations impose certain restrictions and prohibitions on foreign ownership of companies that engage in Internet and other related businesses. The Special Administrative Measures for Entrance of Foreign Investment (Negative List) (2020 Version) provides that foreign investors are generally not allowed to own more than 50% of the equity interests in a value-added telecommunication service provider other than an e-commerce service provider, among others, and the Provisions on the Administration of Foreign-Invested Telecommunications Enterprises (2016 Revision) requires that the major foreign investor in a value-added telecommunication service provider in China must have experience in providing value-added telecommunications services overseas and maintain a good track record.

To ensure compliance with the PRC laws and regulations, our wholly owned subsidiary, or WFOE, conduct our business in China mainly through our Wuge based on a series of contractual arrangements by and among our WFOE, our VIE and the respective shareholders of our VIE, which enable us to (i) exercise effective control over our VIEs, (ii) receive substantially all of the economic benefits of our VIEs, and (iii) have an exclusive option to purchase all or part of the equity interests and assets in our VIEs when and to the extent permitted by PRC law. As a result of these contractual arrangements, we have control over and are the primary beneficiary of our VIE and hence consolidate their financial results into our consolidated financial statements under IFRS. See “Corporate History and Structure” for further details.

If the contractual arrangements among our WFOEs, our VIEs and their respective shareholders are determined to be illegal or invalid, or if we or our VIEs fail to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities would have broad discretion in dealing with such violations or failures, including:

●	revoking the business license and/or operating license of such entities;

●	placing restrictions on our operations or our right to collect revenues;

●	imposing fines, confiscating the income from our WFOEs or VIEs, or imposing other requirements with which we or our VIEs may not be able to comply;

●	requiring us to restructure our ownership structure or operations, including terminating the contractual arrangements and deregistering equity pledges made by the shareholders of our VIEs, which in turn would affect our ability to consolidate, derive economic interests from, or exert effective control over our VIEs;

●	restricting or prohibiting our use of the proceeds of this offering to finance our business and operations in China; or

●	taking other regulatory or enforcement actions that could be harmful to our business.

The imposition of any of these penalties could cause us to lose our right to direct the activities of our VIEs or our right to receive substantially all of the economic benefits and residual returns from our VIEs and result in a material adverse effect on our ability to conduct our business. In addition, it is unclear what impact these actions would have on us and on our ability to consolidate the financial results of our VIEs in our consolidated financial statements, if the PRC government authorities were to find our legal structure and contractual arrangements to be in violation of PRC laws and regulations. If we are not able to restructure our ownership structure and operations in a manner satisfactory to relevant PRC regulatory authorities, our results of operations and financial condition could be materially and adversely affected.

Substantial uncertainties exist with respect to the interpretation and implementation of the newly enacted PRC Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance, business operations and financial results.

On March 15, 2019, the National People’s Congress approved the Foreign Investment Law, which came into effect on January 1, 2020 and replaced the Sino-Foreign Equity Joint Venture Enterprise Law, the Sino-Foreign Cooperative Joint Venture Enterprise Law and the Foreign Owned Enterprise Law as the legal basis for foreign investment in the PRC. The Foreign Investment Law defines the “foreign investment” as investment activities in China conducted directly or indirectly by foreign investors in the following manners: (i) the foreign investor, by itself or together with other investors, establishes a foreign invested enterprise in China; (ii) the foreign investor acquires shares, equities, asset tranches, or similar rights and interests of enterprises in China; (iii) the foreign investor, by itself or together with other investors, invests in and establishes new projects in China; or (iv) the foreign investor invests through other approaches as stipulated by laws, administrative regulations or as otherwise regulated by the State Council. However, since the Foreign Investment Law is relatively new, uncertainties still exist in relation to its interpretation and implementation. While the Foreign Investment Law does not explicitly classify contractual arrangements as a form of foreign investment, it is possible that foreign investment via contractual arrangements may be interpreted as a type of indirect foreign investment activity that falls within the definition of “foreign investment” or future laws, administrative regulations or provisions promulgated by the State Council.

In any of these cases, our contractual arrangements may be deemed to be in violation of the market access requirements for foreign investment under the PRC laws and regulations. Furthermore, if future laws, administrative regulations or provisions prescribed by the State Council mandate further actions to be taken by companies with respect to existing contractual arrangements, we may face substantial uncertainties as to whether we can complete such actions in a timely manner, or at all. Failure to take timely and appropriate measures to cope with any of these or similar regulatory compliance challenges could materially and adversely affect our current corporate structure and business operations.

Risks Related to Doing Business in China

A slowdown of the Chinese economy or adverse changes in economic and political policies of the PRC government could negatively impact China’s overall economic growth, which could materially adversely affect our business.

We are a holding company and all of our operations are entirely conducted in the PRC. Although the PRC economy has grown in recent years, the pace of growth has slowed, and even that rate of growth may not continue. The annual rate of growth in the PRC declined from 6.9% in 2017 to 6.6% in 2018 to 6.1% in 2019, its lowest since 1990. A slowdown in overall economic growth, an economic downturn or recession or other adverse economic developments in the PRC may materially reduce the demand for our products and may have a materially adverse effect on our business.

China’s economy differs from the economies of most other countries in many respects, including the amount of government involvement in the economy, the general level of economic development, growth rates and government control of foreign exchange and the allocation of resources. While the PRC economy has grown significantly over the past few decades, this growth has remained uneven across different periods, regions and economic sectors.

The PRC government also exercises significant control over China’s economic growth by allocating resources, controlling the payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Any actions and policies adopted by the PRC government could negatively impact the Chinese economy or the economy of the region(s) that we serve, which could materially adversely affect our business.

Substantial uncertainties and restrictions with respect to the political and economic policies of the PRC government and PRC laws and regulations could have a significant impact upon the business that the Company may be able to conduct in the PRC and accordingly on the results of its operations and financial condition.

The Company’s business operations may be adversely affected by the current and future political environment in the PRC. The Chinese government exerts substantial influence and control over the manner in which the Company must conduct its business activities. The Company’s ability to operate in China may be adversely affected by changes in Chinese laws and regulations. Under the current government leadership, the government of the PRC has been pursuing economic reform policies that encourage private economic activities. However, the government of the PRC may not continue to pursue these policies or may significantly alter these policies from time to time without notice.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including, but not limited to, the laws and regulations governing the Company’s business, or the enforcement and performance of the Company’s arrangements with borrowers in the event of the imposition of statutory liens, death, bankruptcy or criminal proceedings. Only after 1979 did the Chinese government begin to promulgate a comprehensive system of laws that regulate economic affairs in general, deal with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade, as well as encourage foreign investment in China. Although the influence of the law has been increasing, China has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. Also, because these laws and regulations are relatively new, and because of the limited volume of published cases and their lack of force as precedents, interpretation and enforcement of these laws and regulations involve significant uncertainties. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. In addition, there have been constant changes and amendments of laws and regulations over the past 30 years in order to keep up with the rapidly changing society and economy in China. Because government agencies and courts provide interpretations of laws and regulations and decide contractual disputes and issues, their inexperience in adjudicating new business and new polices or regulations in certain less developed areas causes uncertainty and may affect the Company’s business. Consequently, we cannot predict the future direction of Chinese legislative activities with respect to either businesses with foreign investment or the effectiveness on enforcement of laws and regulations in China. The uncertainties, including new laws and regulations and changes of existing laws, as well as judicial interpretation by inexperienced officials in the agencies and courts in certain areas, may cause possible problems to foreign investors, including investors in shares of our common stock.

Jiangsu Ronghai’s and Wuge’s business is subject to extensive regulation and supervision by state, provincial and local government authorities, which may interfere with the way the Company conducts its business and may negatively impact its financial results.

Jiangsu Ronghai and Wuge is subject to extensive and complex state, provincial and local laws, rules and regulations with regard to its loan operations, capital structure, maximum interest rates, allowance for loan losses, among other things, as set out in “Business — Government Regulations” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on April 17, 2020, and Amendment No. 1 to Annual Report Form 10-K, filed with the SEC on May 14, 2020. These laws, rules and regulations are issued by different central government ministries and departments, provincial and local governments and are enforced by different local authorities in China’s Hubei Province, the city of Wuhan, the city of Suzhou, and the city of Chengdu. As a result of the complexity, uncertainties and constant changes in these laws, rules and regulation, including changes in interpretation and implementation of such, Jiangsu Ronghai’s and Wuge’s business activities and growth may be adversely affected if it does not respond to such changes in a timely manner or is found to be in violation of the applicable laws, regulations and policies as a result of a position taken by the relevant competent authority in the interpretation of such applicable laws, regulations and policies that is different from Jiangsu Ronghai’s and Wuge’s position. If Jiangsu Ronghai or Wuge is found to be not in compliance with such laws and regulations, it may be subject to sanctions by regulatory authorities, monetary penalties and/or reputation damage, which could have a material adverse effect on the Company’s business operations and profitability.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions against us or our management, in China, based upon United States laws, including the U.S. federal securities laws, or other foreign laws.

We are a holding company that is incorporated in the State of Nevada, however substantially all of our operations are conducted in China, and substantially all of our assets are located in China. All of our current directors and officers reside in China, and substantially all of the assets of such persons are located outside of the United States. As a result, Allbright Law Offices, our counsel as to PRC law, has advised us that it may be difficult for a shareholder to effect service of process within the United States upon such persons, or to enforce judgments against us which are obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Allbright Law Offices have further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States providing for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors or officers if they decide that the judgment violates the basic principles of PRC laws, national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States.

Allbright Law Offices have also advised us that in the event shareholders originate an action against a company without domicile in China for disputes related to contracts or other property interests, the PRC courts may accept a cause of action if (a) the disputed contract is concluded or performed in the PRC or the disputed subject matter is located in the PRC, (b) the company (as defendant) has properties that can be seized within the PRC, (c) the company has a representative organization within the PRC, or (d) the parties chose to submit to the jurisdiction of the PRC courts in the contract on the condition that such submission does not violate the requirements of jurisdiction under the PRC Civil Procedures Law. The action may be initiated by a shareholder by filing a complaint with the PRC courts. The PRC courts would determine whether to accept the complaint in accordance with the PRC Civil Procedures Law. A shareholder may participate in the action by itself or entrust any other person or PRC legal counsel to participate on behalf of such shareholder. Foreign citizens and companies will have the same rights as PRC citizens and companies in such an action unless such foreign country restricts the rights of PRC citizens and companies.

Our ability to pay dividends may be restricted due to foreign exchange control and other regulations of China.

As an offshore holding company, we will rely principally on dividends from our subsidiaries in China, WFOEs, for our cash requirements. Under the applicable PRC laws and regulations, foreign-invested enterprises in China may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, a foreign-invested enterprise in China is required to set aside a portion of its after-tax profit to fund specific reserve funds prior to payment of dividends. In particular, at least 10% of its after-tax profits based on PRC accounting standards each year is required to be set aside towards its general reserves until the accumulative amount of such reserves reach 50% of its registered capital. These reserves are not distributable as cash dividends.

Furthermore, WFOE’s ability to pay dividends may be restricted due to foreign exchange control policies and the availability of its cash balance. Substantially all of the Company’s operations are conducted in China and all of the revenue we recognize, through WFOE will be denominated in RMB. RMB is subject to exchange control regulation in China, and, as a result, WFOE may be unable to distribute any dividends outside of China due to PRC exchange control regulations that restrict our ability to convert RMB into U.S. dollars.

The lack of dividends or other payments from WFOE may limit our ability to make investments or business combinations that could be beneficial to our business, pay dividends or otherwise fund, and conduct our business. Our funds may not be readily available to us to satisfy obligations which have been incurred outside the PRC, which could adversely affect our business and prospects or our ability to meet our cash obligations. Accordingly, if we do not receive dividends from WFOE, our liquidity and financial condition will be materially and adversely affected.

Dividends payable to our foreign investors and gains on the sale of our shares of common stock by our foreign investors may become subject to tax by the PRC.

Under the PRC Enterprise Income Tax Law (the “New EIT Law”) and its implementation regulations issued by the State Council of the PRC, a 10% PRC withholding tax is applicable to dividends payable to investors that are non-resident enterprises, which do not have an establishment or place of business in the PRC or which have such establishment or place of business but the dividends are not effectively connected with such establishment or place of business, to the extent such dividends are derived from sources within the PRC. Similarly, any gain realized on the transfer of shares of our common stock by holders of such shares is also subject to PRC tax at a current rate of 10%, subject to any reduction or exemption set forth in relevant tax treaties, if such gain is regarded as income derived from sources within the PRC. If we are deemed a PRC resident enterprise, dividends paid on our shares of common stock, and any gain realized from the transfer of such shares, would be treated as income derived from sources within the PRC and would as a result be subject to PRC taxation. Furthermore, if we are deemed a PRC resident enterprise, dividends payable to individual holders of our shares of common stock who are non-PRC residents and any gain realized on the transfer of such shares by such holders may be subject to PRC tax at a current rate of 20%, subject to any reduction or exemption set forth in applicable tax treaties. It is unclear whether we or any of our subsidiaries that are organized outside of China are considered a PRC resident enterprise, or if holders of our shares of common stock would be able to claim the benefit of income tax treaties or agreements entered into between China and other countries or areas. If dividends payable to our non-PRC holders of shares of our common stock, or gains from the transfer of such shares by such holders are subject to PRC tax, the value of your investment in our shares of common stock may decline significantly.

Our global income may be subject to PRC taxes under the PRC Enterprise Income Tax Law, which could have a material adverse effect on our results of operations.

Under the New EIT Law and its amendment and implementation rules, which became effective in January 2008, an enterprise established outside of the PRC with a “de facto management body” located within the PRC is considered a PRC resident enterprise and will be subject to the PRC’s enterprise income tax at the rate of 25% on its global income. Such implementation rules define the term “de facto management bodies” as “establishments that carry out substantial and overall management and control over the manufacturing and business operations, personnel and human resources, finance and treasury, and business combination and disposition of properties and other assets of an enterprise.” On April 22, 2009, the SAT issued a circular (“SAT Circular 82”), which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although the SAT Circular 82 only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the determining criteria set forth in SAT Circular 82 may reflect the SAT’s general position on how the “de facto management body” text should be applied in determining the resident status of all offshore enterprises for the purpose of PRC taxation, regardless of whether they are controlled by PRC enterprises or individuals. Although we do not believe that our legal entities organized outside of the PRC constitute PRC resident enterprises, it is possible that the PRC tax authorities could reach a different conclusion. In such case, we may be considered a PRC resident enterprise and may therefore be subject to the 25% enterprise income tax on our global income, which could significantly increase our tax burden and materially and adversely affect our cash flow and profitability. In addition to the uncertainty regarding how the new PRC resident enterprise classification for tax purposes may apply, it is also possible that the rules may change in the future, possibly with retroactive effect.

We and our shareholders face uncertainties with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

On February 3, 2015, the SAT issued an Announcement on Several Issues Concerning Enterprise Income Tax on Income Arising from Indirect Transfers of Property by Non-PRC Resident Enterprises (“Announcement 7”), which became effective on the same date. Under Announcement 7, an “indirect transfer” refers to a transaction where a non-resident enterprise transfers its equity interest or other similar interest in an offshore holding company, which directly or indirectly holds Chinese taxable assets (the assets of an “establishment or place” situated in China; real property situated in China and equity interest in Chinese resident enterprises) and under Announcement 7 any such indirect transfer without reasonable commercial purposes is subject to the PRC taxation. In addition, Announcement 7 specifies the conditions under which an indirect transfer is deemed to lack a reasonable commercial purpose which include: (1) 75% or more of the value of the offshore holding company’s equity is derived from Chinese taxable assets, (2) anytime in the year prior to the occurrence of an indirect transfer of Chinese taxable assets, 90% or more of the total assets (excluding cash) of the offshore holding company are direct or indirect investment in China, or 90% or more of the revenue of the offshore holding company was sourced from China; (3) the functions performed and risks assumed by the offshore holding company(ies), although incorporated in an offshore jurisdiction to conform to the corporate law requirements there, are insufficient to substantiate their corporate existence and (4) the foreign income tax payable in respect of an indirect transfer is lower than the Chinese tax which would otherwise be payable in respect of a direct transfer if such transfer were treated as a direct transfer. As a result, gains derived from such indirect transfer will be subject to PRC enterprise income tax, currently at a rate of 10%.

Announcement 7 grants a safe harbor under certain qualifying circumstances, including transfers in the public securities market and certain intragroup restricting transactions, however, there is uncertainty as to the implementation of Announcement 7. For example, Announcement 7 requires a buyer to withhold the applicable taxes without specifying how to obtain the information necessary to calculate taxes and when the applicable tax shall be submitted. Announcement 7 may be determined by the tax authorities to be applicable to our offshore restructuring transactions or sale of the securities of our offshore subsidiaries where non-resident enterprises, being the transferors, were involved. Though Announcement 7 does not impose a mandatory obligation to file a report of taxable events, the transferring party shall be subject to PRC withholding tax if the certain tax filing conditions are met. Non-filing may result in an administrative penalty varying from 50% to 300% of unpaid taxes. As a result, we and our non-resident enterprises in such transactions may become at risk of being subject to taxation under Announcement 7, and may be required to expend valuable resources to comply with Announcement 7 or to establish that we and our non-resident enterprises should not be taxed under Announcement 7, for any restructuring or disposal of securities of our offshore subsidiaries, which may have a material adverse effect on our financial condition and results of operations.

Enhanced scrutiny over acquisition transactions by the PRC tax authorities may have a negative impact on potential acquisitions that we may pursue in the future.

The PRC tax authorities have enhanced their scrutiny over the direct or indirect transfer of certain taxable assets, including, in particular, equity interests in a PRC resident enterprise, by a non-resident enterprise by promulgating and implementing SAT Circular 59 and Circular 698, which became effective in January 2008, and a Circular 7 in replacement of some of the existing rules in Circular 698, which became effective in February 2015.

Under Circular 698, where a non-resident enterprise conducts an “indirect transfer” by transferring the equity interests of a PRC “resident enterprise” indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise may be subject to PRC enterprise income tax if the indirect transfer is considered to be an abusive use of company structure without reasonable commercial purposes. As a result, gains derived from such indirect transfer may be subject to a PRC tax at a rate of up to 10%. Circular 698 also provides that, where a non-PRC resident enterprise transfers its equity interests in a PRC resident enterprise to its related parties at a price lower than the fair market value, the relevant tax authority has the power to make a reasonable adjustment to the taxable income of the transaction.

In February 2015, the SAT issued Circular 7 to replace the rules relating to indirect transfers in Circular 698. Circular 7 has introduced a new tax regime that is significantly different from that under Circular 698. Circular 7 extends its tax jurisdiction to not only indirect transfers set forth under Circular 698 but also transactions involving transfer of other taxable assets, through the offshore transfer of a foreign intermediate holding company. In addition, Circular 7 provides clearer criteria than Circular 698 on how to assess reasonable commercial purposes and has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. Circular 7 also brings challenges to both the foreign transferor and transferee (or other person who is obligated to pay for the transfer) of the taxable assets. Where a non-resident enterprise conducts an “indirect transfer” by transferring the taxable assets indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise, the transferee, or the PRC entity which directly owned the taxable assets may report to the relevant tax authority such indirect transfer. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring a PRC tax. As a result, gains derived from such indirect transfer may be subject to the PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise.

We face uncertainties on the reporting and consequences on future private equity financing transactions, share exchange or other transactions involving the transfer of shares in our Company by investors that are non-PRC resident enterprises. The PRC tax authorities may pursue such non-resident enterprises with respect to a filing or the transferees with respect to withholding obligation, and request our PRC subsidiaries to assist in the filing. As a result, we and non-resident enterprises in such transactions may become at risk of being subject to filing obligations or being taxed, under Circular 59 or Circular 698 and Circular 7, and may be required to expend valuable resources to comply with Circular 59, Circular 698 and Circular 7 or to establish that we and our non-resident enterprises should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations.

The PRC tax authorities have the discretion under SAT Circular 59, Circular 698 and Circular 7 to make adjustments to the taxable capital gains based on the difference between the fair value of the taxable assets transferred and the cost of investment. We may pursue acquisitions in the future that may involve complex corporate structures. If we are considered a non-resident enterprise under the New EIT Law and if the PRC tax authorities make adjustments to the taxable income of the transactions under SAT Circular 59 or Circular 698 and Circular 7, our income tax costs associated with such potential acquisitions will be increased, which may have an adverse effect on our financial condition and results of operations.

Restrictions on currency exchange may limit our ability to utilize our revenue effectively.

Substantially all of our revenue is denominated in Renminbi. The Renminbi is currently convertible under the “current account,” which includes dividends, trade and service-related foreign exchange transactions, but not under the “capital account,” which includes foreign direct investment and loans. Currently, our PRC subsidiaries, which are wholly-foreign owned enterprises, may purchase foreign currency for settlement of “current account transactions,” including payment of dividends to us, without the approval of SAFE by complying with certain procedural requirements. However, the relevant PRC governmental authorities may limit or eliminate our ability to purchase foreign currencies in the future for current account transactions. Since a significant amount of our future revenue will be denominated in Renminbi, any existing and future restrictions on currency exchange may limit our ability to utilize revenue generated in Renminbi to fund our business activities outside of the PRC or pay dividends in foreign currencies to our shareholders. Foreign exchange transactions under the capital account remain subject to limitations and require approvals from, or registration with, SAFE or banks and other relevant PRC governmental authorities. This could affect our ability to obtain foreign currency through debt or equity financing for all of our PRC subsidiaries.

Fluctuations in the foreign currency exchange rate between U.S. Dollars and Renminbi could adversely affect our financial condition.

The value of the RMB against the U.S. dollar and other currencies may fluctuate. Exchange rates are affected by, among other things, changes in political and economic conditions and the foreign exchange policy adopted by the PRC government. On July 21, 2005, the PRC government changed its policy of pegging the value of the RMB to the U.S. dollar. Under this policy, the RMB is permitted to fluctuate within a narrow and managed band against a basket of foreign currencies. Following the removal of the U.S. dollar peg, the RMB appreciated more than 20% against the U.S. dollar over three years. From July 2008 until June 2010, however, the RMB traded stably within a narrow range against the U.S. dollar. On June 20, 2010, the People’s Bank of China announced that the PRC government would reform the RMB exchange rate regime and increase the flexibility of the exchange rate. In April 2012, the PRC government announced it would allow greater RMB exchange rate fluctuation. On August 11, 12 and 13, 2015, the PRC government successively set the central parity rate for the RMB more than 3% lower in the aggregate than that of August 10, 2015 and announced that it will begin taking into account previous day’s trading in setting the central parity rate. In 2015, the RMB experienced a 4.88% drop in value, and on January 4, 2016 the PRC government set the U.S. dollar- RMB currency pair to a reference rate of 6.5%, the lowest rate in 4.5 years, on January 6, 2017, the reference rate was 0.9% up-regulated by the PRC government. However, it is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the RMB and the U.S. dollar in the future. As significant international pressure remains on the PRC government to adopt a more flexible currency policy, greater fluctuation of the RMB against the U.S. dollar could result.

Our revenues and costs are mostly denominated in the RMB, and a significant portion of our financial assets are also denominated in the RMB. Any significant fluctuations in the exchange rate between the RMB and the U.S. dollar may materially adversely affect our cash flows, revenues, earnings and financial position, and the amount of and any dividends we may pay on our shares in U.S. dollars. Fluctuations in the exchange rate between the RMB and the U.S. dollar could also result in foreign currency translation losses for financial reporting purposes.

If any dividend is declared in the future and paid in a foreign currency, you may be taxed on a larger amount in U.S. dollars than the U.S. dollar amount that you will actually ultimately receive.

If you are a U.S. holder of our shares of common stock, you will be taxed on the U.S. dollar value of your dividends, if any, at the time you receive them, even if you actually receive a smaller amount of U.S. dollars when the payment is in fact converted into U.S. dollars. Specifically, if a dividend is declared and paid in a foreign currency such as the RMB, the amount of the dividend distribution that you must include in your income as a U.S. holder will be the U.S. dollar value of the payments made in the foreign currency, determined at the spot rate of the foreign currency to the U.S. dollar on the date the dividend distribution is includible in your income, regardless of whether the payment is in fact converted into U.S. dollars. Thus, if the value of the foreign currency decreases before you actually convert the currency into U.S. dollars, you will be taxed on a larger amount in U.S. dollars than the U.S. dollar amount that you will actually ultimately receive.

Future inflation in China may inhibit economic activity and adversely affect the Company’s operations.

The Chinese economy has experienced periods of rapid expansion in recent years which can lead to high rates of inflation or deflation. This has caused the PRC government to, from time to time, enact various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may in the future cause the PRC government to once again impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China. Any action on the part of the PRC government that seeks to control credit and/or prices may adversely affect the Company’s business operations.

PRC laws and regulations have established more complex procedures for certain acquisitions of Chinese companies by foreign investors, which could make it more difficult for the Company to pursue growth through acquisitions in China.

Further to the M&A Rules, the Anti-monopoly Law of the PRC, the Rules of Ministry of Commerce on Implementation of Security Review System of Mergers and Acquisitions of Domestic Enterprises by Foreign Investors promulgated by MOFCOM or the MOFCOM Security Review Rules, was issued in August 2011, which established additional procedures and requirements that are expected to make merger and acquisition activities in China by foreign investors more time-consuming and complex, including requirements in some instances that MOFCOM be notified in advance of any change of control transaction in which a foreign investor takes control of a PRC enterprise, or that the approval from MOFCOM be obtained in circumstances where overseas companies established or controlled by PRC enterprises or residents acquire affiliated domestic companies. PRC laws and regulations also require certain merger and acquisition transactions to be subject to merger control review and or security review.

The MOFCOM Security Review Rules, effective on September 1, 2011, which implement the Notice of the General Office of the State Council on Establishing the Security Review System for Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, promulgated on February 3, 2011, provide that, when deciding whether a specific merger or acquisition of a domestic enterprise by foreign investors is subject to the security review by MOFCOM, the principle of substance over form should be applied and foreign investors are prohibited from bypassing the review requirement by structuring transactions through proxies, trusts, indirect investments, leases, loans, control through agreements control or offshore transactions. In addition, Measures for Security Review of Foreign Investment stipulated by NDRC and MOFCOM on December 19, 2020, effective on January 18, 2021, which also provides that security review shall be conducted for the foreign investments that affect or may affect national security.

Further, if the business of any target company that the Company seeks to acquire falls into the scope of such review, the Company may not be able to successfully acquire such company either by equity or asset acquisition, capital contribution or through any contractual agreements. The Company may grow its business in part by acquiring other companies operating in its industry. Complying with the requirements of the relevant regulations to complete such transactions could be time consuming, and any required approval processes, including approval from MOFCOM, may delay or inhibit its ability to complete such transactions, which could affect its ability to maintain or expand its market share.

In addition, on June 1, 2015, SAFE promulgated the Circular on the Settlement of Foreign Currency Capital of Foreign-invested Enterprises (“Circular 19,”) which provides that the registered capital of a foreign-invested company settled in RMB and converted from foreign currencies may only be used within the business scope approved by the applicable governmental authority and the equity investments in the PRC made by the foreign-invested company shall be subject to the laws and regulations applicable to the foreign-invested company’s reinvestment in the PRC. In addition, Circular 19 provides that foreign-invested companies cannot use such capital to make investments in securities, and cannot use such capital to issue entrusted RMB loans (except approved in its business scope) or repay RMB loans between the enterprises and the ones which have been transferred to the third party. Circular 19 may significantly limit our ability to effectively use the proceeds from future financing activities, as our Chinese subsidiaries may not convert any funds received from us in foreign currencies into RMB, which may adversely affect their liquidity and our ability to fund and expand our business in the PRC.

SAFE issued the Circular on Reforming and Regulating Policies on the Control over Foreign Exchange Settlement of Capital Accounts (“Circular 16”) on June 9, 2016, which became effective on such date. Pursuant to Circular 16, enterprises registered in the PRC may also convert their foreign debts from foreign currency to RMB on self-discretionary basis. Circular 16 provides an integrated standard for conversion of foreign exchange under capital account items (including but not limited to foreign currency capital and foreign debts) on self-discretionary basis which applies to all enterprises registered in the PRC. Circular 16 reiterates the principle that RMB converted from foreign currency-denominated capital of a company may not be directly or indirectly used for purpose beyond its business scope or prohibited by PRC Laws or regulations, while such converted RMB shall not be provided as loans to a company’s non-affiliated entities. As Circular 16 is newly issued and SAFE has not provided detailed guidelines with respect to its interpretation or implementation, it is uncertain how these rules will be interpreted and implemented.

Failure to comply with the United States Foreign Corrupt Practices Act and Chinese anti-corruption laws could subject us to penalties and other adverse consequences.

As we are a reporting company and our common stock is listed on Nasdaq, we are subject to the United States Foreign Corrupt Practices Act, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Non-U.S. companies, including some that may compete with us, may not be subject to these prohibitions. In addition, in 2012, the central government of the PRC commenced a far-reaching campaign against corruption. That ongoing campaign involves aggressive enforcement of existing Chinese anti-corruption laws. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices may occur from time-to-time in the PRC. Our employees or other agents may engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

SEC administrative proceedings against the Chinese affiliates of multi-national accounting firms, and/or any related adverse regulatory development in the PRC, may result in our financial statements being determined to not be in compliance with the requirements of the Exchange Act.

In December 2012, the SEC brought administrative proceedings against five major accounting firms in China, alleging that they had refused to produce audit work papers and other documents related to certain other China-based companies under investigation by the SEC. On January 22, 2014, an initial administrative law decision was issued by the SEC, censuring these accounting firms and suspending four of these firms from practicing before the SEC for a period of six months. On February 12, 2014, four of these PRC-based accounting firms appealed to the SEC against this decision. In February 2015, each of the four PRC-based accounting firms agreed to a censure and to pay a fine to the SEC to settle the dispute and avoid suspension of their ability to practice before the SEC. The settlement requires the firms to follow detailed procedures to seek to provide the SEC with access to Chinese firms’ audit documents via the Chinese Securities Regulatory Commission. If the firms do not follow these procedures, the SEC could restart the administrative proceedings.

In the event that the SEC restarts the administrative proceedings or initiates new proceedings against other firms, depending upon the final outcome, listed companies in the United States with major PRC operations may find it difficult or impossible to retain auditors in respect of their operations in the PRC, which could result in financial statements being determined to not be in compliance with the requirements of the Exchange Act, including possible delisting of our shares of common stock from Nasdaq. Moreover, any negative news about the proceedings against these audit firms may cause investor uncertainty regarding China-based, United States-listed companies and the market price of our shares may be adversely affected.

If our independent registered public accounting firm was denied, even temporarily, the ability to practice before the SEC and we were unable to timely find another registered public accounting firm to audit and issue an opinion on our financial statements, our financial statements could be determined not to be in compliance with the requirements of the Exchange Act. Such a determination could ultimately lead to our delisting from Nasdaq or deregistration from the SEC, or both, which would substantially reduce or effectively terminate the trading of our shares of common stock in the United States.

If we become directly subject to any scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve such matter(s), which could harm our business operations and our reputation and could result in a loss of your investment in our shares of common stock, especially if such matter(s) cannot be addressed and resolved favorably.

U.S. public companies that have substantially all of their operations in China have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered around financial and accounting irregularities, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result of such scrutiny, criticism and negative publicity, the publicly traded stock of many U.S.-listed Chinese companies has sharply decreased in value in the past and, in some cases, has become virtually worthless. Many such companies have become subject to shareholder lawsuits and SEC enforcement actions and have had to conduct internal and external investigations into such allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on our Company and our business. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend ourselves. This situation may be a major distraction to our management. If such allegations are not proven to be groundless, our Company and business operations will be severely hampered and your investment in our shares of common stock could be rendered worthless.

The disclosures in our reports and other filings with the SEC and our other public pronouncements are not subject to the scrutiny of any regulatory bodies in the PRC.

Our reports and other filings with the SEC are subject to SEC review in accordance with the rules and regulations promulgated by the SEC under the Securities Act and the Exchange Act. Our SEC filings and other disclosure and public pronouncements are not subject to the review or scrutiny of any PRC regulatory authority. For example, the disclosure in our SEC reports and other filings are not subject to the review by CSRC, a PRC regulator that is tasked with oversight of the capital markets in China. Accordingly, you should review our SEC reports, filings and our other public pronouncements with the understanding that no PRC regulator has conducted any review of our Company, our SEC reports, other filings with non-PRC regulatory authorities or any of our other public pronouncements outside the U.S.

Risks Related to Our Securities

We will have broad discretion as to any proceeds that we receive from the cash exercise by any holders of the Warrants, and we may not use the proceeds effectively.

We are offering our securities for an aggregate offering price of up to $500 million and to the extent that we receive such proceeds, we intend to use such proceeds for working capital and general corporate purposes. We have considerable discretion in the application of such proceeds. You will not have the opportunity, as part of your investment decision, to assess whether such proceeds are being used in a manner agreeable to you. You must rely on our judgment regarding the application of such proceeds, which may be used for corporate purposes that do not improve our profitability or increase the price of our shares of common stock. Such proceeds may also be placed in investments that do not produce income or that lose value. The failure to use such funds by us effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

A large number of shares of our common stock may be sold in the market following this offering, which may significantly depress the market price of our common stock.

The shares of our common stock sold in the offering will be freely tradable without restriction or further registration under the Securities Act. As a result, a substantial number of shares of our common stock may be sold in the public market following this offering. If there are significantly more shares of common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase the offered shares of our common stock and sellers remain willing to sell our shares of common stock.

Volatility in our common stock price may subject us to securities litigation.

The market for our common stock may have, when compared to seasoned issuers, significant price volatility and we expect that the price of our shares of common stock may continue to be more volatile than that of a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities to the Company and could divert our management’s attention and resources.

A market for the Company’s securities may not continue, which would adversely affect the liquidity and price of our common stock.

The price of the Company’s securities, including our shares of common stock, may fluctuate significantly due to the market’s reaction and general market and economic conditions. An active trading market for our securities, including our shares of common stock, may never develop or, if developed, it may not be sustained. In addition, the price of the Company’s common stock can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. Additionally, if the Company’s securities, including our shares of common stock, are not listed on, or become delisted from, Nasdaq for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of our common stock may be more limited than if we were quoted or listed on Nasdaq or another national securities exchange. In such event, you may be unable to sell your shares of common stock unless a market can be established or sustained.

Although our common stock trades on the Nasdaq Capital Market, there has traditionally only been a small market for our shares of common stock. For example, in the month of September 2020, our average volume per trading day was under 5,000 shares. While there have been, and there may continue to be days of exceptionally high volume, our shares may always remain “thinly-traded”, meaning that the number of persons interested in purchasing our shares at or near bid prices at any given time may be relatively small or non-existent. This situation may be attributable to a number of factors, including that we are relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and might be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. Broad or active public trading market for our shares may be sustained.

We could issue “blank check” preferred stock without stockholder approval with the effect of diluting then current stockholder interests and impairing their voting rights; and provisions in our charter documents could discourage a takeover that stockholders may consider favorable.

Our articles of incorporation, as amended, authorizes the issuance of up to 20,000,000 shares of “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by our board of directors. As of the date of this prospectus supplement, no shares of preferred stock have been designated. Our board of directors is empowered, without stockholder approval, to issue a series of preferred stock with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of, our common stockholders. The issuance of a series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control. For example, it would be possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our Company.

Our executive officers and directors own a significant percentage of our common stock and could be able to exert control over matters subject to stockholder approval.

As of March 15, 2021, our directors and executive officers, together with their affiliates, beneficially own approximately 29.59% of our outstanding shares of common stock. As a result, our executive officers and directors have influence to determine the outcome of matters submitted to our stockholders for approval, including the ability to defeat the election of our directors, amend or prevent amendment of our articles of incorporation or by-laws or effect or prevent a change in corporate control, merger, consolidation, takeover or other business combination. In addition, any sale of a significant amount of our common stock held by our directors and executive officers, or the possibility of such sales, could adversely affect the market price of our common stock. Management’s stock ownership may also discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing any gains from our common stock.

Additional stock offerings in the future may dilute then-existing shareholders’ percentage ownership of the Company.

Given our plans and expectations that we will need additional capital in the future, we anticipate that we will need to issue additional shares of common stock or securities convertible or exercisable for shares of common stock, including convertible preferred stock, convertible notes, stock options or warrants. The issuance of additional securities in the future will dilute the percentage ownership of then current stockholders and could negatively impact the price of our common stock.

The market price of the Company’s common stock may continue to be volatile.

The trading price of our common stock has been volatile and could continue to be subject to wide fluctuations in response to various factors, some of which are beyond our control. During the 12 months prior to the date of this prospectus, our common stock has traded at a low of $0.70 and a high of $11.62. From the beginning of 2021 through March 15, 2021, our common stock has traded at a low of $1.79 and a high of $11.62 irrespective of our operating performance and with no discernable announcements or developments by the company or third parties.  We may incur rapid and substantial decreases in our stock price in the foreseeable future that are unrelated to our operating performance or prospects. In addition, the recent outbreak of COVID-19 has caused broad stock market and industry fluctuations. The stock market in general and the market for companies such as us in particular have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, investors may experience losses on their investment in our common stock. A decline in the market price of our common stock also could adversely affect our ability to issue additional shares of common stock or other of our securities and our ability to obtain additional financing in the future. Factors affecting the trading price of the Company’s common stock may include:

●	actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

●	changes in the market’s expectations about our operating results;

●	success of competitors;

●	our operating results failing to meet the expectation of securities analysts or investors in a particular period;

●	changes in financial estimates and recommendations by securities analysts concerning the Company or the lending market in general;

●	operating and stock price performance of other companies that investors deem comparable to the Company;

●	our ability to market new and enhanced services on a timely basis;

●	changes in laws and regulations affecting our business;

●	commencement of, or involvement in, litigation involving the Company;

●	the Company’s ability to access the capital markets as needed;

●	changes in the Company’s capital structure, such as future issuances of securities or the incurrence of additional debt;

●	the volume of our common stock available for public sale;

●	any major change in our board or management;

●	sales of substantial amounts of shares of our common stock by our directors, executive officers or significant shareholders or the perception that such sales could occur; and

●	general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

A possible “short squeeze” due to a sudden increase in demand of our common stock that largely exceeds supply may lead to additional price volatility.

Historically there has not been a large short position in our common stock.  However, in the future investors may purchase shares of our common stock to hedge existing exposure or to speculate on the price of our common stock. Speculation on the price of our common stock may involve long and short exposures. To the extent an aggregate short exposure in our common stock becomes significant, investors with short exposure may have to pay a premium to purchase shares for delivery to share lenders at times if and when the price of our common stock increases significantly, particularly over a short period of time. Those purchases may in turn, dramatically increase the price of our common stock. This is often referred to as a “short squeeze.” A short squeeze could lead to volatile price movements in our common stock that are not directly correlated to our business prospects, financial performance or other traditional measures of value for the Company or its common stock.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with any applicable prospectus supplement, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in any applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in any applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We may also include in any prospectus supplement information, where applicable, about material U.S. federal income tax consequences relating to the securities, and the securities exchange or market, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings, one or more of the following securities:

●	common stock;

●	preferred stock;

●	secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities;

●	secured or unsecured convertible debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities;

●	warrants to purchase our securities;

●	rights to purchase our securities; or

●	units comprised of, or other combinations of, the foregoing securities.

The total initial offering price of all securities that we may issue in these offerings will not exceed $500,000,000.

We may issue the debt securities as exchangeable for or convertible into shares of common stock, preferred stock or other securities. The preferred stock may also be exchangeable for and/or convertible into shares of common stock, another series of preferred stock or other securities. When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.

DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock does not purport to be complete and is subject to and qualified in its entirety by our certificate of incorporation, our bylaws and by the applicable provisions of Nevada law.

Our authorized capital stock consists of 220,000,000 shares, par value $0.0001 per share, consisting of 200,000,000 shares of common stock and 20,000,000 shares of preferred stock.

Common Stock

As of March 15, 2021, there were 36,342,692 shares of our common stock issued and outstanding, held by approximately 350 stockholders of record. The outstanding shares of common stock are fully paid and non-assessable. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders.

We have one class of common stock. Holders of our common stock are entitled to one vote per share on all matters to be voted upon by stockholders and do not have cumulative voting rights in the election of directors. Holders of shares of common stock are entitled to receive on a pro rata basis such dividends, if any, as may be declared from time to time by our board of directors in its discretion from funds legally available for that use, subject to any preferential dividend rights of outstanding preferred stock. They are also entitled to share on a pro rata basis in any distribution to our common stockholders upon our liquidation, dissolution or winding up, subject to the prior rights of any outstanding preferred stock. Common stockholders do not have preemptive rights to subscribe to any additional stock issuances by us, and they do not have the right to require the redemption of their shares or the conversion of their shares into any other class of our stock. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of outstanding preferred stock and any series of preferred stock that we may designate and issue in the future.

Anti-Takeover Effects of Our Articles of Incorporation and Bylaw

The following provisions of our articles of incorporation and bylaws could have the effect of delaying or discouraging another party from acquiring control of us and could encourage persons seeking to acquire control of us to first negotiate with our board of directors:

●	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

●	the exclusive right of our board of directors to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on our board of directors;

●	the ability of our board of directors to authorize the issuance of shares of preferred stock and to determine the terms of those shares, including preferences and voting rights, without stockholder approval, which could adversely affect the rights of our common stockholders or be used to deter a possible acquisition of our company;

●	the ability of our board of directors to alter our bylaws without obtaining stockholder approval;

●	the required approval of the holders of at least two-thirds of the shares entitled to vote at an election of directors to adopt, amend or repeal our bylaws or repeal the provisions of our articles of incorporation and bylaws regarding the election and removal of directors;

●	the requirement that a special meeting of stockholders may be called only by the chairman of the board of directors, the chief executive officer, the president or the board of directors, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors; and

●	advance notice procedures that stockholders must comply with in order to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.

Transfer Agent and Registrar

The transfer agent of our common stock is Continental Stock Transfer & Trust Company. The address of our transfer agent is 1 State Street, 30th Floor, New York, NY 10004.

Nasdaq Capital Market Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “CCNC.”

Preferred Stock

As of the date of this prospectus, no shares of preferred stock were designated or issued and outstanding. Our board may fix the rights, preferences, privileges and restrictions of our authorized but undesignated preferred shares, including:

●	dividend rights and preferences over dividends on our common stock or any series of preferred stock;

●	the dividend rate (and whether dividends are cumulative);

●	conversion rights, if any;

●	voting rights;

●	rights and terms of redemption (including sinking fund provisions, if any);

●	redemption price and liquidation preferences of any wholly unissued series of any preferred stock and the designation thereof of any of them; and

●	to increase or decrease the number of shares of any series subsequent to the issue of shares of that series but not below the number of shares then outstanding.

You should refer to the prospectus supplement relating to the series of preferred stock being offered for the specific terms of that series, including:

●	title of the series and the number of shares in the series;

●	the price at which the preferred stock will be offered;

●	the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends on the preferred stock being offered will cumulate;

●	the voting rights, if any, of the holders of shares of the preferred stock being offered;

●	the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred stock being offered, including any restrictions on the foregoing as a result of arrearage in the payment of dividends or sinking fund installments;

●	the liquidation preference per share;

●	the terms and conditions, if applicable, upon which the preferred stock being offered will be convertible into our common stock, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

●	the terms and conditions, if applicable, upon which the preferred stock being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

●	any listing of the preferred stock being offered on any securities exchange;

●	a discussion of any material federal income tax considerations applicable to the preferred stock being offered;

●	any preemptive rights;

●	the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

●	any limitations on the issuance of any class or series of preferred stock ranking senior or equal to the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs; and

●	any additional rights, preferences, qualifications, limitations and restrictions of the series.

Upon issuance, the shares of preferred stock will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds.

Any preferred stock terms selected by our board of directors could decrease the amount of earnings and assets available for distribution to holders of our common stock or adversely affect the rights and power, including voting rights, of the holders of our common stock without any further vote or action by the stockholders. The rights of holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued by us in the future. The issuance of preferred stock could also have the effect of delaying or preventing a change in control of our company or make removal of management more difficult.

DESCRIPTION OF DEBT SECURITIES AND CONVERTIBLE DEBT SECURITIES

The following description, together with the additional information that we include in any applicable prospectus supplement, summarizes the material terms and provisions of the debt securities that may be offered from time to time under this prospectus. We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will generally apply to any future debt securities that may be offered under this prospectus, we will describe the particular terms of any debt securities that may be offered in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms we describe below.

We may issue secured or unsecured debt securities offered under this prospectus, which may be senior, subordinated or junior subordinated, and/or convertible and which may be issued in one or more series. We will issue any new senior debt securities under a senior indenture that we will enter into with a trustee named in such senior indenture. We will issue any subordinated debt securities under a subordinated indenture that we will enter into with a trustee named in such subordinated indenture. We will have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part. The terms of the debt securities will include those set forth in the applicable indenture, any related supplemental indenture and any related securities documents that are made a part of the indenture by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). You should read the summary below, the applicable prospectus supplement and the provisions of the applicable indenture, any supplemental indenture and any related security documents, if any, in their entirety before investing in our debt securities. We use the term “indentures” to refer to both the senior indentures and the subordinated indentures.

The indentures will be qualified under the Trust Indenture Act. We use the term “trustee” to refer to either a trustee under the senior indenture or a trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of any senior debt securities, any subordinated debt securities and the related indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indentures and any supplemental indenture or related document applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements related to the debt securities that are offered under this prospectus, as well as the complete indentures, that contains the terms of the debt securities. See the information under the heading “Where You Can Find Additional Information” for information on how to obtain a copy of the appropriate indenture. Except as we may otherwise indicate, the terms of any senior indenture and any subordinated indenture will be identical.

In addition, the material specific financial, legal and other terms as well as any material U.S. federal income tax consequences particular to securities of each series will be described in the prospectus supplement relating to the securities of that series. The prospectus supplement may or may not modify the general terms found in this prospectus and will be filed with the SEC. For a complete description of the terms of a particular series of debt securities, you should read both this prospectus and the prospectus supplement relating to that particular series.

We will describe in the applicable prospectus supplement the terms relating to a series of debt securities, including:

●	title;

●	principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

●	any limit on the amount that may be issued;

●	whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

●	the maturity date;

●	the principal amount due at maturity, and whether the debt securities will be issued with any original issue discount;

●	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

●	the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	the terms of the subordination of any series of subordinated debt;

●	the place where payments will be payable;

●	restrictions on transfer, sale or other assignment, if any;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

●	provisions for a sinking fund, purchase or other analogous fund, if any;

●	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

●	whether the indenture will restrict our ability and/or the ability of our subsidiaries to:

○	incur additional indebtedness;

○	issue additional securities;

○	issue guarantees;

○	create liens;

○	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

○	redeem capital stock;

○	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

○	make investments or other restricted payments;

○	sell or otherwise dispose of assets;

○	enter into sale-leaseback transactions;

○	engage in transactions with stockholders and affiliates;

○	issue or sell stock of or sell assets of our subsidiaries; or

○	effect a consolidation or merger;

●	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

●	a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

●	information describing any book-entry features;

●	the procedures for any auction and remarketing, if any;

●	the denominations in which we will issue the series of debt securities;

●	if other than U.S. dollars, the currency in which the series of debt securities will be denominated and the currency in which principal, premium, if any, and interest will be paid; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to or different than those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms which may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

In addition to the debt securities that may be offered pursuant to this prospectus, we may issue other debt securities in public or private offerings from time to time. These other debt securities may be issued under other indentures or documentation that are not described in this prospectus, and those debt securities may contain provisions materially different from the provisions applicable to one or more issues of debt securities offered pursuant to this prospectus.

Original Issue Discount

One or more series of debt securities offered under this prospectus may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. The federal income tax consequences and special considerations applicable to any series of debt securities generally will be described in the applicable prospectus supplement.

Senior Debt Securities

Payment of the principal or premium, if any, and interest on senior debt securities will rank on a parity with all of our other indebtedness that is not subordinated.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not limit the amount of indebtedness which we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or other securities, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of securities that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstance described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Events of Default under the Indentures

Except as otherwise set forth in an applicable prospectus supplement, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and payable and our failure continues for certain days and the time for payment has not been extended or deferred;

●	if we fail to pay the principal, or premium, if any, when due and payable and the time for payment has not been extended or delayed;

●	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant solely for the benefit of another series of debt securities, and our failure continues for certain days after we receive notice from the trustee or holders of a to-be-determined percentage in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

Governing Law

Except as otherwise specified in the applicable prospectus supplement, the indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our common stock and/or other securities described in this prospectus. Warrants may be issued independently or together with our common stock and/or other securities and may be attached to or separate from any offered securities. To the extent warrants that we issue are to be publicly-traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with such warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the warrant and warrant agreement, if any. The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants and a description of the material provisions of the applicable warrant agreement, if any. These terms may include the following:

●	the title of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the securities or other rights for which the warrants are exercisable;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;

●	if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;

●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of warrants that may be exercised at any time;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Each warrant will entitle the holder of warrants to purchase the amount of securities or other rights, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other material terms of the units and their constituent securities.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for working capital and general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in businesses and products that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. Pending the uses described above, we intend to invest the net proceeds in short-term, interest bearing, investment-grade securities.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

●	through agents to the public or to investors;

●	to one or more underwriters or distributors for resale to the public or to investors;

●	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act;

●	directly to investors in privately negotiated transactions;

●	directly to a purchaser pursuant to what is known as an “equity line of credit” as described below;

●	through a combination of these methods of sale; or

●	upon exercise of outstanding warrants.

The securities that we distribute by any of these methods may be sold, in one or more transactions, at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	prices related to prevailing market prices; or

●	negotiated prices.

The accompanying prospectus supplement will describe the terms of the offering of our securities, including:

●	the name or names of any agents or underwriters;

●	any securities exchange or market on which the common stock may be listed;

●	the purchase price and commission, if any, to be paid in connection with the sale of the securities being offered and the proceeds we will receive from the sale;

●	any over-allotment options pursuant to which underwriters may purchase additional securities from us;

●	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

●	any public offering price; and

●	any discounts or concessions allowed or reallowed or paid to dealers.

Sale Through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

We will provide in the applicable prospectus supplement any compensation we will pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our common stock all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR

SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the shares of our common stock being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Ortoli Rosenstadt LLP. The current address of Ortoli Rosenstadt LLP is 366 Madison Avenue, 3rd Floor, New York, NY 10017.

EXPERTS

The financial statements as of December 31, 2019 and 2018 and for the year then ended included in this prospectus have been so included in reliance on the report of WWC P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and special reports, along with other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities offered hereby under the Securities Act of 1933, as amended. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s internet site.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the documents we file with, or furnish to, it, which means that we can disclose important information to you by referring you to these documents. The information that we incorporate by reference into this prospectus forms a part of this prospectus, and information that we file later with the SEC automatically updates and supersedes any information in this prospectus. We incorporate by reference into this prospectus the documents listed below:

(a)	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on April 17, 2020, and Amendment No. 1 to Annual Report Form 10-K, filed with the SEC on May 14, 2020;

(b)	the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, filed with the SEC on June 26, 2020, and Amendment No. 1 to Quarterly Report on Form 10-Q, filed with the SEC on July 10, 2020;

(c)	the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020, filed with the SEC on August 13, 2020;

(d)	the Company’s Quarterly Report on Form 10-Q for the periods ended September 30, 2020 filed with the SEC on November 13, 2020; and

(e)	the Company’s Current Reports on Form 8-K, filed on March 9, 2021, March 3, 2021, March 1, 2021, February 22, 2021, February 18, 2021, February 11, 2021, February 4, 2021, February 1, 2021, January 11, 2021 (as amended on January 12, 2021), December 16, 2020 (as amended on January 29, 2021), November 17, 2020, October 29, 2020, August 12, 2020, July 6, 2020, May 22, 2020, May 21, 2020, May 18, 2020, May 15, 2020, May 1, 2020, April 13, 2020, March 30, 2020, March 12, 2020, February 26, 2020, January 29, 2020, January 13, 2020, January 3, 2020 and January 2, 2020.

(f)	the Company’s Preliminary Information Statement on Schedule 14C, filed with the SEC on September 22, 2020, and the Company’s Definitive Information Statement on Schedule 14C, filed with the SEC on October 2, 2020, as amended on November 18, 2020;

(g)	the Company’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on November 17, 2020; and

(h)	the Company’s registration statement on Form 8-A, filed with the SEC on July 23, 2015.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing date of this prospectus, through the date declared effective, until the termination of the offering of securities contemplated by this prospectus shall be deemed to be incorporated by reference into this prospectus. These documents that we file later with the Securities and Exchange Commission and that are incorporated by reference in this prospectus will automatically update information contained in this prospectus or that was previously incorporated by reference into this prospectus. You will be deemed to have notice of all information incorporated by reference in this prospectus as if that information was included in this prospectus.

We will provide to any person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus, at no cost to the requesting party, upon request to us in writing or by telephone using the following information:

Code Chain New Continent Limited

No 119 South Zhaojuesi Road

2nd Floor, Room 1
Chenghua District, Chengdu, Sichuan, China 610047

GD Culture Group Limited

810,277 Shares of Common Stock

Prospectus Supplement

Univest Securities, LLC

March 22, 2024